Exhibit 10.2

SAILTECH INTERNATIONAL, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is executed by Phillips Family Limited Partnership ("Investor"), a South Dakota limited partnership; Carey M. Phillips ("Phillips"), an Iowa resident and the general partner of Investor; SailTech International, Inc. (the "Company"), a Nevada corporation; SailTech Design, Inc., a Florida corporation, and SailTech Design, Inc., a British Columbia corporation, both direct or indirect subsidiaries of the Company (together, the "Subsidiaries" and, individually, a "Subsidiary"); and Gunter Richtler and W. Barry Girling (together, the "Managing Shareholders"), to record their agreement regarding the purchase by Investor of shares of common stock of the Company and related matters. The parties agree as follows:

ARTICLE 1
INTERPRETATION OF AGREEMENT

1.1Defined Terms. As used in this Agreement, the Disclosure Schedule, and the exhibits to this Agreement, the capitalized and uncapitalized terms that are defined in the Glossary of Defined Terms attached to this Agreement have the respective definitions attributed to them in the Glossary.

1.2Accounting Terms. Accounting terms that are used, but not defined, in this Agreement are to be construed and interpreted in accordance with "generally accepted accounting principles" in effect on the Execution Date, as described in Accounting Standards Board SAS No. 69 and established by various pronouncements of the Accounting Principles Board, the Financial Accounting Standards Board, and the American Institute of Certified Public Accountants.

1.3Headings; Exhibits; References. The headings preceding the articles and sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. All exhibits referred to in this Agreement and the Glossary of Defined Terms attached to this Agreement are an integral part of it and incorporated by reference in it. Unless otherwise expressly stated, a reference in this Agreement to an article, section, or exhibit is to an article, section, or exhibit of this Agreement.

ARTICLE 2
STOCK PURCHASE TRANSACTION

2.1Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, Investor shall purchase from the Company, and the Company shall sell, issue, and deliver to Investor, free and clear of any Lien, assessment, adverse claim, preemptive right, contract for sale, option to purchase, preemptive right, right of first offer or refusal, or other voting or transfer restriction of any kind whatsoever (except for any transfer restrictions imposed by the Shareholder Agreement and state and federal securities laws of the United States of America), 7,500,000 shares of the Common Stock of the Company for the purchase price specified in section 2.2. Title to the Shares will pass to Investor at the Closing.

2.2Purchase Price. The purchase price of the Shares is $1,500,000 US, or $.20 US per share. At the Closing, the Company shall issue and deliver to Investor the Shares, and Investor shall pay to the Company the entire purchase price for the Shares by bank draft, cashier's check, attorney trust account check, or bank wire transfer of immediately available funds to the Account. The Company shall deposit all the proceeds from the sale of the Shares into the Account and hold and disburse the funds in the Account as provided in section 2.15.

2.3Stock Purchase Warrants. The Company shall issue and deliver to Investor on the Closing Date warrants to purchase at any time during the five years following the Closing Date up to 2,000,000 shares of the Common Stock at a purchase price of $.75 US per share, subject to full ratchet anti-dilution protection and the other terms and conditions of the Warrant Certificate. The Company shall reserve from its authorized but unissued Common Stock and keep available until all warrants issued to Investor expire or are exercised that number of shares of the Common Stock that will be issuable on exercise of those warrants. Additionally, the Company shall reserve for listing on any stock exchange, or quotation in any inter-dealer quotation system, through which the Common Stock is publicly traded that number of shares of the Common Stock that will be issuable on exercise of all the warrants issued to Investor, and the Company shall maintain that listing for as long as the Common Stock is listed on the exchange or traded in the inter-dealer quotation system.

2.4Registration Rights. Investor, Phillips, and the Company shall enter into the Registration Rights Agreement granting to each of Investor and Phillips, beginning on the first anniversary of the Closing Date, demand and piggy-back registration rights with respect the Shares and any additional shares of the Common Stock that are issued or issuable to them.

2.5Anti-Dilution Protection. If the Company does any of the following dilutive acts (a "Dilutive Act") at any time on or after the Execution Date and before the fifth anniversary of the Closing Date: (a) issues to anyone shares of the Common Stock without consideration or for a purchase price lower than $.75US per share; (b) issues to anyone any securities of the Company that are convertible into, or exchangeable for, shares of the Common Stock ("Convertible Securities") without consideration or at an exchange or conversion price (determined as provided below) lower than $.75US per share; or (c) grants to anyone any right, option, warrant, or other agreement to purchase, subscribe for, or otherwise acquire shares of the Common Stock ("Derivative Securities") without consideration or for an exercise or purchase price (determined as provided below) lower than $.75US per share; then, in each case, and regardless of whether Investors has or exercises any statutory or contractual preemptive rights, the Company shall concurrently issue to Investor a sufficient number of additional shares of the Common Stock so the total number of shares of the Common Stock owned by Investor immediately before and immediately after the Dilutive Act represents the same percentage of the Common Stock outstanding on a fully diluted basis at those respective times. All calculations under this section are to be rounded up to the nearest whole share of the Common Stock.

A sale or issuance of Convertible Securities with an exchange or conversion price per share (determined as provided below) that is lower than $.75US per share will constitute for purposes of this section a cash sale or issuance of the maximum number of shares of the Common Stock issuable on the exchange or conversion of the Convertible Securities, effective as of the date when the Convertible Securities are sold or issued. Similarly, a grant or issuance of Derivative Securities with an exercise price per share (determined as provided below) that is lower than $.75US per share will constitute for purposes of this section a cash sale or issuance of the maximum number of shares of the Common Stock issuable on the exercise of the Derivative Securities, effective as of the date when the Derivative Securities are granted or issued. No further anti-dilution adjustment will be required on the subsequent issuance of additional shares of the Common Stock pursuant to the exercise of any Derivative Securities or the exchange or conversion of any Convertible Securities.

For purposes of the anti-dilution adjustment required by this section to account for a Dilutive Act, (i) the exercise price per share of any Derivative Security will be the sum of (A) the price per share at which shares of the Common Stock are issuable on exercise of the Derivative Security, plus (B) the consideration per share (if any) received by the Company for the grant or issuance of the Derivative Security; and (ii) the exchange or conversion price per share of any Convertible Security will be the quotient determined by dividing (A) the sum of (1) the consideration (if any) received or receivable by the Company for the sale or issuance of the Convertible Security, plus (2) the aggregate amount of additional consideration (if any) then payable to the Company on the exchange or conversion of the Convertible Security, by (B) the number of shares of the Common Stock then issuable on the exchange or conversion of the Convertible Security. For purposes of the foregoing, the value of any non-cash consideration received or receivable by the Company for the sale, grant, or issuance of any shares of the Common Stock, any Convertible Securities, or any Derivative Securities will be the fair market value of the consideration, as determined in good faith by an independent appraisal or by unanimous approval of the Board of Directors of the Company.

The Company shall give Investor at least 15 days' advance notice of any proposed Dilutive Act, stating in its notice the proposed issue, record, or effective date for the Dilutive Act. Concurrently with the occurrence of any Dilutive Act requiring the Company to issue to Investor additional shares of Common Stock pursuant to the anti-dilution provisions of this section, the Company, at its sole expense, shall cause the adjustment to be computed and deliver to Investor a stock certificate representing the number of additional shares of the Common Stock that are required to be issued to Investor pursuant to the anti-dilution adjustment, together with a certificate that describes the Dilutive Act that requires the adjustment, sets forth the calculation of the anti-dilution adjustment, and states the number of additional shares of the Common Stock that are issuable to Investor as a result of the Dilutive Act. The anti-dilution provisions of this section do not apply to any shares of the Common Stock that were issued before the Execution Date or are issuable pursuant to Convertible Securities or Derivative Securities issued or granted before the Execution Date.

2.6Put Option. The Company grants to Investor the right and option (but not the obligation) to sell to the Company, and to require the Company to purchase from Investor, at any time during the period after the occurrence of an Event of Default and before the expiration date of the put option, any or all the shares of the Common Stock owned by Investor at a purchase price per share equal to the greater of $.75US or the last price per share at which the Company sold any shares of the Common Stock. Investor may exercise this put option as a whole at any time or in part from time to time, but only after the occurrence of an Event of Default. This put option will expire at 11:59 P.M., New York time, on the date when Investor has received $1,000,000 of cumulative net cash proceeds from the sale of shares of the Common Stock, after deducting all costs, Taxes, and expenses paid or payable by Investor in connection with the sale (including all excise, transfer, and income taxes; all fees, discounts, and commissions paid to brokers, dealers, and underwriters; the fees and expenses of Investor's legal counsel and independent accountants; all fees, costs, and expenses of qualifying or registering any of the shares for sale under the securities laws of any jurisdiction; and the cost of preparing, printing, filing with regulatory agencies, and delivering any registration statement, all related prospectuses, and all amendments and supplements to the registration statement or any prospectus).

To validly exercise this put option, Investor must deliver to the Company at its principal business office: (a) an irrevocable written notice of the Investor's exercise of the put option; (b) the stock certificate representing the shares of the Common Stock to be sold to the Company pursuant to the exercise of the put option; and (c) a stock transfer power duly executed by Investor or Investor's duly authorized attorney-in-fact to transfer those shares of the Common Stock to the Company. The date when Investor has satisfied all the foregoing requirements will constitute the exercise date of the put option. When Investor exercises the put option, the Company shall purchase from Investor the shares of the Common Stock specified in the notice of exercise and pay to Investor the option price for those shares within ten business days after the exercise date of the put option by bank draft, cashier's check, or bank wire transfer of immediately available funds to the account designated by Investor in its notice of exercise of the put option. The Company shall pay all transfer and documentary excise taxes that are due on the sale and purchase of shares of the Common Stock pursuant to the exercise of the put option.

Neither the grant nor the exercise of the put option precludes Investor from exercising any other right or remedy that Investor might have at law or in equity with respect to an Event of Default. Investor may exercise serially, wholly, partially, or collectively any of its rights or remedies with respect to an Event of Default, and the exercise of any one right or remedy by Investor does not preclude the exercise of any other right or remedy, except as otherwise provided by law. The Company and the Subsidiaries jointly and severally shall reimburse Investor for all costs incurred by Investor in enforcing the provisions of this section.

2.7Shareholder Agreement. For the purpose of protecting Investor's economic interests as a shareholder of the Company, Investor, the Company, the Managing Shareholders, Jason Walsh, and certain other Managing Shareholders of the Company to be designated by Investor before the Closing Date shall enter into the Shareholder Agreement to restrict their sale of any shares of the Common Stock for a period of 12 months following the Closing Date and give Investor the rights to: (a) designate an officer and director of the Company and each of the Subsidiaries; (b) receive certain information regarding the Company and the Subsidiaries; (c) participate pro rata in future sales of shares of the Common Stock by the other shareholders who are parties to the Shareholder Agreement; (d) require the other shareholders who are parties to the Shareholder Agreement to sell, exchange, or transfer all their shares of the Common Stock in a transaction (other than a routine public trading transaction effected through a brokers' transaction as defined in Rule 144(g) of the Securities Act) in which all of Investor's shares of the Common Stock will be sold, exchanged, or transferred; (e) have a representative attend all meetings of the Board of Directors and committees of the Board of Directors of the Company and each of the Subsidiaries; (f) approve certain significant corporate transactions of the Company and the Subsidiaries, including large borrowillgs, the issuance of any debt or equity securities, the extension of credit to or for the benefit of any person, the acquisition of another business or an ownership interest in another business, and the sale, exchange, or transfer of all or a majority of either the assets (measured by fair value) or the outstanding voting stock of Payor pursuant to a sale, lease, merger, spin-off, foreclosure, dissolution, bankruptcy, liquidation, consolidation, tender offer, share exchange, reorganization, recapitalization, or other transaction, other than a sale or transfer to another direct or indirect parent or subsidiary of the Company; and (g) acquire certain securities that are issued by the Company before they are issued to others, whether or not they are currently authorized by the Company.

2.8Employment Agreements. Phillips and the Company shall enter into the Employment Agreement providing on the Closing Date for the Company to employ Phillips as its Vice President, Finance and Administration, for a term of at least three years beginning on the Closing Date, at a starting salary of $75,000 per year, and with fringe benefits (including stock options) at least as favorable as those provided to any other senior executive of the Company. The Employment Agreement will provide for reimbursement of moving expenses in an amount up to $10,000. In addition, the Company and each of the Subsidiaries shall enter into an Executive Employment Agreement with each of its key employees, as designated by Investor at least ten days before the Closing Date.

2.9Director and Officer Indemnification. Investor, Phillips, and the Company shall enter into the Indemnification Agreement providing for the Company and the Subsidiaries to jointly and severally indemnify Investor and Phillips to the maximum extent permitted under applicable law, including advancement of expenses, from all costs, losses, damages, expenses, and liabilities that he incurs or suffers pursuant to, in connection with, or as a result of defending, settling, prosecuting, investigating, or participating in (as a witness or otherwise) any claim or proceeding arising out of any of the following: (a) Investor's status or actions as a shareholder of the Company; (b) the enforcement of Phillips's rights under any director and officer liability insurance maintained at any time by the Company or either of the Subsidiaries; (c) the enforcement of the Company's obligations to Phillips under the Employment Agreement; or (d) Phillips service as an agent, officer, director, or employee of the Company or either of the Subsidiaries, as a trustee or fiduciary of any employee benefit plan or trust sponsored by the Company or either of the Subsidiaries, or (at the request of the Company or either Subsidiary) as an agent, officer, director, trustee, employee, or fiduciary of another corporation, partnership, joint venture, business trust, limited liability company, or other enterprise.

In addition, at Phillips' discretion, the Company shall purchase and maintain at its sole cost and expense from financially sound insurer a director and officer liability insurance policy acceptable to the Board of Directors of the Company that provides, during the period beginning on the date when Phillips first begins service as a director or officer of the Company and ending five years following the date when Phillips ceases to serve as an officer or director of the Company, at least $10,000,000 of continuous coverage for claims made against Phillips in all capacities in which he serves as an agent, officer, director, or employee of the Company or any of its affiliates or subsidiaries, including coverage with respect to any claim made under or in connection with any securities law of Canada, any providence of Canada, the United States of America, or any state of the United States of America. Notwithstanding the foregoing, the Company is not obligated to pay an annual premium in excess of $50,000 to obtain or maintain the director and officer liability insurance contemplated by this section. If the director and officer liability insurance contemplated by this section can be obtained only by paying an annual premium in excess of $50,000, the Company shall purchase as much director and officer liability insurance coverage as can be obtained by paying a premium of $50,000. The Company promptly shall notify Investor and Phillips of any lapse, amendment, termination, or cancellation of the director and officer liability insurance coverage that is required to be maintained by the Company pursuant to this section.

2.10Amendment of Bylaws and Charters. On or before the Closing Date, the Company and (to the extent necessary) each of the Subsidiaries shall, and the Managing Shareholders shall use their best efforts to cause the Company and (to the extent necessary) each of the Subsidiaries to, amend its Bylaws to adopt the Bylaws Amendments and amend its Articles or Certificate of Incorporation to adopt the Articles Amendments. Among other things, the Bylaw Amendments and Articles Amendments are intended to (a) require the outside auditors for the Company and the Subsidiaries to be approved by Investor and otherwise selected and approved in compliance with all applicable laws; (b) grant to Investor a preemptive right of first refusal to purchase any debt or equity securities issued by the Company or either of the Subsidiaries after the Closing Date and until the Common Stock is traded on the Nasdaq National Market System or a national securities exchange; and (c) require the affirmative vote of 65% of the outstanding Common Stock and unanimous approval of the Board of Directors of the Company (or, if applicable, a Subsidiary) for major corporate transactions such large borrowillgs, the issuance of any debt or equity securities, the extension of credit to or for the benefit of any person, the acquisition of another business or an ownership interest in another business, and the sale, exchange, or transfer of all or a majority of either the assets (measured by fair value) or the outstanding voting stock of Payor pursuant to a sale, lease, merger, spin-off, foreclosure, dissolution, bankruptcy, liquidation, consolidation, tender offer, share exchange, reorganization, recapitalization, or other transaction, other than a sale or transfer to another direct or indirect parent or subsidiary of the Company.

2.11Adoption of Stock Option Plan. On or before the Closing Date, the Company shall adopt with the approval of its board of directors and shareholders the Stock Option Plan to provide for the issuance of nonqualified and incentive stock options to key employees of the Company or the Subsidiaries, including Phillips. The Managing Shareholders shall vote all their shares of the Common Stock in favor of the adoption of the Plan. On or promptly after the Closing Date, the Company shall authorize and grant by all requisite corporate action incentive stock options under the Stock Option Plan to Phillips and to other key employees of the Company or the Subsidiaries who are listed on Exhibit "K" for the number of shares listed opposite each person's name.

2.12Conversion of Promissory Notes. On or before the Closing Date, the Company shall cause all the promissory notes listed on Exhibit "L" to be converted into shares of the Common Stock at a conversion price per share not lower than $.75US.

2.13 Perfection of Proprietary Rights. The Company and the Subsidiaries shall set aside sufficient funds in an amount deemed adequate by Investor (in its sole discretion) to properly evaluate the Proprietary Rights, if any, that they own and to file patent, copyright, or trademark registration applications, as appropriate, to perfect any Proprietary Rights that they own.

2.14License Agreement. The Company, the Subsidiaries and Investor shall enter into the License Agreement granting to Investor, following the occurrence of an Event of Default, a fully paid, royalty free, perpetual and irrevocable exclusive right and license on a worldwide basis to use, copy, make, access, modify, view, adapt, load, store, install, execute, display, provide to others, sell, market, distribute, produce and have produced in any medium all of the Technology and to sublicense some or all of the Technology.

2.15Security Agreement. The Company and the Subsidiaries shall secure the full and punctual payment and performance of all their respective duties, liabilities, and obligations to Investor under this Agreement and the Ancillary Agreements by entering into the Security Agreement and transferring to Investor a security interest in all property, equipment, and intangible property owned by the Company or any of the Subsidiaries on the Closing Date or at any later time, including the Hull Design Process.

2.16Segregated Bank Account. The Company shall deposit the entire $1,500,000 paid by Investor for the purchase price of the Shares directly into a segregated bank account in the Company's name (the "Account"). The Company shall establish the Account with a commercial bank in the State of Florida that is acceptable to Investor and designate Phillips as one of the authorized signatories on the Account. The Company shall not commingle the funds in the Account with any other funds of the Company, the Subsidiaries, or any other person. Every withdrawal from the Account must require the joint signature of Phillips and one other officer of the Company. In addition, the Company shall modify the signature cards and customer account agreements for all the other bank accounts of the Company and the Subsidiaries to require, effective as of the Closing Date, the signature of Phillips for all checks and other withdrawals in excess of $3,000. The Company shall prepare and deliver to Investor and Phillips for their approval on or before the Closing Date a budget for the operations of the Company and the Subsidiaries after the Closing Date and the disbursement of the funds in the Account that has been approved by the Board of Directors of the Company. The Company shall not make any disbursement from the Account, and shall not otherwise make any payment or incur any cost, expense, or liability, that is not explicitly provided in the budget that is approved by Investor and Phillips. Furthermore, on and after the Closing Date, the Company and the Subsidiaries shall not make any payments to any related party, Global Securities Corporation, Blue Star Communications, or any of their respective employees or affiliates without the advance approval of the Company's Board of Directors.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF INVESTOR AND PHILLIPS

Investor represents and warrants to the Company the accuracy and completeness of the following statements as of the Execution Date and as of the Closing Date:

3.1Investment Intent. Investor is acquiring the Shares (a) for its own account as principal, and not as an agent, nominee, or representative for the account and benefit of another person, and (b) with the intent of holding the Shares for investment without participating directly or indirectly in a distribution or underwriting of any of them in contravention of the registration requirements of state and federal securities laws of the United States of America. Investor is an accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act) and has sufficient knowledge and expertise in financial and business matters that he is capable of evaluating the merits and risks and other factors affecting the suitability of its investment in the Shares and to bear the economic consequences of that investment. Investor acknowledges that: (i) no state or federal agency has passed on the Shares or made any finding or determination as to the fairness of the Shares as an investment;

(ii) the Shares have not been, and the transfer of the Shares to Investor will not be, registered under the Securities Act or the securities laws of any state of the United States of America, and, consequently, the Shares cannot be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred at any time, unless the transaction is registered under the Securities Act and any applicable state securities law or qualifies for an available exemption from registration under those laws; (iii) in furtherance of the foregoing transfer restrictions, the Company may affix to every stock certificate representing any of the Shares the following restrictive legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States of America. These shares cannot be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred in any way at any time absent either registration of the transaction under the Securities Act of 1933, as amended, and every applicable state securities law of the United States of America or the issuer's receipt of a satisfactory opinion of legal counsel to the effect that registration of the transaction is not required under those laws.

and require, as a condition to allowillg a transfer of any of the Shares that the transferee deliver to the Company either evidence that the transfer has been registered under the Securities Act and every applicable state securities law of the United States of America or a satisfactory written opinion of legal counsel to the effect that registration of the transaction is not required under those laws; and (iv) Rule 144 promulgated by the SEC under the Securities Act currently does not apply to the Shares, and the Company is not obligated to supply the Investor with any necessary information or take any other action to enable Investor to qualify any resale or other transfer of the Shares for the exemption provided by Rule 144 or any other exemption from registration under any of those laws.

3.2Authority. The execution, delivery, and performance by Investor of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all requisite partnership action of Investor and no other action on the part of Investor is necessary to consummate the Transactions. Phillips has full legal capacity to execute, deliver, and perform this Agreement and every Ancillary Agreement to which he is a party. This Agreement has been duly and validly executed and delivered by Investor and Phillips, and each of them will have duly and validly executed each of the Ancillary Agreements to which he or it is a party before that Ancillary Agreement is delivered to the Company at the Closing. This Agreement is, and (when executed and delivered to the Company at the Closing) each Ancillary Agreement to which Investor or Phillips is a party will be, valid, effective, and enforceable by the Company against Investor or Phillips (as the case might be) in accordance with their respective terms, except in each case to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors' rights and debtors' obligations.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF

THE COMPANY, THE SUBSIDIARIES, AND THE MANAGING SHAREHOLDERS

The Company, each of the Subsidiaries, and each of the Managing Shareholders jointly and severally represent and warrant to Investor the accuracy and completeness of the following statements as of the Execution Date and as of the Closing Date:

4.1Organization and Authority. The Company is a corporation that is incorporated and validly existing in good standing under the laws of the State of Nevada, SailTech Design, Inc., a Florida corporation, is incorporated and validly existing in active status under the laws of the State of Florida, and SailTech Design, Inc., a British Columbia corporation, is incorporated and validly existing in good standing under the laws of British Columbia, Canada. Neither the Company nor either of the Subsidiaries is required to transact business as a foreign corporation in any jurisdiction. The Company and the Subsidiaries conduct all of their business activities in the State of Florida. The Company and each of the Subsidiaries have all requisite power, authority, legal right, and Governmental Authorizations necessary to own their respective assets and to conduct the Business as currently operated. The Company, each of the Subsidiaries, and each of the Managing Shareholders have all requisite power, authority, and legal right to execute, deliver, and perform this Agreement and each Ancillary Agreement to which it or he is a party. Except as disclosed on the Disclosure Schedule, none of the Company or the Subsidiaries has used a business, corporate, or fictitious name other than their current corporate names or had a principal business address other than at the Property or the Corporate Offices.

4.2 Capital Structure. All the authorized capital stock of the Company consists of (a) 50,000,000 shares of the Common Stock, of which 9,961,035 shares are issued and outstanding, and all of which are owned of record and beneficially by the persons whose names, mailing addresses, and respective share ownership are set forth in the Disclosure Schedule, and (b) 1,000,000 shares of preferred stock, $.01 par value, none of which have ever been issued or outstanding. The Company does not have authorized or outstanding any other class of debt or equity securities, any rights, options, warrants, agreements, or commitments of any kind obligating it to issue any of its capital stock, or any securities convertible into or exchangeable for any of its capital stock or any rights, options, or warrants to acquire any of its capital stock, except as disclosed on the Disclosure Schedule. There are not any proxies, voting trusts, shareholder agreements, or other agreements, arrangements, or understandings of any kind that entitle any person other than the record owner of any shares of capital stock of the Company or the Subsidiaries to vote those shares or to exercise any right or power (including a right of consent or approval) in respect of those shares. All of the outstanding Common Stock was validly issued, is fully paid and non-assessable, and was issued in compliance with all applicable laws, including securities laws. None of the Common Stock was issued in violation of any preemptive or other right of any person.

All of the outstanding equity interests in the Subsidiaries are owned by the Company. All the issued and outstanding shares of capital stock of each of the Subsidiaries are validly issued, fully paid, nonassessable, and owned of record and beneficially by the Company, free and clear of any Lien, assessment, adverse claim, contract for sale, option to purchase, right of first offer or refusal, or other transfer restriction, and are not subject to any proxy, voting trust, shareholder agreement, or other agreement with respect to the voting or transfer of any of those shares. Except for the class of capital stock owned by the Company, none of the Subsidiaries has authorized or outstanding any other class of debt or equity securities or any rights, options, warrants, agreements, or commitments of any kind obligating it to issue any shares of its capital stock, any securities convertible into, or exchangeable or exercisable for, shares of its capital stock, or any rights, options, or warrants to acquire any shares of its capital stock. The Company does not beneficially own and has never beneficially owned any capital stock, membership interest, partnership interest, or other ownership interest in any person other than the Subsidiaries, except as described in the Disclosure Schedule.

Neither of the Subsidiaries owns or has ever owned a direct or indirect interest in any capital stock, membership interest, partnership interest, or other ownership interest in any person.

The Company, the Subsidiaries, and the Managing Shareholders have previously furnished to Investor or Phillips accurate and complete copies of the bylaws and articles or certificates of incorporation of the Company and each of the Subsidiaries, as amended to date. Neither the Company nor either of the Subsidiaries is in default under or in violation of any provision of its articles or certificate of incorporation or bylaws. The minute books and stock record books of the Company and each of the Subsidiaries are correct and complete in all respects.

4.3Authorization and Validity. The execution, delivery, and performance by the Company, the Subsidiaries, and the Managing Shareholders of this Agreement and the Ancillary Agreements to which any of them is a party have been duly authorized by all requisite corporate action of the Company and each of the Subsidiaries, and no other action on the part of the Company, a Subsidiary, or any other person is necessary to consummate the Transactions. Except as described in the Disclosure Schedule, the execution, delivery, and performance by the Company, each of the Subsidiaries, and each of the Managing Shareholders of this Agreement and the Ancillary Agreements to which any of them is a party will not:

(a) violate any law or order of any court or governmental authority;

(b) violate or result in the revocation or suspension of any Governmental Authorization;

(c) conflict with the bylaws or articles or certificate of incorporation of the Company or either of the Subsidiaries;

(d) require any notice to, filing or registration with, or consent, license, approval, or authorization of, any governmental authority or other person;

(e) cause the assets of the Company or either of the Subsidiaries to be revalued or reassessed by any taxing authority or other governmental authority for any period ending on or before the Closing Date; or

(f) result in a breach or default, the imposition of a penalty, the creation or attachment of a Lien or encumbrance of any kind on the assets of the Company or either of the Subsidiaries, a suspension, cancellation, or termination (or create any right of suspension, cancellation, or termination), or the acceleration of the maturity of any liability, obligation, or indebtedness of the Company or a Subsidiary, under or pursuant to any order, decree, lease, contract, mortgage, indenture, judgment, promissory note, security agreement, or other agreement or instrument to which the Company or a Subsidiary is a party or any of their respective assets is subject.

This Agreement has been duly and validly executed and delivered by the Company, each of the Subsidiaries, and each of the Managing Shareholders, and the Company, each of the Subsidiaries, and each of the Managing Shareholders will have duly and validly executed each of the Ancillary Agreements to which it or he is a party before that Ancillary Agreement is delivered to Investor at the Closing. This Agreement is, and (when executed and delivered to Investor at the Closing) each Ancillary Agreement to which the Company, a Subsidiary, or any Managing Shareholder is a party will be, valid, effective, and enforceable by Investor against the Company, the Subsidiaries, and the Managing Shareholders in accordance with their respective terms, except in each case to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors' rights and debtors' obligations.

4.4Title to Assets. The Company and the Subsidiaries have good, valid, and marketable record and equitable title to all their respective assets, subject to no Lien, contract for sale, option to purchase, or right of first offer or refusal, except for any Permitted Liens.

4.5Title to Shares. When issued to Investor, the Shares will be duly authorized, validly issued, fully paid, non-assessable, and free and clear of any Liens, assessment, adverse claim, preemptive right, or restriction on voting or transfer, except for any transfer restrictions imposed by the Shareholder Agreement or state and federal securities laws. At the Closing, Investor will receive good, valid, and marketable title to the Shares.

4.6Inventory. Since April 30, 2001, neither the Company nor either of the Subsidiaries has taken any action that materially increased or changed the relative composition of their inventory, except for sales and purchases in the usual and ordinary course of the Business. All the inventory of the Company and the Subsidiaries is good, usable, and merchantable and of a quantity and quality usable or saleable in the usual and ordinary course of the Business at normal mark-ups. No items of inventory are pledged as collateral or held by the Company or a Subsidiary on consignment from any other person.

4.7Location, Condition, and Use of Assets. All the assets of the Company and the Subsidiaries are located at the Property or the Corporate Offices and will not be removed from those locations without Investor's advance written approval, except in the usual and ordinary course of business, consistent with past practices. An itemized list of substantially all the assets of the Company and the Subsidiaries that have a fair value in excess of $1,000 each is set forth in the Disclosure Schedule. The assets of the Company and the Subsidiaries that are listed in the Disclosure Schedule constitute all of the tangible and intangible personal property necessary for the conduct of the Business as currently operated. The assets of the Company and the Subsidiaries are in good repair, condition, and working order and fit for the particular purposes for which they are used by the Company and the Subsidiaries, subject only to ordinary wear and tear. The use of the assets of the Business by the Company and the Subsidiaries complies with all laws applicable to those assets, the Company, the Subsidiaries, and the Business.

4.8Real Property. Except as disclosed in the Disclosure Schedule, the Property and the Corporate Offices are the only real property and real property interests that are used or occupied by the Company or the Subsidiaries in connection with the Business or for any other purpose, and the Property Lease and the oral rental arrangement between Transition Services, Inc. and the Company that is described in the Disclosure Schedule constitute the only leases, subleases, or agreements under which the Company or a Subsidiary has any interest in real estate. A certificate of occupancy has been issued with respect to the Property without any special conditions or restrictions. The Property is zoned to permit the conduct of the Business as presently conducted. All utilities providing service to the Property are provided by publicly dedicated utility lines.

4.9Proprietary Rights. The Disclosure Schedule contains an accurate and complete list of all trade names, corporate names, fictitious names, domain names, web sites and web pages, Internet e-mail addresses, and unregistered trademarks and service marks owned or used by the Company or a Subsidiary. The Company and the Subsidiaries do not own or use any other Proprietary Rights, the absence of which would have a material adverse effect on the Company or a Subsidiary. Except as disclosed in the Disclosure Schedule: (a) the Company and the Subsidiaries own all right, title, and interest in and to, or have a valid and enforceable license to use, all the Proprietary Rights necessary for the operation of the Business, subject to no Liens; (b) the loss or expiration of any Proprietary Right is not pending or reasonably foreseeable by the Company, either of the Subsidiaries, or any of the Managing Shareholders; (c) no claims have been made against the Company, or either of the Subsidiaries that assert the misuse, invalidity, or unenforceability of any Proprietary Rights, and there are no grounds for any claim; (d) neither the Company nor either of the Subsidiaries has infringed, misappropriated, or otherwise violated the intellectual property rights of any third party, and the continued and planned conduct of the Business will not infringe, misappropriate, or otherwise violate the intellectual property rights of any third party; (e) none of the Company, the Subsidiaries, or the Managing Shareholders has received any written notices of, and there are not any facts that indicate a likelihood of, any infringement, misappropriation, or other violation of the intellectual property rights of any third party (including any demand or request that the Company or either of the Subsidiaries cease using any intellectual property rights or license any intellectual property rights from any third party); (f) neither the Company nor either of the Subsidiaries is in breach of any license or other grant of rights with respect to the Proprietary Rights; (g) no third party has interfered with, infringed on, misappropriated, or otherwise come into conflict with any of the Proprietary Rights; (h) the Company and the Subsidiaries have taken all necessary actions to maintain and protect the Proprietary Rights that they own, use and will continue to maintain and protect the registered, applied for, or material Proprietary Rights so as to not adversely affect the validity or enforceability of them; (i) to the knowledge of the Company, the Subsidiaries, and the Managing Shareholders, the owners of any Proprietary Rights that are licensed to the Company or either of the Subsidiaries have taken all necessary actions to maintain and protect the Proprietary Rights that are the subject of those licenses; and (j) the Transactions will not have any adverse effect on the Company's or either of the Subsidiaries' right, title, and interest in and to the Proprietary Rights.

4.10Insurance. All assets of the Company and the Subsidiaries that are insurable are insured against loss or damage by fire and other risks to the extent and in a manner reasonable in light of the risks attendant to the Business and customary for companies in similar businesses or owning similar assets. A description (including the name of the insurer, the coverage period, the kind of coverage, and the amount of coverage and deductibles) of all insurance policies in full force and effect as of the Execution Date is set forth on the Disclosure Schedule. The Company and the Subsidiaries have provided Investor with accurate and complete copies of all these insurance policies. All the insurance policies described in the Disclosure Schedule satisfy all applicable requirements of law and any contracts to which the Company or a Subsidiary is a party or any of their respective assets are subject and will not in any way lapse, terminate, or otherwise be affected by the consummation of the Transactions. None of the Company, the Subsidiaries, or the Managing Shareholders has received a notice of cancellation or non-renewal with respect to any current policy of insurance. The Disclosure Schedule also sets forth (a) any letter of credit relating to each insurance policy and all reports delivered to the Company or a Subsidiary during the past year by any insurer with respect to any insurance policies, copies of which have been provided to Investor and (b)  a true and complete list of claims made in respect of each insurance policy during the five years before the Execution Date. Accurate and complete copies of all loss runs with respect to that five-year period have been made available to Investor. There is not any claim by the Company or either of the Subsidiaries pending under any insurance policy, as to which coverage has been denied, disputed, or questioned by the insurer or its adjuster or any requirement by any insurer to perform work that has not been satisfied. Neither the Company nor either of the Subsidiaries has been denied or refused any insurance with respect to its assets or operation. Each of the Company and the Subsidiaries is in compliance in all respects with the terms and conditions of all insurance policies.

4.11Suppliers and Customers. The Company has furnished separately to Investor in connection with the execution of this Agreement an accurate and complete list of all current suppliers and customers of the Company and each of the Subsidiaries. Neither the Company nor either of the Subsidiaries is a party to any contract with a customer or supplier that is material to the Business, except as described in the Disclosure Schedule. There has not occurred any material adverse change in the relationship of the Company or a Subsidiary with any of its suppliers or customers since April 30, 2001, and, there are no facts or circumstances (including the Transactions) that could reasonably be expected to have a material adverse effect on the Business or the relationship of the Company or a Subsidiary with any of its customers or suppliers. Since April 30, 2001, no supplier or customer has cancelled or terminated, or threatened to cancel or terminate, its relationship with the Company or a Subsidiary or threatened to decrease or materially limit its relationship with the Company or a Subsidiary.

Except as disclosed on the Disclosure Schedule, the Company and the Subsidiaries do not utilize any express product warranties, guarantees, product return policies, service warranties, or service policies. There are not any claims or threatened claims, and there are not any facts or circumstances that could reasonably be expected to result in a claim, against the Company or either of the Subsidiaries for injury to any person or property of employees or any third parties suffered as a result of the use, ownership, or possession of any product sold, leased, distributed, fabricated, assembled, or manufactured by the Company or a Subsidiary, including claims arising out of the defective or unsafe nature of a product, that could, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or properties of the Company, a Subsidiary, or the Business.

4.12Governmental Authorizations. The Company and the Subsidiaries possess (and have listed in the Disclosure Schedule) all the Governmental Authorizations that are required for them to own and use their respective assets and facilities and to conduct the Business. The Company, the Subsidiaries, and the Managing Shareholders have furnished to Investor or Phillips accurate and complete copies of all the Governmental Authorizations that have been issued with respect to the Business, the Company and the Subsidiaries, and their respective assets, and (except as disclosed in the Disclosure Schedule) each of those Governmental Authorizations is in full force and effect, has been duly, validly, and unconditionally issued, has not been amended, annulled, or revoked in any respect, or will not be cancelled, impaired, or adversely affected in any way by the execution of this Agreement or the closing of the Transactions, and they collectively constitute all the Governmental Authorizations legally required for the operation of the Business. Neither the Company nor either of the Subsidiaries will suffer or incur any losses based on the Company's or a Subsidiary's failure to possess before the Closing any Governmental Authorization that is required for the use or ownership of their assets or the operation of the Business, or the violation of any law or any order of any court or governmental authority applicable to the Company or a Subsidiary before the Closing Date, including laws relating to the payment or reporting of Taxes.

4.13Restrictive Contracts. Except in each case as disclosed in the Disclosure Schedule, neither the Company nor either of the Subsidiaries is a party to, or a participant in, and will not become before the Closing Date a party to, or a participant in, any oral or written agreement, commitment, or arrangement that involves any of the following matters:

(a) a restraint, restriction, or limitation on trade or competition by the Company or a Subsidiary;

(b) the voting or purchase of its capital stock, whether by proxy, voting trust, or a shareholder agreement;

(c) the sale or purchase by the Company or a Subsidiary of any of its entire requirements for, or its entire output of, any goods or services;

(d) the sale, lease, or purchase of any real or personal property by the Company or a Subsidiary to or from another person (except for the sale of inventory in the usual and ordinary course of business);

(e) a loan or other financing agreement or a guarantee, indemnity, or suretyship (including serving as an accommodation party) with respect to any obligation or indebtedness of the Company or a Subsidiary; or

(f) a license or assignment agreement relating to the use of a patent, copyright, trademark, trade secret, or other technical or proprietary information by the Company or a Subsidiary and involving the payment of any royalties or other fees.

Neither the Company nor either of the Subsidiaries has granted to any person a power of attorney for any purpose.

4.14Litigation. No Proceeding affecting the Company or either of the Subsidiaries, the Transactions, or any of the assets of the Company or a Subsidiary is threatened by any person or pending before any court, mediator, arbitrator, or governmental authority. An eminent domain or similar Proceeding by a governmental authority is not pending or threatened that will involve or affect any of the Company's or a Subsidiary's interests in real property. No dispute or controversy exists with any person who owns or occupies any land adjacent to or in the vicinity of the Property.

4.15Compliance with Laws. Except as set forth on the Disclosure Schedule, the Company and the Subsidiaries are operating and have operated in compliance in all respects with all laws, rules, regulations, and orders applicable to them and the Business, the violation of which would have a material adverse effect on the Business or financial condition of the Company and the Subsidiaries, taken as a whole. Each offer and sale of securities made by the Company, a Subsidiary, and their respective predecessors in interest, was made in full compliance with all applicable laws. No fraud or other claim has been made against the Company, a Subsidiary, any of their respective predecessors in interest, or any of their respective current or former agents, officers, directors, and shareholders, and no basis for any fraud or other claim exists with respect to, those offers and sales of securities. The Disclosure Schedule sets forth a list of all previous securities offers and sales by the Company, each of the Subsidiaries, and each of their predecessors and the exemptions from registration and qualification under state and federal securities laws pursuant to which those offers and sales were made.

4.16Propriety of Payments. No funds or assets of the Company or a Subsidiary have been used for an illegal purpose or in an effort to gain an unfair competitive or commercial advantage (including any bribe, kickback, or unauthorized premiums). No unrecorded funds or assets of the Company or a Subsidiary have been established for any purpose, and no use or accumulation of the corporate funds or assets of the Company or a Subsidiary has been made without being properly accounted for in its books and records. All payments by or on behalf of the Company or a Subsidiary have been duly and properly recorded and accounted for in its books and records, and no false or artificial entry has been made in the books and records of the Company or either of the Subsidiaries for any reason. No payment has been made by or on behalf of the Company or a Subsidiary with the understanding that any part of the payment is to be used for any purpose other than the purpose described in the documents supporting the payment. Neither the Company nor either of the Subsidiaries has made, directly or indirectly, any illegal contribution to any political party or candidate, either foreign or domestic. Neither the IRS nor any other governmental authority has initiated or threatened any investigation of any payment made by the Company or either of the Subsidiaries that is, or is alleged to be of, the kind described in this section. To the knowledge of the Managing Shareholders, no officer, director, employee, or shareholder of the Company or either of the Subsidiaries currently receives or accept any payments of cash or other property from any third party with respect to, or in connection with, the Business.

4.17Financial Records and Statements. The books of account and financial records of the Company and the Subsidiaries are accurate and complete in all material respects and have been maintained in accordance with good business practices, and every material transaction affecting the Business has been recorded in them. The Company and the Subsidiaries have furnished to Investor or Phillips accurate and complete copies of the Company Financial Statements. Except as disclosed in the Disclosure Schedule, the Company Financial Statements fairly present the financial condition, results of operations, and cash flows from operating, investing, and financing activities of the Company and the Subsidiaries as of the dates and for the periods indicated and were prepared in accordance with generally accepted accounting principals consistently applied with past practices.

The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income, except as expressly described in those statements, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The financial projections of the Company and the Subsidiaries that have been provided to Investor or Phillips are reasonable, are based on reasonable assumptions and historical results, and can be supported by the Company's and the Subsidiaries' existing manufacturing agreements and arrangements. None of the data, records, systems, contracts, or other information of the Company, the Subsidiaries, or the Business is wholly or partially dependent on, or held, stored, recorded, operated, or maintained by, any means (including electronic, mechanical, or photographic process, whether or not computerized) that is not within the Company's exclusive control and ownership. Except to the extent of the stated amount of the allowance for doubtful accounts, all the accounts receivable reflected in the Company Financial Statements and all receivables that have arisen since the date of the last balance sheet included in the Company Financial Statements constitute bona fide and valid rights to collect payments from the sale of goods and services in the ordinary course of business and are not subject to any defense, setoff, or counterclaim.

4.18Absence of Undisclosed Liabilities. Except for liabilities, obligations, and financial contingencies disclosed in the Disclosure Schedule, accrued, reflected, reserved, or disclosed in the Company Financial Statements, and any others that in the aggregate do not exceed $10,000 and were incurred in the usual and ordinary course of business since April 30, 2001, the Company and the Subsidiaries do not have any liabilities, obligations, or indebtedness of any nature whatsoever (whether absolute, accrued, direct, indirect, perfected, inchoate, unliquidated or otherwise, and whether due or to become due) or a financial contingency that consists of a direct or indirect liability, obligation, or indebtedness that will arise on the occurrence of an event, condition, circumstance, or act or omission of another person, including any of the following:

(a) agreements to purchase, repurchase, or otherwise acquire any liability, obligation, or indebtedness or any collateral therefor;

(b) asserted claims, legal proceedings, administrative proceeds, and other "loss contingencies," as determined pursuant to Statement of Financial Accounting Standards No. 5;

(c) an agreement for the purchase of materials, supplies, or other property that requires payment regardless of whether the materials, supplies, or other property are delivered or tendered to the purchaser;

(d) a liability, obligation, or indebtedness of another person that the Company or a Subsidiary has assumed, indorsed, guaranteed, or become a surety, accommodation party, or responsible in any other way for, except for guarantees and indorsements made in connection with the deposit of items for collection in the ordinary course of business; and

(e) agreements to fund any deficiency, to protect any obligee against loss, to provide funds for the repayment of any liability, obligation, or indebtedness of another person, to keep well or maintain the solvency of any business organization, or to maintain the level of any particular asset, liability, or item of income of any business organization.

The Company, the Subsidiaries, and the Managing Shareholders have provided to Investor all information relating to any material liability, obligation, indebtedness, or financial contingency that is accrued, reflected, reserved, or disclosed in the Company Financial Statements. Neither the Company nor either of the Subsidiaries is in violation of, or default under, any contract that could give rise to any material liability, obligation, indebtedness, or financial contingency that is not accrued, reflected, reserved, or disclosed in the Company Financial Statements. None of the Managing Shareholders has incurred any liabilities, obligations, or commitments on behalf of the Company or any Subsidiary that have not been recorded on their respective books of account and either reflected in the Company Financial Statements or described on the Disclosure Schedule.

4.19Tax Matters. The Company and the Subsidiaries have filed with the proper governmental authorities all Tax Returns required by law, except with respect to tax periods for which the applicable statute of limitations (including any waiver or extensions) has expired and:

(a) all the Tax Returns have been prepared in compliance with all applicable laws and are true and accurate in all material respects;

(b) no basis exists for any taxing authority to claim or assess any additional Taxes against the Company or either of the Subsidiaries for any period;

(c) neither the Company nor either of the Subsidiaries has filed or been included in a combined, consolidated, or unitary income Tax Return, other than consolidated Tax Returns filed by the Company;

(d) neither the Company nor either of Subsidiaries has made any Tax election that reasonably could be expected to result in Investor being liable for any Tax as a result of the Transactions;

(e) no unpaid Tax deficiency has been assessed or is known by the Company, either of the Subsidiaries, or any of the Managing Shareholders to be proposed against the Company or either of the Subsidiaries by any taxing authority;

(f) all Taxes reported on those Tax Returns have been fully paid and no Tax Liens exist or are pending against the Company, either of the Subsidiaries, or any of their respective assets, other than Liens for Taxes not yet due and payable;

(g) agreement for the extension of time or waiver of any statute of limitation has been given and is in effect with respect to the payment or assessment of any Tax by or against the Company or either of the Subsidiaries;

(h) the Tax Returns of the Company and the Subsidiaries have never been audited by any taxing authority, and an audit of any Tax Return of the Company or a Subsidiary by any taxing authority is not pending, in progress, or, threatened;

(i) neither the Company nor either of the Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement, and the Company and the Subsidiaries do not have any current or potential obligation to indemnify any other person with respect to Taxes;

(j) the accruals on the Company Financial Statements for deferred Taxes and Taxes currently payable were accrued in accordance with generally accepted accounting principles and accurately reflect, as of their stated dates, all unpaid Taxes of the Company and the Subsidiaries, whether or not disputed; and

(k) except for the State of Florida, the Company and the Subsidiaries have not filed any Tax Returns that are based on the assets or income of the Company or the Subsidiaries with any state of the United States of America and has never been required to file a Tax Return in any other state.

All Taxes that are payable by the Company or either of the Subsidiaries, attributable to Tax periods (or portions thereof) ending on or before the Closing Date, and are not due and payable until after the Closing Date are reflected as a liability on the Company Financial Statements or the books of account of the Company and the Subsidiaries. The Company has listed in the Disclosure Schedule and provided to Investor copies of all Tax Returns filed by the Company and the Subsidiaries since January 1, 1996, including all supporting schedules and statements.

The Company and each of the Subsidiaries have collected and remitted to the appropriate governmental authorities all sales and use or similar Taxes required to be collected on or before the Closing Date and furnished properly completed exemption certificates for all exempt transactions. The Company and each of the Subsidiaries have maintained and have in their possession all records, supporting documents, and exemption certificates required by applicable sales and use Tax laws to be retained in connection with the collection and remittance of sales and use Taxes for all periods through the Closing Date.

4.20Employment Matters. An unfair labor practice charge or complaint is not pending or known by the Company, either of the Subsidiaries, or any of the Managing Shareholders to be threatened against the Company or either of the Subsidiaries, and a labor strike, slowdown, work stoppage, or other labor controversy affecting the Company or either of the Subsidiaries is not in progress or threatened. Neither the Company nor either of the Subsidiaries has experienced any labor strike, slowdown, work stoppage, lockout, or other labor controversy and no labor strike, slowdown, work stoppage, or lockout is actually pending or threatened against or affecting the Company or either of the Subsidiaries. No campaigns are known by the Company, either of the Subsidiaries, or any of the Managing Shareholders to be pending or threatened to solicit cards from employees of the Company or either of the Subsidiaries for the purpose of forming a labor union or to authorize the representation of any employees of the Company or either of the Subsidiaries by any labor union or organization. Neither the Company nor either of the Subsidiaries is a party to a union agreement covering any of its employees or is negotiating a collective bargaining agreement relating to any of its employees. A suit, action, inquiry, charge, citation, complaint, arbitration, proceeding, or investigation by or before any court or governmental authority is not pending or threatened against the Company or either of the Subsidiaries by or on behalf of any past, present, or prospective employee or by any labor organization or other representative of any employees of the Company or either of the Subsidiaries. Neither the Company nor either of the Subsidiaries has an employment agreement with any of its employees or any Benefit Plan covering any of its employees, except as described in the Disclosure Schedule. Neither the Company nor either of the Subsidiaries is a party to, or otherwise bound by, any order of any governmental authority relating to employees or employment practices, and the Company and the Subsidiaries are in compliance with all applicable laws, policies, and agreements relating to wages, hours, employment, employment practices, and terms and conditions of employment. The Company and the Subsidiaries have withheld and paid to the appropriate governmental authority (or are holding for payment not yet due) all amounts required by law or agreement to be withheld from the wages or salaries of their respective employees. The Company and the Subsidiaries have paid in full to all their employees all wages, salaries, bonuses, benefits, commissions, and other compensation due to them or otherwise arising under any law, plan, policy, practice, program, or agreement. Neither the Company nor either of the Subsidiaries has received notice of any pending or threatened claim by any past or present employee of the Company or either of the Subsidiaries, nor is there any basis for a controversy between the Company or either of the Subsidiaries and any past or present employee. Neither the Company nor either of the Subsidiaries has closed any plant or facility, effected any employee layoffs, or implemented any early retirement, separation, or willdow program, or planned or announced any such action or program for the future. The Company and the Subsidiaries are in compliance with their respective obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and all other notification and bargaining obligations arising under any collective bargaining law or agreement, and the Company and the Subsidiaries do not have any plans with respect to their employees or the Business that will invoke that act.

The Disclosure Schedule contains a true and correct list, by category, of all officers, directors, full-time employees, part-time employees, and other agents, employees, consultants, and independent contractors of the Company and each of the Subsidiaries, including any agreement relating to that employment, and a description of the rate and nature of all compensation payable or accrued by the Company or a Subsidiary to, and the amount of vacation, sick days, personal days, and other leave accrued by, each listed person. Investor has been provided with accurate and complete (a) copies of all manuals and handbooks applicable to any past or present director, officer, employee, or consultant of the Company or a Subsidiary, (b) copies of all standard forms of employee trade secret, non-compete, non-disclosure, and invention assignment agreements, together with a list of all agreements that deviate from those standard forms, and a description of those deviations, and (c) descriptions of all existing severance, accrued vacation, or other leave policies or retiree benefits of any past or present director, officer, or employee of the Company or a Subsidiary. Except as set forth on the Disclosure Schedule, the employment or consulting arrangement of all those persons is terminable at will (without the imposition of damages) by the Company or the Subsidiary.

4.21Affiliate Transactions. No officer, director, employee, shareholder, or other affiliate of the Company, a Subsidiary, or any of the Managing Shareholders is a party to any agreement, contract, commitment, or transaction with the Company or a Subsidiary, or has any interest in any property (whether real, personal, or mixed, or tangible or intangible) used in or necessary to the Business. Without limiting the generality of the foregoing sentence, no officer, director, employee, shareholder, or other affiliate of the Company, either of the Subsidiaries, or any of the Managing Shareholders is an officer, director, employee, shareholder, or affiliate of any supplier or customer of the Company or either of the Subsidiaries.

4.22Employee Benefit Plans. The Disclosure Schedule lists all Benefit Plans applicable to the employees of the Company and the Subsidiaries. Neither the Company nor either of the Subsidiaries has any Benefit Plan or any liability or obligation for any Benefit Plan that is or was sponsored or maintained by it or to which it does or has made any contribution, except as described in the Disclosure Schedule. The description of Benefit Plans in the Disclosure Schedule: (a) identifies any Benefit Plan that constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and any Benefit Plan that constitutes an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA; (b) indicates those Benefit Plans that have been terminated, are in the process of being terminated, or for which termination is contemplated by the Company or either of the Subsidiaries; (c) describes any actions that have been taken by the IRS or the PBGC with respect to any of the Benefit Plans; and (d) lists all Tax Returns that have been filed for each Benefit Plan for the last three taxable years. Except as stated in the Disclosure Schedule, none of the Company and the Subsidiaries sponsors, maintains, or has ever sponsored or maintained any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA or any employee welfare benefit plan within the meaning of Section 3(1) of ERISA. None of the Company or the Subsidiaries participates in, contributes to, has ever participated in or contributed to, or ever had an obligation to contribute to, a "multi-employer plan," as defined in section 3(37) of ERISA. The Company has previously furnished to Investor or Phillips accurate and complete copies of all the following documentation pertaining to the Benefit Plans: plan agreements, trust agreements, summary plan descriptions, IRS determination letters or applications, valuation or actuarial reports regarding Benefit Plan assets, opinions of independent auditors and accountants, and financial statements, summary annual reports, and Tax Returns (IRS Forms 5500, 5500-C, or 5500-R) for the last three years, as applicable.

With respect to every current Retirement Plan listed in the Disclosure Schedule, and except as stated in the Disclosure Schedule:

(i) The Retirement Plan has received a favorable determination letter from the IRS that pertains to the plan, as amended;

(ii) Any and all premiums due and owillg to PBGC from the Company or either of the Subsidiaries have been timely and fully paid;

(iii) No "reportable event" within the meaning of Section 4043(b) of ERISA is imminent or has occurred since the inception of the Retirement Plan;

(iv) The Retirement Plan has never incurred any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code;

(v) PBGC has not notified the Company, a Subsidiary, or the Retirement Plan of the commencement of proceedings under Section 4042 of ERISA to terminate the Retirement Plan;

(vi) To the knowledge of the Company, the Subsidiaries, and the Managing Shareholders, the Retirement Plan has satisfied the requirements of a "qualified plan" under Section 401(a) of the Code since its inception and the trust established for the Retirement Plan has been exempt from taxation under Section 501(a) of the Code at all times;

(vii) The Retirement Plan is not currently under audit, review, or investigation by the IRS, and the IRS has not asserted or threatened to assert that the Retirement Plan is not qualified under Section 401(a) of the Code or that any trust established under the Retirement Plan is not exempt under Section 501(a) of the Code;

(viii) The Retirement Plan has been operated in all material respects in compliance with all applicable requirements of the Code and ERISA, including the requirements relating to reporting, disclosure, and discrimination, and there does not exist any fact, condition, or circumstance that will or reasonably could be expected to adversely affect its qualified status; and

(ix) If the Retirement Plan were to be terminated on the Closing Date, no liability under Title IV of ERISA would be incurred by the Company or either Subsidiary, and all benefits accrued to the day before the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial method and assumptions used by the Retirement Plan for valuation purposes.

Except as disclosed in the Disclosure Schedule:

(A) No Benefit Plan listed in the Disclosure Schedule is liable for any Taxes;

(B) Every Benefit Plan listed in the Disclosure Schedule has been operated since its inception in accordance with its terms;

(C) Neither the Company nor either of the Subsidiaries has ever engaged in any transaction with a Retirement Plan that is prohibited by the Section 4975 of the Code or Section 406 of ERISA;

(D) Neither the Company nor either of the Subsidiaries has any deficiency or unfunded liability under, or in respect of, any Benefit Plan, including any liability for fines, Taxes, penalties, and related charges under ERISA or the Code;

(E) Neither the Company nor either of the Subsidiaries has incurred any liability to the IRS, PBGC, or the United States Department of Labor with respect to any Benefit Plan currently or previously maintained by it that has not been paid in full;

(F) The health benefit plans provided by the Company and each of the Subsidiaries for their respective employees have been operated in all respects in compliance with the group health plan continuation coverage requirements of COBRA and section 4980B of the Code to the extent those requirements are applicable;

(G) Neither the Company nor either of the Subsidiaries has ever breached any fiduciary duty owed to a Benefit Plan or failed to file and distribute on a timely basis any report, material, or information (including summary plan descriptions) that are or were required to be filed or distributed pursuant to the Code or ERISA;

(H) Neither the Company nor either of the Subsidiaries has any liability or obligation for post-retirement health, accident, or life insurance benefits to past or present employees, independent contractors, or future retirees and their spouses, dependents and beneficiaries, other than medical benefits that are required by law to be provided to former employees, their spouses, and other dependents;

4.23Workers' Compensation. Each of the Company and the Subsidiaries has a workers' compensation insurance policy that is in full force and effect. The Company and each of the Subsidiaries are in compliance with all laws regulating workers' compensation, and: (a) all workers' compensation insurance premiums have been fully paid; (b) no indebtedness is outstanding in respect of any workers' compensation insurance premium; (c) no claim has been filed, is pending, or is threatened under the Company's or any of the Subsidiaries' workers' compensation insurance, and there is not any basis for any claim; (d) no deficiency for any workers' compensation insurance premium is payable, assessed, or proposed or threatened and there is not any basis for a deficiency; and (e) no basis exists for denial of coverage as to all or any part of the workers' compensation insurance of the Company or a Subsidiary.

4.24Environmental Matters. Except as disclosed in the Disclosure Schedule:

(a) Neither the Company nor either of the Subsidiaries is in violation of any Environmental Law or has any liability, obligation, or financial contingency of any kind arising under any Environmental Law;

(b) The operations of the Company, the Subsidiaries, and each of their predecessors are and always have been in full compliance with all applicable conditions, standards, limitations, restrictions, prohibitions, requirements, and obligations of all Environmental Laws and any related orders of any court or governmental body;

(c) All of the operations of the Company and the Subsidiaries and all the improvements on the Property have been constructed and operated in accordance with the representations and conditions made or set forth in each of the Governmental Authorizations or in the applications for the Governmental Authorizations;

(d) Neither the Company nor either of the Subsidiaries has received any formal or informal notification or other communication from any governmental authority or other person that it allegedly is a contributor to, or a potentially responsible party in connection with, any facility or property at or to which any Hazardous Material was used, stored, emitted, handled, treated, released, disposed, generated, processed, discharged, transported, or manufactured and the Property, the improvements on the Property, and any property formerly owned or used by the Company, either of the Subsidiaries, or any predecessor of the Company or a Subsidiary have not been subject to investigation by any governmental authority evaluating the need to investigate or undertake any remedial action on the property;

(e) None of the Company, the Subsidiaries, or the Managing Shareholders has received from any governmental authority, private land owner, or other person, or has any notice, complaint, knowledge, warning letter, or consent order relating to, the following: (i) an actual or potential violation of any Environmental Law with respect to the operation of the Business or any property owned or used or family owned or used by the Company, a Subsidiary, or a predecessor of the Company or a Subsidiary; or (ii) any actual or threatened obligation to bear any costs, losses, expenses, liabilities, or damages arising under any Environmental Law;

(f) Neither the Company nor either of the Subsidiaries is or has been a party to any Proceeding involving allegations of (i) a violation of any Environmental Law, (ii) the release of any Hazardous Material into the environment (whether in or outside the workplace), or (iii) any personal injury or property damage resulting from the use, release, storage, disposal, emission, handling, discharge, transport, treatment, manufacturing, of any Hazardous Material;

(g) There are not any pending or threatened claims against the Company or either of Subsidiaries by any governmental authority, private land owner, or other person, or any Liens on the assets of the Company or any of the Subsidiaries, that arise under or pursuant to any Environmental Law;

(h) Neither the Company nor either of the Subsidiaries has received from any governmental authority, private land owner, or other person, and no other person for whose conduct the Company or either of the Subsidiaries are legally responsible has received, any written claim, order, notice, inquiry, warning, citation, complaint, directive, summons, or other communication that relates to Hazardous Materials or any alleged, actual, or potential obligation to undertake or bear the cost of any liabilities arising under any Environmental Law;

(i) No person for whose conduct the Company or either of the Subsidiaries is legally responsible is in violation of any Environmental Law or has any liability, obligation, or financial contingency of any kind arising under any Environmental Law;

(j) The Company and each of the Subsidiaries have been issued, and will maintain in full force and effect through the Closing Date, every Governmental Authorization required with respect to (i)  air emissions, (ii) noise emissions, (iii)  discharges of surface water or groundwater, (iv)  solid or liquid waste disposal of Hazardous Materials, and (v)  compliance with any other Environmental Law;

(k) All Hazardous Materials used, stored, emitted, handled, treated, released, disposed, generated, processed, discharged, transported, or manufactured on, under, or near the Property by the Company, either of the Subsidiaries, or any other person have been used, stored, emitted, handled, treated, released, disposed, generated, processed, discharged, transported, and manufactured in compliance with all applicable Environmental Laws, and the Property (and any other property ever used by the Company, either of the Subsidiaries, or any predecessor of the Company or a Subsidiary) have never been used as a dump, landfill, disposal area, or storage site (whether permanent or temporary) for any Hazardous Materials;

(l) There is not, and never has been, any well, septic system, subsurface disposal systems or any above-ground or underground storage tanks or surface impoundments on, in, or under of the Property or any surface water on the Property, and none of the Company, the Subsidiaries, or any predecessor of the Company or a Subsidiary, has ever used a subsurface disposal system or any above-ground or underground storage tanks or surface impoundment located on any other property;

(m) There are not any wetlands (within the meaning of any Environmental Law) located on any part of the Property, there are no pipes or pipelines for the storage or transportation of Hazardous Materials, including heating oil, fuel oil, gasoline, and other petroleum products (whether those pipes or pipelines are closed, abandoned, or in operation), and all sewage from the Property is properly and legally discharged into the public sanitary sewer system;

(n) There are not any negotiations or agreements pending or planned between any governmental authority and the Company or either of the Subsidiaries relating to any Environmental Law or any assessment or remediation of any pollution or contamination;

(o) The Company has furnished to Investor or Phillips accurate and complete copies of all environmental tests, studies, and reports pertaining to the Property and the improvements on the Property that have been procured by it or were procured by any other person and are under its control or custody or otherwise available to it; and

(p) The Property is not contaminated by any Hazardous Material, and no Hazardous Materials have ever been spilled, leaked, released, emitted, discharged, or otherwise disposed on the Property in violation of any Environmental Law.

The Company acknowledges that Investor has never participated in the operation or management of the Property or the Business and has not otherwise been in a position to influence financial management, environmental remediation, hazardous waste disposal, or Hazardous Material treatment affecting or relating to the Property or any other real property owned or used by the Company, the Subsidiaries, or any of their predecessors.

4.25Depositaries. The Disclosure Schedule sets forth the name of each bank, financial institution, or similar entity in which the Company or any Subsidiary maintains an account, lock box, or safe deposit box, together with the names of all authorized signatories on each of the accounts, lock boxes, and safe deposit boxes.

4.26Brokerage. None of the Company, the Subsidiaries, or the Managing Shareholders has incurred any liability to a broker, finder, investment banker, or other intermediary who is entitled to be paid a fee, commission, or other remuneration in connection with this Agreement, the Transactions, or the Ancillary Agreements.

4.27Solvency. Each of the Company and the Subsidiaries is solvent and able to pay its debts generally as they mature. An insolvency proceeding of any character, including a bankruptcy, receivership, reorganization, or composition or arrangement of creditors, whether voluntary or involuntary, is not pending or threatened against the Company, either of the Subsidiaries, or any of their respective assets. Neither the Company nor either of the Subsidiaries has made any assignment for the benefit of its creditors or taken any other action with a view to, or that would constitute a basis for the institution of, a bankruptcy or an insolvency proceeding.

4.28Subsequent Events. Except as disclosed in the Disclosure Schedule, since April 30, 2001, there has not been any of the following:

(a) a materially adverse change in the assets, liabilities, or business of the Company or either of the Subsidiaries;

(b) any act, event, or omission described in clauses (i) - (xxviii) of section 5.3(n);

(c) any loss, damage, or destruction of any assets of the Company or either of the Subsidiaries, whether or not covered by insurance, that has not been repaired or replaced with property of equal or greater value, quality, and utility;

(d) a breach of any material lease, contract, agreement, promissory note, or other instrument pertaining to the Business; or

(e) enter into any contract providing for any of the foregoing or otherwise agree to do, or acquiesce in, any of the foregoing.

4.29Adverse Plans or Information. None of the Company, the Subsidiaries, or the Managing Shareholders has any plans for the conduct of its affairs or the Business that would have a material adverse effect on the Company or either of the Subsidiaries. Except as disclosed in this Agreement, the Disclosure Schedule, or the Company Financial Statements, none of the Company, the Subsidiaries, or the Managing Shareholders knows of any adverse fact, event, condition, or contingency, including knowledge of a contractual obligation, a requirement of law, a contemplated change in any law, any action contemplated by a competitor, any action or proposed action by a court or governmental authority, or any natural or artificial condition, that has or in the future reasonably could be expected to have a material adverse effect on the Company or a Subsidiary or that could render more costly or impair, prohibit, adversely affect, or interfere with the conduct of the Business.

4.30Accuracy of Representations. None of the information contained in the representations and warranties made by the Company, the Subsidiaries, and the Managing Shareholders in this Agreement or in any list, exhibit, schedule, certificate, or other document delivered or to be delivered to Investor by the Company, any of the Subsidiaries, or any of the Managing Shareholders pursuant to this Agreement or the Transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact that is necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE 5
FURTHER AGREEMENTS

5.1Third Party Approvals. The Company, the Subsidiaries, and the Managing Shareholders shall use commercially reasonable efforts to obtain the written consent or approval of each person (including every governmental authority) whose consent or approval is required to consummate the Transactions and shall deliver to Investor at the Closing the original or certified copies of those consents or approvals. The failure of the Company, the Subsidiaries, and the Managing Shareholders to obtain a person's consent or approval to the Transactions that Investor in good faith determines is immaterial to the Transactions will not abrogate this Agreement. Nevertheless, if any requisite consent or approval is not obtained by the Closing Date, the Company, the Subsidiaries, and the Managing Shareholders shall cooperate with Investor in any reasonable arrangement requested by Investor to provide it with the benefits of the Shares and the Transactions. Investor is not obligated to facilitate the procurement of any third-party consent or approval by assuming or guaranteeing a liability or obligation of the Company, a Subsidiary, or any of the Managing Shareholders or by undertaking to do so.

5.2Investigation of Company. Before the Closing, the Company, the Subsidiaries, and the Managing Shareholders shall (a) grant Investor and its representatives full and unrestricted access at any time and from time to time during regular business hours to all of the Company's and the Subsidiaries' respective business offices, premises, properties, books, records, and business information, (b) permit Investor and his representatives to inspect, examine, and make extracts from any of the foregoing as they consider appropriate, and (c) permit Investor and his representatives to conduct any further "due diligence" investigation of the Business, the Company, and the Subsidiaries as Investor or his representatives consider appropriate to determine the condition of the Business and to consummate the Transactions. Investor shall conduct any investigation of the Company and the Subsidiaries in a manner that will not unreasonably interfere with the Company's normal business operations. The Company, the Subsidiaries, and the Managing Shareholders shall furnish to Investor and his designated representatives all additional, available information regarding the assets, affairs, and business of the Company and the Subsidiaries as they may reasonably request.

5.3Conduct of Business Pending Closing. From the Execution Date until the Closing, and except as otherwise approved by Investor in writing in advance (which approval it may withhold in its sole discretion), the Company, the Subsidiaries, and the Managing Shareholders shall do the following, and shall cause the officers, directors, and employees of the Company and each of the Subsidiaries to do the following, all with the goal of preserving the Business and the goodwill of the Business:

(a) Preserve Corporate Status. The Company and each of the Subsidiaries shall maintain its status as an active corporation in good standing under the laws of the jurisdiction of its incorporation;

(b) Retain Employees. The Company and the Subsidiaries shall use their best efforts to retain the services of all leased, permanent, and temporary employees of the Company and the Subsidiaries;

(c) Preserve Business Relationships. Each of the Company and the Subsidiaries shall use its best efforts to preserve its business relationships with vendors, customers, suppliers, licensors, independent contractors, and others having business dealings with it;

(d) Conduct Usual Business. The Company and the Subsidiaries shall conduct and maintain the Business in the usual and ordinary course and consistent with past practices, including maintaining the level, hours, and schedules of operation and production in effect as of the Execution Date and maintaining the cash management customs and practices of the Company and the Subsidiaries (including the collection of receivables and payment of payables);

(e) Maintain Insurance. The Company and the Subsidiaries shall maintain in full force and effect all insurance policies that are in force with respect to its assets and business as of the Execution Date and keep all the material assets that are insurable adequately insured against loss or damage by fire and other casualties;

(f) Continue Governmental Authorizations. The Company and the Subsidiaries shall continue in full force and effect every Governmental Authorization pertaining to its business and its assets, and shall deliver to Investor copies of all documents or correspondence furnished by or to the Company or either of the Subsidiaries after the Execution Date in connection with any Governmental Authorization pertaining to the Business or the assets of the Company or either of the Subsidiaries;

(g) Pay Liabilities. Each of the Company and the Subsidiaries shall pay all its liabilities, and perform all its obligations, that affect the Business and its assets as they become due and before they become delinquent;

(h) Pay Taxes. The Company and the Subsidiaries promptly shall pay and satisfy on or before the Closing Date all Taxes that are due and payable on or before the Closing Date or that constitute a Lien on the assets of the Company or either of the Subsidiaries and were imposed or assessed before the Closing or on any income, profits, or receipts derived from the Business or the assets of the Company or either of the Subsidiaries;

(i) Notifications. The Company, the Subsidiaries, and the Managing Shareholders promptly shall notify Investor of the following:

(i) the institution of any Proceeding to which the Company or a Subsidiary is a party or to which its business or assets are subject;

(ii) any event or development that materially affects the Business or the financial condition of the Company or either of the Subsidiaries or that is not in the ordinary course of the Business;

(iii) any item or matter that constitutes a material breach of the representations and warranties of the Company, the Subsidiaries, or the Managing Shareholders in this Agreement;

(iv) the occurrence of any event that could result in the failure to satisfy a condition precedent specified in Article 7;

(v) its receipt of any notice or other communication from any third person alleging that the consent of that third person is or may be required in connection with the Transactions;

(vi) any emergency or other change in the normal course of the Business or in the operation of the Business and of any governmental hearings, complaints, investigations, or Proceedings (or communications indicating that the same might be contemplated) involving the Company or either of the Subsidiaries; and

(vii) the occurrence of any other event of which the Company, a Subsidiary, or any of the Managing Shareholders has knowledge and that could result in any failure to consummate the Transactions.

(j) Asset Maintenance. The Company and the Subsidiaries shall maintain all their respective assets, properties, and facilities in good repair and working order, ordinary wear and tear excepted;

(k) Books and Records. Each of the Company and the Subsidiaries shall keep its books of account, records, and files in the ordinary course of business and in accordance with existing practices;

(l) Legal Compliance. The Company and the Subsidiaries shall comply with all applicable laws (including securities laws);

(m) Contracts. Each of the Company and the Subsidiaries shall comply with its obligations under all agreements (oral or written) and shall send to Investor copies of all notices of breach or default delivered pursuant to any agreements (oral or written) within 24 hours after its receipt of the notices; and

(n) Extraordinary Transactions. The Company and the Subsidiaries shall refrain from engaging in any extraordinary transaction, except for this Agreement and the Transactions.

In addition, the Company and the Subsidiaries shall not do any of the following without the advance written approval of Investor (which it may withhold in his sole discretion) :

(i) distribute any of the assets of the Company to its shareholders;

(ii) execute any guarantee, incur or issue any debt, or borrow any money;

(iii) engage in any transaction, arrangement, or contract with any affiliate;

(iv) make any loan, advance, or investment or capital contribution in any person;

(v) settle, release, or forgive any claim or litigation or waive any material right;

(vi) amend, renew, or extend any existing agreement, unless required by law to do so;

(vii) amend its bylaws or articles of incorporation, except as required by this Agreement;

(viii) change the purpose or character of the Company's or any Subsidiary's business;

(ix) purchase or sell any machinery or equipment for an aggregate purchase price of more than $5,000;

(xx) enter into a contract providing for any of the foregoing or otherwise agree to do, or acquiesce in, any of the foregoing;

(xi) make or commit to make any individual material capital expenditure in excess of $1,000 or $5,000 in the aggregate;

(xii) adopt, amend, increase, terminate, or otherwise modify any Benefit Plan or Retirement Plan or any billing or collection procedures;

(xiii) grant or allow (without contesting) the attachment of a Lien on any of the assets of the Company or a Subsidiary, other than Permitted Liens;

(xiv) dissolve, liquidate (completely or partially), effectuate a share exchange with any other person, or merge or consolidate with or into any other person;

(xv) acquire any assets, raw materials, or properties, or enter into any other transaction except in the ordinary course of business consistent with past practices;

(xvi) make, enter into, modify, amend, or terminate any commitment, bid, or expenditure, other than in the ordinary course of business consistent with past practice;

(xvii) take any action that, or omit to take any action the omission of which, is reasonably likely to have a material adverse effect on the Company or any Subsidiary;

(xviii) borrow any money under an existing credit line or otherwise, whether or not the borrowillg is secured by a Lien on any of the assets of the Company or a Subsidiary;

(xix) enter into a labor or employment contract of any kind or otherwise commit to any compensation obligation to any leased, temporary, or permanent employee that is executory;

(xx) take any action that would cause any of the representations or warranties made by the Company, any of the Subsidiaries, or any of the Managing Shareholders not to remain true and correct;

(xxi) remove any assets from the Property or the Corporate Offices, unless any removed item is replaced before the Closing Date with a similar item of equal or greater value, quality, and utility;

(xxii) make any change in any method of accounting or accounting principle, method, estimate, or practice except for any change required by reason of a concurrent change in generally accepted accounting principles;

(xxiii) pay, loan, or advance any amount to, or sell, transfer, or lease any assets or properties to, or enter into any agreement or arrangement with any affiliate of the Company, a Subsidiary, or any of the Managing Shareholders;

(xxiv) amend, renew, extend, or execute any service or maintenance contract, unless the contract is terminable at will by the Company or a Subsidiary following the Closing on not more than 30 days' advance notice and without expense to the Company or either of the Subsidiaries;

(xxv) enter into a lease or contract pertaining to the Company or a Subsidiary that is not terminable at will by the Company or the Subsidiary following the Closing Date on not more than 30 days' advance notice and without expense to the Company or either of the Subsidiaries;

(xxvi) issue any equity securities or any right, option, warrant, or convertible securities of the Company or a Subsidiary or redeem, purchase, or otherwise acquire directly or indirectly any Company stock or any outstanding rights or securities exercisable or exchangeable for or convertible into any capital stock of the Company;

(xxvii) offer, sell, lease, exchange, transfer, or otherwise dispose of, or grant to any person a right or option to lease, acquire, or purchase, any assets of the Company or a Subsidiary (including any part of them or any interest in them, except in the usual and ordinary course of business);

(xxviii) reclassify any outstanding Common Stock or any equity securities of a Subsidiary into a different class or number of Shares or otherwise change its capitalization, or declare, set aside, or pay any dividends or other distributions (whether in cash, stock, property, or a combination of the foregoing) in respect of any shares of its capital stock; or

(xxix) increase the compensation or fringe benefits of any leased, temporary, or permanent employee, except for routine increases in the usual and ordinary course of business that are consistent with past practices, or pay to any leased, temporary, or permanent employee any severance, retention, or termination pay or any special bonuses or other special remuneration of any kind.

5.4 Public Announcements. Until the Transactions have been closed, Investor, Phillips, the Company, the Subsidiaries, and the Managing Shareholders shall not make any public statement or announcement concerning this Agreement or the Transactions without the advance written consent of Phillips.

5.5Further Assurances. At any time and from time to time after the Closing Date, the Company, each of the Subsidiaries, and each of the Managing Shareholders shall furnish to Investor any further assurance of the Transactions as Investor reasonably requests.

5.6Transaction Expenses. Each party to this Agreement shall pay its own costs and expenses (including attorney fees and expenses) in connection with the negotiation and consummation of this Agreement and the Transactions, except that the Company shall reimburse Investor at Closing for up to $20,000 in out-of-pocket costs and expenses (including legal and accounting fees incurred in the negotiation, preparation, execution, and delivery of the documents pertaining to the Transactions). Additionally, the Company shall pay any and all Taxes and regulatory fees attendant to the Transactions, including excise and intangible personal property taxes imposed by the State of Florida or other jurisdictions with respect to the issuance of the Shares to Investor.

ARTICLE 6
INDEMNIFICATION

6.1Indemnification of Investor. The Company, each of the Subsidiaries, and each of the Managing Shareholders (together, the "Sureties" and individually, a "Surety") jointly and severally shall defend, indemnify, and hold harmless Investor, Phillips, and their respective heirs, partners, assignees, and successors in interest by operation of law or otherwise (individually, a "Beneficiary") from any and all Losses that are paid, incurred, or suffered by a Beneficiary primarily as a result of any of the following (individually, an "Indemnified Loss" and collectively, "Indemnified Losses") :

(a) a breach of any warranty made by the Company, a Subsidiary, or any of the Managing Shareholders in this Agreement or in any Ancillary Agreement;

(b) a failure of the Company, a Subsidiary, or any of the Managing Shareholders to pay or perform any of their respective obligations under this Agreement;

(c) an inaccuracy in any representation or warranty made by the Company, a Subsidiary, or any of the Managing Shareholders in this Agreement or any list, exhibit, schedule, certificate, or other document delivered to Investor or Phillips in connection with this Agreement or the Closing of the Transactions;

(d) an omission of a material fact in any representation and warranty made by the Company, a Subsidiary, or any of the Managing Shareholders in this Agreement or any list, exhibit, schedule, certificate, or other document delivered to Investor or Phillips in connection with this Agreement or the Transactions, which material fact is necessary to make the statements made in the representation and warranty not misleading, in light of the circumstance under which they were made;

(e) any liability, obligation, or indebtedness of the Company or a Subsidiary that exists as of the Closing Date or that arises after the Closing Date from the conduct on or before the Closing Date of the Business or any business of a predecessor of the Company or a Subsidiary and that is not reflected in the Company Financial Statements;

(f) any removal, remedial response, or corrective action pursuant to an Environmental Law, or in connection with the clean up, removal, assessment, investigation, containment, remediation, restoration, or monitoring of any noise, odor, pollution or contamination of the air, soil, surface water, ground water, or other elements of the environment, that relates to, arises out of, or is attributable to, acts, events, omissions, and conditions existing or occurring on or before the Closing Date, except for any environmental matter or condition of which Investor has notice on or before the Closing Date; and

(g) a Proceeding that constitutes or might result in a Loss, is incident to any of the foregoing, or that relates to, or arises in any manner out of, the conduct on or before the Closing Date of the Business or any business of a predecessor of the Company or a Subsidiary, including the following:

(i) any claim or litigation by a past or present employee or stockholder of the Company, a Subsidiary, any of their respective affiliates, or any predecessor of the Company or a Subsidiary based on the execution and performance of this Agreement or the Closing of the Transactions;

(ii) any product liability or warranty claim attributable to any product processed or manufactured on or before the Closing Date whether sold on, before, or after the Closing Date; and

(iii) any claim by a finder, broker, financial advisor, investment banker, or other intermediary for a fee, commission, or other remuneration with respect to this Agreement or the Transactions based on services allegedly performed for or at the behest of the Company, any Subsidiary, or any Managing Shareholder.

6.2Expense Advancement or Reimbursement. The Sureties shall advance or promptly reimburse a Beneficiary for any and all costs and expenses incurred by the Beneficiary in connection with investigating, preparing to defend, settling, or defending any Indemnified Proceeding, whether or not a Beneficiary is a party or potential party to it.

6.3Contribution. If the indemnification or advancement and reimbursement of expenses provided in this Agreement is either unavailable to any Beneficiary for any reason or insufficient to hold a Beneficiary harmless to the extent contemplated by this Agreement, then each Surety otherwise obligated to provide the indemnification or advancement and reimbursement of expenses shall contribute to the Beneficiary the amount paid or payable by the Beneficiary for which indemnification or advancement and reimbursement of expenses is unavailable or insufficient in that proportion, as appropriate, to reflect the relative economic benefit to be received by each Surety from the Transactions. If the foregoing contribution is not permitted by applicable law, the Sureties shall contribute to the amount paid or payable by the Beneficiary for which indemnification or advancement and reimbursement of expenses is unavailable or insufficient an amount that is appropriate to reflect, not only the relative economic benefits received or to be received by them from the Transactions, but also their relative fault in the event, matter, proposal, or transaction for which indemnification or the advancement and reimbursement of expenses is unavailable or insufficient.

6.4Payment of Indemnification Claims. The Sureties shall pay every indemnification claim, without any set-off, defense, deduction, or counterclaim, within ten days after their receipt of the indemnification claim from a Beneficiary, unless the validity or amount of the indemnification claim is disputed by the Surety or the indemnification claim pertains to a Proceeding that is subject to a defense, in which case the Surety shall pay the indemnification claim within 30 days after the amount or validity of the indemnification claim is finally determined. However, the preceding sentence does not affect the Sureties' obligation to advance or promptly reimburse a Beneficiary for costs and expenses incurred by the Beneficiary in connection with the defense of any Indemnified Proceeding. If a Beneficiary is entitled to indemnification under this Agreement for only a portion of a loss, the Sureties shall indemnify the Beneficiary for that portion of the Indemnified Loss. If a Beneficiary pays an Indemnified Loss with the approval of a Surety, or if a Beneficiary becomes legally obligated to pay an Indemnified Loss, the Sureties shall reimburse the Beneficiary for the Indemnified Loss, or pay it on behalf of the Beneficiary, in accordance with this Agreement within ten days after the date when the Beneficiary notifies the Sureties of its request for payment or reimbursement of the Indemnified Loss. The obligations of the Sureties under this Agreement are absolute, irrevocable, and unconditional, are not subject to any set-off, defense, deduction, or counterclaim based on a claim that any Surety might have against any Beneficiary and are not limited or affected in any way by any other agreement, any right of audit or investigation granted to Investor by the Company, the Subsidiaries, or the Managing Shareholders, or any information obtained by Investor or available to it as a result of exercising any right of audit or investigation, whether before or after the Execution Date of this Agreement. Every amount paid to a Beneficiary by or on behalf of a Surety pursuant to an indemnification claim will be treated by the parties to this Agreement as an adjustment of the purchase price for the Shares. The Sureties jointly and severally shall pay to a Beneficiary, on demand, interest on the amount of any Indemnified Loss that is not paid when due, from the date when due until paid, at the annual rate then provided by Florida law for the payment of interest on judgments.

6.5Defense of Third-Party Claims. A Surety at its own cost and expense is entitled to employ its own separate counsel and participate at its own cost and expense in the defense of any Indemnified Proceeding for which a Beneficiary has requested or is entitled to indemnification or expense advancement or reimbursement pursuant to this Agreement, or, at the request of that Beneficiary, shall assume the defense of the Indemnified Proceeding with legal counsel selected by the Surety, but reasonably satisfactory to that Beneficiary. A Beneficiary, however, will be entitled to assume control of the defense of a Proceeding that involves any of the following: (a) a Proceeding by a governmental authority; (b) a claim for injunctive or other equitable relief; or (c) a non-monetary claim that reasonably could be expected to impair the prospects of the Business, so long as it notifies the Sureties of its election to do so in its notice of the Indemnified Loss.

If a Surety assumes the defense of any Indemnified Proceeding, the Sureties jointly and severally shall reimburse the Beneficiaries for all costs and expenses incurred by them in connection with the Indemnified Proceeding before the Sureties assumed control of the defense of it, and the Beneficiaries may elect to participate in the defense of the Indemnified Proceeding at their own cost and expense with legal counsel selected by them in their sole discretion. However, any party who elects to participate at its own cost and expense in the defense of any Indemnified Proceeding for which a Beneficiary has requested, or intends to request, indemnification or advancement and reimbursement of expenses under this Agreement shall cooperate, and shall cause its legal counsel to cooperate, with the party who is responsible for controlling the defense of the Indemnified Proceeding and its legal counsel in defending the Indemnified Proceeding.

Even if the Sureties assume the defense of an Indemnified Proceeding, a Beneficiary will be entitled to jointly control the defense, compromise, and settlement of the Indemnified Proceeding at the expense of the Sureties, if any of the following conditions or circumstances exist: (i) the Sureties have agreed to pay the fees and expenses of the Beneficiary's separate counsel; (ii) a court having jurisdiction rules that the Sureties have failed or are failing to defend the claim, in which case the Beneficiary will be entitled to assume control of the defense of the Indemnified Proceeding and the Sureties shall pay the reasonable fees and expenses of the separate counsel employed by the Beneficiary for that purpose; or (iii) the Beneficiary reasonably determines based on the advice of outside counsel that having common counsel with the Sureties would present an actual conflict of interest under applicable principles of legal ethics, in which case the Beneficiary may employ separate counsel to represent or defend it in the claim, and the Sureties shall pay the reasonable fees and expenses of not more than one separate counsel in addition to local counsel for all the Beneficiaries in connection with any single claim or separate but related or similar claims arising out of the same general allegations or circumstances.

If a Beneficiary employs separate counsel and participates in a claim for which the Surety has assumed the defense, the Beneficiary shall cooperate and shall cause its legal counsel to cooperate, with the Surety and its legal counsel in the defense of the claim assumed by the Surety. If the Surety does not assume the defense of an Indemnified Proceeding for which a Beneficiary has requested indemnification, or if the Surety is otherwise obligated to pay the fees and expenses of any separate counsel employed by a Beneficiary to defend or represent it in that Indemnified Proceeding, each Beneficiary who is entitled to employ separate counsel to defend or represent it in the Indemnified Proceeding at the expense of the Surety shall obtain the Surety's advance written approval of the legal counsel to be engaged by the Beneficiary to defend or represent it in the Indemnified Proceeding (which the Surety shall not unreasonably delay or withhold).

6.6 Settlement of Claims. The Sureties shall not, and they shall not permit any of their respective agents, officers, directors, shareholders, or employees to, settle, compromise, or admit civil liability in any pending or threatened Proceeding, unless either (a) the Sureties obtain the advance written consent of every Beneficiary who requested indemnification or advancement and reimbursement of expenses pursuant to this Agreement (which consent they shall not unreasonably delay or withhold) or (b) the settlement, compromise, or admission of civil liability includes the unconditional release of all the Beneficiaries from all liability arising out of the Proceeding.

ARTICLE 7
CLOSING OF TRANSACTIONS

7.1 Closing Time and Place. The parties shall close the Transactions at 10:00 A.M., Tampa, Florida time, on the Closing Date at the law offices of Glenn Rasmussen Fogarty & Hooker, P.A., 100 South Ashley Drive, Suite 1300, Tampa, Florida. If the Closing Date is a Sunday, Saturday, or legal holiday observed by national banks in Tampa, Florida, the Closing Date will be extended automatically to the next day that is not a Sunday, Saturday, or legal holiday observed by national banks in Tampa, Florida. Investor may extend the Closing Date one or more times, without consideration, for up to 90 cumulative days by giving written notice of the extension to the Company on or before the then-scheduled Closing Date. Whether or not any of them approved this Agreement, the changing of the date, time, or place for the Closing will not require the approval of any of the directors or shareholders of the Company or the Subsidiaries.

7.2 Closing Obligations of the Company. At the Closing, the Company shall do the following:

(a) Deliver to Investor a stock certificate of the Company representing the Shares, free and clear of any Lien, assessment, adverse claim, contract for sale, option to purchase, preemptive right, right of first offer or refusal, or other voting or transfer restriction of any kind whatsoever, except for any transfer restrictions imposed by the Shareholder Agreement and state and federal securities laws of the United States of America;

(b) Execute and deliver to Investor the Warrant Certificate;

(c) Execute and deliver to Phillips a counterpart of the Employment Agreement;

(d) Execute and deliver to Investor a counterpart of the Registration Rights Agreement;

(e) Execute and deliver to Investor a counterpart of the Security Agreement;

(f) Execute and deliver to Investor a counterpart of the License Agreement;

(g) Execute and deliver to Investor and the Managing Shareholders a counterpart of the Shareholder Agreement;

(h) Execute and deliver to Investor and Phillips a counterpart of the Indemnification Agreement;

(i) Deliver to Investor and Phillips a copy of the budget and the revised bank account agreements and signature cards that are required by section 2.16;

(j) File the Articles Amendments with the applicable governmental authority and adopt and deliver to Investor a certified copy of the Bylaws Amendments;

(k) Deliver to Investor a copy of the Stock Option Plan, as adopted and executed by the Company;

(l) Deliver to Investor a certified copy of every Executive Employment Agreement executed by the Company with a key employee who was so designated by Investor in accordance with section 2.8;

(m) Deliver to Investor the original or a certified copy of the written consent or approval of every person (if any) whose consent or approval is required for the Transactions;

(n) Deliver to Investor a written consent signed by all the directors of the Company and each of the Subsidiaries or a certified copy of resolutions duly adopted by the directors of the Company and each of the Subsidiaries, authorizing the Bylaws Amendments, the Articles Amendments, the adoption of a Stock Option Plan, and the execution, delivery, and performance of this Agreement and the consummation of the Transactions; and

(o) Execute and deliver to Investor a closing certificate in the form of Exhibit "M."

7.3Closing Obligations of Investor. On the Closing Date, Investor shall do the following:

(a) Tender to the Company payment of the purchase price for the Shares in the manner specified in section 2.2;

(b) Execute and deliver to the Company a counterpart of the Registration Rights Agreement;

(c) Execute and deliver to the Company a counterpart of the Security Agreement;

(d) Execute and deliver to the Company a counterpart of the License Agreement;

(e) Execute and deliver to the Company and the Managing Shareholders a counterpart of the Shareholder Agreement;

(f) Execute and deliver to the Company a closing certificate in the form of Exhibit "N."

7.4Closing Obligations of Phillips. On the Closing Date, Phillips shall do the following:

(a) Execute and deliver to the Company a counterpart of the Employment Agreement;

(b) Execute and deliver to the Company a counterpart of the Indemnification Agreement; and

(c) Execute and deliver to the Company a closing certificate in the form of Exhibit "O."

7.5Closing Obligations of Managing Shareholders. On the Closing Date, the Managing Shareholders shall do the following:

(a) Execute and deliver to Investor and the Company a counterpart of the Shareholder Agreement; and

(b) Execute and deliver to Investor a closing certificate in the form of Exhibit "P."

7.6Conditions Precedent of Investor and Phillips. The closing obligations of Investor and Phillips under this Agreement are subject to the following conditions precedent, each of which must be satisfied on or before the Closing Date, unless waived in writing by Investor and Phillips:

(a) Representations and Warranties. Each representation and warranty of the Company, the Subsidiaries, and the Managing Shareholders in this Agreement must be accurate in all material respects as of the Execution Date and as of the Closing Date as though made on that date;

(b) Performance of Agreement. The Company, each of the Subsidiaries, and each of the Managing Shareholders must have complied in all material respects with all covenants and agreements contained in this Agreement and performed every obligation required by this Agreement to be performed or satisfied by each of them at or before the Closing;

(c) Consents and Approvals. The Company, the Subsidiaries, and the Managing Shareholders must have received and delivered to Investor originals or certified copies of all consents and approvals that, in the opinion of Investor, are necessary or advisable to close the Transactions;

(d) Investigation by Investor. Investor must be satisfied, in its sole discretion, with (i) the results of its "due diligence" investigation of the Company, the Subsidiaries, and the officers, directors, and key employees of the Company and the Subsidiaries, (ii) the exclusive ownership of the Company or the Subsidiaries of the Proprietary Rights necessary for them to conduct the Business, and (iii) the joint venture between SDI and China Shanghai (Group) Corporation for Foreign Economic and Technological Corporation;

(e) Key Employee Agreements. The Company must have executed an Executive Employment Agreement with each of its key employees, as designated by Investor pursuant to section 2.8;

(f) Business Operations. The Company and the Subsidiaries must have conducted and operated the Business during the period beginning on the Execution Date and ending on the Closing Date in a manner consistent with the requirements of section 5.3;

(g) Material Adverse Change. There must not have occurred since the Execution Date any event, condition, or circumstance that had, has, or reasonably could be expected to have a material adverse effect on the Business, the Company, either of the Subsidiaries, or any of the assets of the Company or a Subsidiary;

(h) Stock Option Plan. The Company must have adopted the Stock Option Plan;

(i) Bylaws and Articles of Incorporation. The Company and each of the Subsidiaries must have adopted the Bylaws Amendments and must have approved and filed the Articles Amendments with the appropriate governmental authority;

(j) Sale of Shares. The Company, at its sole cost and expense, must have taken all actions necessary to ensure that the offer and sale of the Shares to Investor comply fully with all applicable laws;

(k) Adverse Proceeding. A Proceeding must not be pending or threatened before, and a law or order must not have been issued, adopted, enacted, entered, enforced, or held applicable to the Transactions by, any governmental authority, any judicial tribunal in Canada, or any state or federal court in the United States of America that directly or indirectly does or seeks to do any of the following: (i) declare the purchase or ownership by Investor of the Shares to be illegal; (ii) prohibit Investor from fully exercising all voting and other rights and privileges attendant to the Shares; or (iii) enjoin, restrain, or otherwise prohibit the acquisition or ownership of the Shares by Investor or the full exercise by Investor of all voting and other rights and privileges attendant to the Shares;

(l) Conversion of Notes Payable. All the promissory notes listed on the Disclosure Schedule must have been converted into shares of Common Stock at a conversion price not lower than $.75 per share of Common Stock; and

(m) Election as Director. Investor must have been elected as a director of the Company and each of the Subsidiaries and as Vice President, Finance and Administrator, of the Company, effective as of the Closing Date.

A waiver of any condition precedent to the closing obligations of Investor and Phillips will be valid and effective if approved orally or in writing by Investor or Phillips, and any unsatisfied condition precedent will be deemed waived (without further action) by the Closing of the Transactions.

7.7Conditions Precedent of Company, Subsidiaries, and Managing Shareholders. The closing obligations of the Company, the Subsidiaries, and the Managing Shareholders under this Agreement are subject to the following conditions precedent, each of which must be satisfied on the Closing Date, unless waived in writing by the Company:

(a) Representations and Warranties. Each representation and warranty of Investor and Phillips contained in this Agreement must be accurate in all material respects as of the Execution Date and as of the Closing Date;

(b) Compliance with Agreement. Investor must have performed in all material respects every obligation required by this Agreement to be performed by it on or before the Closing Date; and

(c) Adverse Proceeding. A Proceeding must not be pending or threatened before, and a law or order must not have been issued, adopted, enacted, entered, enforced, or held applicable to the Transactions by, any governmental authority or any state or federal court in the United States of America that directly or indirectly does or seeks to do any of the following: (i) declare the purchase or ownership of the Shares by Investor to be illegal; (ii) prohibit Investor from fully exercising all voting and other rights and privileges attendant to the Shares; or (iii) enjoin, restrain, or otherwise prohibit the acquisition or ownership of the Shares by Investor or the full exercise by Investor of all voting and other rights and privileges attendant to the Shares.

A waiver of any condition precedent to the closing obligations of the Company, the Subsidiaries, and the Managing Shareholders will be valid and effective if approved orally or in writing by an executive officer of the Company, and any unsatisfied condition precedent will be deemed waived (without further action) by the Closing of the Transactions. Any executive officer of the Company may waive any condition precedent to the closing obligations of the Company, the Subsidiaries, and the Managing Shareholders, without any notice to, or approval of, the Subsidiaries, the Managing Shareholders, the board of directors of the Company or the Subsidiaries, or any other shareholders of the Company.

ARTICLE 8

TERMINATION

8.1Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated, and the Transactions abandoned by all the parties to this Agreement, at any time on or before the Closing Date, whether or not this Agreement is approved by any lender, third party, or the directors or shareholders of the Company or any Subsidiary:

(a) By a written agreement of Investor and the Company;

(b) By either Investor or the Company, if the Transactions have not been closed by 11:59 P.M., Tampa, Florida, time, on September 30, 2001, except that a party will not be entitled to terminate this Agreement pursuant to this subsection (b) if that party's inaction or breach of this Agreement has prevented the consummation of the Transactions at or before that time;

(c) By Investor, if any representation or warranty of the Company, the Subsidiaries, or the Managing Shareholders in this Agreement is inaccurate in any material respect as of the Execution Date or as of the Closing Date, or if the Company, either of the Subsidiaries, or any of the Managing Shareholders breach in any material respect any obligation that is required by this Agreement to be performed or satisfied by any of them on or before the effective date of the termination and the breach is not cured within ten days after Investor gives them written notice of the breach;

(d) By Investor, if any event or circumstance exists or has occurred that makes it impossible to satisfy on the Closing Date any condition precedent to its obligation to close the Transactions that is set forth in section 7.5 and has not been waived in writing by it, or if any condition precedent to its obligation to close the Transactions that is set forth in section 7.5 has not been satisfied or waived by it on or before the Closing Date, but only in each case if Investor has not otherwise breached in any material respect any of its warranties, obligations, or representations under this Agreement and the inability or failure to satisfy the condition precedent is not attributable to the action or inaction of Investor;

(e) By Investor, if it is dissatisfied in any way (in its sole discretion) with its due diligence investigation of the Business, the Company, the Subsidiaries, the management of the Company or either of the Subsidiaries, or any other matter pertaining to the Business, the Company, the Subsidiaries, or the Transaction;

(f) By the Company, if any representation or warranty of Investor and Phillips in this Agreement is inaccurate in any material respect as of the Execution Date or as of the Closing Date, or if Investor or Phillips breaches in any material respect any obligation that is required by this Agreement to be performed or satisfied by it or him on or before the effective date of the termination and the breach is not cured within ten days after the Company gives Investor or Phillips notice of the breach;

(g) By the Company, if any event or circumstance exists or has occurred that makes it impossible to satisfy on the Closing Date any condition precedent to its obligation to close the Transactions that is set forth in section 7.6 and has not been waived by it, or if any condition precedent to its obligation to close the Transactions that is set forth in section 7.6 has not been satisfied or waived by it on or before the Closing Date, but only in each case if none of the Company, the Subsidiaries, or the Managing Shareholders has not otherwise breached in any material respect any of its respective warranties, obligations, or representations under this Agreement and the inability or failure to satisfy the condition precedent is not attributable to the action or inaction of the Company, a Subsidiary, or any of the Managing Shareholders; or

(h) By Investor or the Company, if any governmental authority or state or federal court in the United States of America adopts, enters, or issues a final, nonappealable order, or adopts, holds applicable to the Transactions, or takes any other action that directly or indirectly does the following: (i) declares the purchase or ownership of the Shares by Investor or its exercise of any rights or privileges attendant to the Shares to be illegal; or (ii) permanently enjoins, restrains, or otherwise prohibits the purchase, ownership, or exercise of attendant rights of the Shares by Investor.

Termination of this Agreement by any party pursuant to clauses (b) through (g) above will be valid only if a notice of termination signed by or on behalf of the party electing the termination is provided to all the other parties to this Agreement. Termination of this Agreement in accordance with clause (a) above will be effective as of the date specified in the parties' written agreement of termination. Termination of this Agreement in accordance with clause (h) above will be effective on the effective date of the order or other action that makes the Investor's purchase or ownership of the Shares or his exercise of any rights or privileges attendant to the Shares illegal or permanently enjoins, restrains, or prohibits the Investor's purchase or ownership of the Shares or his exercise of any rights or privileges attendant to the Shares. Termination of this Agreement pursuant to any other clause above will be effective when the notice of termination is given to the other parties to this Agreement by the party electing the termination.

8.2Effect of Termination. If this Agreement is terminated as provided in this Article 8, this Agreement will terminate, and none of the parties to this Agreement will have any further duty, right, liability, or obligation under this Agreement, except that a party will not be relieved from liability for any breach of a warranty, obligation, or representation under this Agreement that occurred before the effective date of termination. The respective rights of Investor and the Company to terminate this Agreement will be deemed waived by the Closing of the Transactions.

8.3Waivers, Amendments, and Extensions. A waiver of any provision of this Agreement will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver is sought to be enforced. An amendment, extension, modification, termination, or cancellation of this Agreement or any provision of it will be valid and effective only if it is signed by all the parties to this Agreement. At any time on or before the Closing Date, and regardless of whether this Agreement has been approved by any third party or by the partners, shareholders, or board of directors of a party to this

Agreement, the parties to this Agreement may in writing: (a) extend the time for performance of any of the obligations or other actions of the other parties; (b) waive any inaccuracies of the representations or warranties of the other parties contained in this Agreement; (c) waive compliance with any of the covenants of the other parties contained in this Agreement; (d) waive performance of any of the obligations of the other parties created under this Agreement; or (e) waive any of the conditions precedent to its own obligations under this Agreement. No delay or course of dealing by a party to this Agreement in exercising a power, right, or remedy under this Agreement will operate as a waiver of any power, right, or remedy of that party, except to the extent expressly manifested in a writing signed by or on behalf of that party. In addition, the written waiver by a party of a power, right, or remedy under any provision of this Agreement will not constitute a waiver of any succeeding exercise of the power, right, or remedy or a waiver of the provision itself.

ARTICLE 9

MISCELLANEOUS

9.1Direct or Indirect Action. When any provision of this Agreement requires or prohibits a person from taking any particular action, the provision applies regardless of whether the action is taken directly or indirectly by the person.

9.2Time of the Essence. Time is of the essence with respect to the performance and satisfaction by each party to this Agreement of every obligation to be performed and every condition to be satisfied by the party under this Agreement.

9.3Recurring Words. Wherever used in this Agreement, (a) the words "consent" and "approval" are synonymous, (b) the word "including" is always without limitation, (c) neuter words should be construed to include correlative feminine and masculine words, and (d) words in the singular number include words in the plural number and vice versa.

9.4Governing Law. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

9.5Rights of Third Parties. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer or grant to any person, except the parties to this Agreement and the heirs, assignees, and successors in interest of Investor (by operation of law or otherwise), any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of it, and except that every Beneficiary is a third-party beneficiary of the indemnification and related provisions in Article 6.

9.6Severability. Each provision of this Agreement should be construed and interpreted so it is valid and enforceable under applicable law. Except as otherwise provided below, if a provision of this Agreement (or the application of it) is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity or interpretation of the other provisions of this Agreement or the application of that provision to a person or circumstance to which it is valid and enforceable, unless the invalidity affects the lawfulness of Investor's acquisition or ownership of the Shares or his ability to enjoy or exercise any rights and privileges attendant to the Shares, in which case Investor may terminate this Agreement as provided in section 8.1.

9.7Assignment; Binding Effect. This Agreement is not assignable (by operation of law or otherwise) by the Company, either of the Subsidiaries, or any of the Managing Shareholders without the advance written approval of Investor and Phillips, which they may withhold in their sole discretion. The assignment of this Agreement by the Company, either of the Subsidiaries, or any of the Managing Shareholders without the advance written approval of Investor and Phillips will be invalid and unenforceable as to Investor. Investor may assign its rights under this Agreement to any affiliate of Investor without the approval of any other party, but the assignment will not release Investor from its obligations under this Agreement. If this Agreement is assigned by a party in accordance with its terms, all references in this Agreement to that party will pertain to the assignee, and the parties shall make all revisions to this Agreement that are necessary to substitute the assignee for the assignor. This Agreement is binding on each party's assignees and successors in interest (by operation of law or otherwise) and inures to the benefit of each party's authorized assignees and successors in interest.

9.8Dispute Resolution. The parties to this Agreement shall resolve in the manner provided in this section any claim, dispute, or controversy among or between any of them that arises out of, or relates to, this Agreement, the Transactions, and Investors investment in the Company (a "Dispute"), including in particular Indemnification Claims under Article 6 of this Agreement.

(a) Negotiation. The parties to this Agreement shall attempt in good faith to resolve any Dispute promptly by negotiations among a representative of Investor, one or more senior executives of the Company who have authority to settle the controversy, and a representative of the Managing Shareholders (these persons are hereinafter referred to, individually, as an "Executive" and, collectively, as "Executives"). The party asserting a claim against another party shall give the other party written notice of the claim. Within ten days after receipt of that notice, the receiving party shall submit a written response to the party asserting the claim. The notice and response shall include (i) the name and title of each Executive who will represent the party, and (ii) a statement of the party's position and a summary of the evidence and arguments supporting its position. The Executives shall meet at a mutually acceptable time and place within 20 days after the date of the notice of the claim and thereafter as often as they reasonably consider necessary to exchange relevant information and to attempt to resolve the dispute. If an Executive intends to be accompanied at a meeting by an attorney, the Executive shall give every other Executive at least five days' notice of that intention, and every other Executive also may be accompanied at the meeting by an attorney. All negotiations among the Executives pursuant to this dispute resolution procedure will be confidential and constitute compromise and settlement negotiations between the parties for purposes of all state and federal rules of evidence.

(b) Compulsory Non-Binding Mediation. If the parties to a Dispute are unable to resolve it by mutual agreement, they shall promptly attempt in good faith to resolve the Dispute by non-binding mediation in Tampa, Florida, in accordance with the Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution, 366 Madison Avenue New York, New York 10017; Telephone: (212) 949-6490; Fax: (212) 949-8859; E-mail: info@cpradr.org., within 30 days after the appointment of a mediator who is mutually acceptable to the parties to the Dispute. Any party to the Dispute may elect to submit the Dispute to mediation by delivering written notice to every other party to the Dispute. The parties to the Dispute shall share equally the costs of mediation, including the fees of the mediator and any rental or other cost of obtaining a place for the mediation, but excluding our own expenses and attorney fees. If the parties to the Dispute reach a mutually acceptable settlement of the Dispute during the mediation, they shall record the settlement in a written settlement agreement that will be binding on all of them. None of the parties to the Dispute shall terminate the mediation unless each of them has participated (or been afforded an opportunity to participate) in the mediation and are unable to agree on a settlement. Mediation discussions between parties to the Dispute and opinions of the mediator are confidential and are not permitted to be relied on, referred to, or introduced as evidence in any subsequent litigation or other legal proceeding. All applicable statutes of limitation will be tolled during the pendency of mediation, and the parties to the mediation shall take any and all action that is necessary to accomplish that tolling.

(c) Litigation or Arbitration. If a Dispute is not resolved pursuant to mediation within 60 days after the initiation of the mediation, any party to the Dispute may elect to settle the Dispute by initiating litigation on ten days' advance written notice to every other party to the Dispute or by submitting the Dispute to binding arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution.

(d) Binding Arbitration. A party to the Dispute may commence binding arbitration by giving every other party to the Dispute a notice of arbitration in accordance with the CPR Rules for Non-Administered Arbitration and any related commentary. The arbitration will be conducted in the English language by a sole arbitrator and governed by the Florida Arbitration Act and the substantive laws of the State of Florida.

(e) Selection of Arbitrator. The arbitration will be conducted by a Florida corporate lawyer who is rated "AV" by Martindale-Hubbell Law Directory, who is selected by agreement of the parties to the Dispute, and who is independent (not a lawyer or relative of any officer, director, or shareholder of the corporation) without any economic or financial interest of any kind in the outcome of the arbitration. If the parties to the Dispute cannot agree on an arbitrator within 15 days after the effective date of the notice of arbitration, the party who submitted the Dispute to arbitration shall circulate to the other party or parties to the Dispute a list of ten Florida corporate lawyers who are licensed to practice law in the State of Florida, are rated "AV" by Martindale-Hubbell Law Directory, and are acceptable to it to serve as arbitrator of the Dispute. The other party or parties to the Dispute shall select the arbitrator from this list of proposed arbitrators and notify the other party of their selection within 15 days after receiving the list of proposed arbitrators. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator, and the other party or parties will be entitled to chose the arbitrator for the arbitration from the list of lawyers provided by the party who submitted the Dispute to arbitration. If for any reason none of the parties to the Dispute selects an arbitrator within the 15-day period, or if there are multiple parties to the Dispute and they do not agree on the selection of an arbitrator from the list provided by the party who submitted the Dispute to arbitration, the arbitrator will be selected by the CPR Institute for Dispute Resolution based on the criteria stated above. The parties to the Dispute shall pay on a pro rata basis all fees and expenses charged by the CPR Institute for Dispute Resolution for its services in selecting an arbitrator.

(f) Arbitration Award. The award of the arbitrator will be final and binding as to all the parties to the Dispute and will not be subject to appeal, review, or re-examination by a court or the arbitrator, except for fraud, perjury, manifest clerical error, or evident partiality or misconduct by the arbitrator that prejudices the rights of a party to the arbitration. The award of the arbitrator may include an award of any damages other than treble, special, punitive, exemplary, or consequential damages, and, pursuant to the pleading of any party to the dispute, any court having jurisdiction may enter a judgment of any award rendered in the arbitration.

(g) Equitable Remedies; Enforcement Litigation.

Whether or not a Dispute is submitted to binding arbitration, the parties to the Dispute retain all rights to obtain injunctive relief and other equitable remedies to enforce their respective rights. Without limiting the generality of the foregoing, any party to a Dispute may (a) petition a court of competent jurisdiction to enter a temporary restraining order or preliminary injunction to preserve the status quo pending resolution of any arbitration proceeding, and (b) commence a proceeding in any court of competent jurisdiction to enforce any arbitration award or a settlement resulting from mediation or negotiation of the parties.

(h) Exclusive Venue for Litigation. The proper, exclusive, and convenient venue for any litigation that is initiated to settle a Dispute is the Circuit Court for Hillsborough County, State of Florida, United States of America, for state trial court proceedings, and the United States District Court for the Middle District of Florida - Tampa Division, for federal district court proceedings. Each party to this Agreement waives any defense, whether asserted by motion or pleading, that the Circuit Court for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida - Tampa Division, is an improper or inconvenient venue.

(i) Prevailing Party Reimbursement. In any arbitration or litigation (including appellate proceedings) of a Dispute, the losing party shall reimburse the prevailing party, on demand, for all costs and expenses (including legal fees and expenses) that are incurred by the prevailing party as a result of the arbitration or litigation, as determined by the court or arbitrator.

9.9Venue and Jurisdiction. Each party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any litigation relating to this Agreement is the Circuit Court for Hillsborough County, Florida, for state trial court proceedings, and the United States District Court for the Middle District of Florida - Tampa Division, for federal district court proceedings, and (c) waives any defense, whether asserted by motion or pleading, that the Circuit Court for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida - Tampa Division, is an improper or inconvenient venue. In any arbitration or litigation (including appellate proceedings) among the Investor, Phillips, the Company, a Subsidiary, or any of the Managing Shareholders that arises out of this Agreement or any of the Transactions, the losing party shall reimburse the prevailing party, on demand, for all costs and expenses (including legal fees and expenses) that are incurred by the prevailing party as a result of the arbitration or litigation.

9.10Notices. Any notice, demand, waiver, consent, approval, or other communication that is required or permitted to be given to any party under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly provides for it to be in writing) and given to that party by telecopy, hand delivery, commercial courier, or first-class, postage prepaid, United States mail (whether or not certified or registered, and whether or not a return receipt is requested or received by the sender) at the addresses or fax numbers set forth below or to any other address or fax number as a party designates by notice given in the manner provided in this section:

(a) If to Investor and Phillips:

Carey M. Phillips
Phillips Family Limited Partnership

c/o Darrel A. Jesse
600 Stevens Port Drive, Suite 105
Dakota Dunes, SD 57049
Telephone: [__________]
Telecopy: [__________]

with a copy to (which will not constitute notice) :

Glenn Rasmussen Fogarty & Hooker, P.A.
100 South Ashley Drive, Suite 1300
Tampa, Florida 33602
Fax No.: (813) 229-5946

Attention: Bob Rasmussen or Steve Holtzman

(b) If to the Company, the Subsidiaries, or the Managing Shareholders:

c/o SailTech International, Inc.
2964 63rd Avenue East
Bradenton, Florida 34203
Fax No.: (941) 752-3275

Attention: Gunter Richtler

with a copy to (which will not constitute notice) :

Transition Capital Management, Inc.
609 Granville Street, Suite 1040
Pacific Centre
Vancouver, B. C.
V7Y 165 CANADA
Fax No. (604) 408-1842

Attention: Valerie Walsh

A validly given notice, request, demand, waiver, consent, approval, or other communication under this Agreement will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the fifth day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid, United States mail. Each party promptly shall notify the other parties of any change in its mailing address or telecopy number for notices.

9.11Counterparts. The parties to this Agreement may execute this Agreement in counterparts and by facsimile or electronic signature. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, collectively, will constitute the same agreement.

9.12Effective Date. This Agreement will become effective on the Execution Date when the last of all the parties to this Agreement has executed and delivered to the other parties a counterpart of it. The Closing of the Transactions will be effective as of 12:01 AM on the Closing Date.

9.13Complete Agreement. This Agreement records the entire understanding among the parties regarding the Transactions and supersedes any previous or contemporaneous agreement, understanding, or representation, oral or written, by any of them.

9.14Survival of Provisions. Except for the obligations that are expressly required to be performed or satisfied in full on or before the Closing Date, and except for the provisions of sections 5.2, 5.4, 8.1 and 8.2 of this Agreement, the respective warranties, obligations, and representations of the parties under this Agreement will survive the Closing and the consummation of the Transactions, but not the rescission of this Agreement or the termination of this Agreement by either party in accordance with section 8.1, unless a party terminates this Agreement based on a breach of this Agreement by the other party, in which case the provisions of this Agreement will survive until the claim for breach of this Agreement has been resolved or (if sooner) is barred by the applicable statute of limitation. All the obligations of every party under this Agreement will expire when fully performed and discharged, and any obligation that is required to be performed or satisfied on or before the Closing Date will be completely waived, discharged, or performed by the closing of the Transactions. However, a Beneficiary's right to indemnification under the provisions of Article 6 of this Agreement for a breach in any material respect of any warranty, obligation, or representation of another party to this Agreement will not be affected by any investigation, examination, or due diligence conducted by or on behalf of the party, except for any information expressly disclosed in this Agreement, the Disclosure Schedule, and the Seller Financial Statements.

EXECUTED: August 31, 2001.

ATTEST:	"COMPANY"
SAILTECH INTERNATIONAL, INC. 2964 63rd Avenue East Bradenton, Florida 34203 Telephone: (941) 739-7904 Telecopy: (941) 752-3275
________________________ Secretary	By:___________________________(SEAL) PresidentGunter Richtler
Executed: August ____, 2001

ATTEST:	"SUBSIDIARIES"
SAILTECH DESIGN, INC., a Florida corporation 2964 63rd Avenue East Bradenton, Florida 34203 Telephone: (941) 739-7904 Telecopy: (941) 752-3275
________________________ Secretary	By:___________________________(SEAL) Name: ________________________ Title: _________________________Gunter Richtler
Executed: August ____, 2001
ATTEST:
SAILTECH DESIGN, INC., a British Columbia corporation 1040-609 Granville Street Vancouver, B.C. V7Y 1G5 CANADA
________________________ Secretary	By:___________________________(SEAL) Name:________________________ Title:_________________________
Executed: August ____, 2001
WITNESSES:	" MANAGING SHAREHOLDERS"
________________________________ GUNTER RICHTLER #209-230 Ash St. New Westminster, BC V3M 3M3 CANADA Telephone: [__________] Telecopy: [__________]
________________________ Name
________________________ Name	Executed: August ____, 2001

WITNESSES:
____________________________________
W. BARRY GIRLING
200-580 Hornby St.
Vancouver BC
V6C 3B6 CANADA
Telephone: [__________]
Telecopy: [__________]
Executed: August __, 2001

Name:_______________________

____________________________
Name:_______________________

"INVESTOR"

PHILLIPS FAMILY LIMITED PARTNERSHIP
c/o Darrel A. Jessee
600 Stevens Port Drive, Suite 105
Dakota Dunes, SD 57049
Telephone: [__________]
Telecopy: [__________]
By:____________________________(SEAL)
Carey M. Phillips, General Partner

Executed: August ____, 2001

WITNESSES:
____________________________
Name: ______________________

____________________________
Name: ______________________

"PHILLIPS"

____________________________________
CAREY M. PHILLIPS
32421 West Loop Road
Sioux City, Iowa 51108-8537
Telephone: (712) 255-0781
Telecopy: (712) 255-8019

Executed: August ____, 2001

WITNESSES:
____________________________
Name: ______________________

____________________________
Name:_______________________

SAILTECH INTERNATIONAL, INC.

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION

1.Name of the corporation is: SailTech International, Inc.

2.Article XII of the Articles of Incorporation of the corporation has been amended entirely to read as follows:

One-third of the votes entitled to be cast on any matter by each shareholder voting group entitled to vote on a matter will constitute a quorum of that voting group for action on that matter by shareholders, except that the affirmative vote of the holders of 65% of the issued and outstanding common stock of the Corporation is required to ratify, approve, or authorize each of the following matters:

(a) Any amendment of these Articles of Incorporation or the Bylaws of the Corporation;

(b) The creation, issuance, borrowillg, assumption, or incurring of any indebtedness in excess of $250,000 by the Corporation or a subsidiary of the Corporation, excluding accounts payable incurred in the usual and ordinary course of business;

(c) An extension of credit in excess of $250,000 by the Corporation or a subsidiary of the Corporation pursuant to which it becomes directly or contingently liable for any liability, obligation, or indebtedness of another person, whether as a surety, endorser, co-obligor, guarantor, or accommodation party.

(d) The issuance or sale of any capital stock or other equity securities, or any debt securities convertible into equity securities of the Corporation or any subsidiary of the Corporation, or any rights, options, or warrants to acquire any equity securities of the Corporation or any subsidiary of the Corporation, or the purchase or redemption of any capital stock of the Corporation;

(e) Any capital expenditure (including capitalized leases and interest costs) by the Corporation or a subsidiary of the Corporation in excess of $250,000 per item or series of related items, or the lease of any property by the Corporation or a subsidiary of the Corporation pursuant to an operating lease providing for total rental payments in excess of $250,000 per item or series of related items;

(f) The authorization by the Corporation of the creation, issuance, borrowillg, assumption, or incurring of any indebtedness in excess of $250,000 by any joint venture, partnership, limited liability company, or other business organization of which the Corporation or a subsidiary of the Corporation is a partner, member, shareholder, or other constituent with approval or authorization power or rights;

(g) An investment of any amount in any person or business organization (including the ownership or acquisition of any stock or other securities), or the creation of a subsidiary by any other means, except (i) stock or other securities received in settlement of a debt that was created in the usual and ordinary course of business and (ii) certificates of deposit and readily marketable securities issued or guaranteed by the United States of America; and

(h) A reclassification of any capital stock of the Corporation (including a stock split, reverse stock split, split-up, or spin-off), a merger, dissolution, consolidation, recapitalization, reorganization, share exchange, or complete or partial liquidation of or by the Corporation or a subsidiary of the Corporation, or a sale, transfer, exchange, or other disposition of all or substantially all the assets of the Corporation and the subsidiaries of the Corporation taken as a whole (except in the usual and ordinary course of business);

Any affirmative vote of the shareholders contemplated by this Article XII can be given pursuant to a unanimous written consent signed by the holders of the requisite percentage of the issued and outstanding common stock of the Corporation in accordance with Nevada law, in lieu of a vote at a valid meeting of the stockholders. The affirmative vote of the holders of 65% of the issued and outstanding shares of common stock of the Corporation is required to amend any provision of this Article XII.

3.The foregoing amendment was approved by unanimous written consent of the directors of the corporation and by the written consent of the holders of ____ shares of the common stock of the corporation, constituting at least a majority of the voting power of the corporation entitled to vote on the amendment.

EXECUTED: September _____, 2001.

SAILTECH INTERNATIONAL, INC.

By:	_______________________________
Gunter Richtler, President
By:	_______________________________
W. Barry Girling, Secretary

SAILTECH INTERNATIONAL, INC.

WRITTEN CONSENT OF DIRECTORS

The undersigned, constituting all the directors of SailTech International, Inc. (the "Corporation"), a Nevada corporation, consent to the adoption of the following resolutions without a meeting:

BYLAW AMENDMENTS

RESOLVED, that the third sentence of Section 3.1 of the Bylaws is amended entirely to read as follows:

The Corporation will have four directors, all of whom will be elected by the holders of the common stock. The Board of Directors or the holders of a majority of the outstanding shares of the common stock of the Corporation entitled to vote in the election of directors may increase or decrease the number of directors from time to time by adopting an amendment to these Bylaws at any regular or special meeting, except that the number of directors cannot be decreased below four without the unanimous approval of all the directors then in office. A decrease in the number of directors, however, will not have the effect of shortening the term of an incumbent director (unless the shareholders remove the director). The corporation must always have at least one director.

RESOLVED, that Section 3.5 of the Bylaws is amended entirely to read as follows:

3.5Removal. Except as otherwise provided in the Articles of Incorporation, any director may be removed from office, either with or without cause, at any time by the affirmative vote of the holders at least 75% of issued and outstanding shares of common stock of the Corporation entitled to vote in the election of directors.

RESOLVED, that Section 3.9 of the Bylaws is amended entirely to read as follows:

3.9Notice. Except as otherwise provided in this Section 3.9, the Secretary of the Corporation shall give notice of each meeting of the Board of Directors (whether a regular or special meeting) in the manner provided below. The notice of each meeting must be in writing, state the time, place, and purpose of the meeting, and be sent to each director, addressed to him at his residence or usual place of business, either by first-class, postage prepaid, United States mail, at least five days before the day when the meeting is to be held, or by telecopy, electronic mail, personal delivery, or commercial courier, at least three days before the day when the meeting is to be held. The Board of Directors shall not transact at a meeting (whether a regular or special meeting) any business that is unrelated to the purposes of the meeting stated in the notice of the meeting, unless all the directors of the Corporation are present at the meeting (whether in person or by telephone conference) and consent to transacting each additional item of business. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting or who attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A director's attendance at a meeting, whether in person or by a telephonic conference device pursuant to which all the directors can hear each other at the same time, constitutes a waiver of notice of that meeting and a waiver of all objections to the time and place of the meeting and the manner in which it was called or convened, except if the director attends the meeting solely to object, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

RESOLVED, that Section 3.11 of the Bylaws is amended entirely to read as follows:

3.11Required Vote. If a quorum is present when a vote is taken on a matter at a meeting of the Board of Directors, the affirmative vote of a majority of the directors present at the meeting constitutes action of the Board of Directors on the matter, unless the vote of a greater number of directors is required by law, these Bylaws, or the Articles of Incorporation. The Board of Directors cannot take any valid action on a matter unless a quorum is present when a vote is taken on the matter. Notwithstanding any provision of these Bylaws to the contrary, the affirmative unanimous vote of all the directors in office at the time is required to ratify, approve, or authorize any of following matters:

(a) The election of any officer of the Corporation;

(b) A decrease in the number of directors of the Corporation to fewer than four;

(c) The filing of a bankruptcy case under the United States Bankruptcy Code;

(d) An expansion or relocation of the business premises of the Corporation or a subsidiary of the Corporation;

(e) The approval of any budget for the operation of the business of the Corporation or a subsidiary of the Corporation;

(f) Any change in the power and authority previously conferred on any officer of the Corporation by resolution of the Board of Directors;

(g) The termination of any officer or employee of the Corporation or any subsidiary of the Corporation whose total annual compensation exceeds $50,000;

(h) The adoption of, or an amendment to, any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation for the benefit of its employees;

(i) An amendment of these Bylaws, the Articles of Incorporation of the Corporation, or the bylaws or articles of incorporation of a subsidiary of the Corporation;

(j) The declaration of a dividend or other distribution in respect of any capital stock of the Corporation that is payable in shares or property of the Corporation other than cash;

(k) The establishment by the Corporation or a subsidiary of the Corporation of any bank account or other depository account with a financial institution, and the authorization of signatories on all financial accounts of the Corporation and its subsidiaries;

(l) The creation, issuance, borrowillg, assumption, or incurring of any indebtedness in excess of $100,000 by the Corporation or a subsidiary of the Corporation, excluding accounts payable incurred in the usual and ordinary course of business;

(m) An extension of credit by the Corporation or a subsidiary of the Corporation pursuant to which it becomes directly or contingently liable for any liability, obligation, or indebtedness of another person, whether as a surety, endorser, co-obligor, guarantor, or accommodation party;

(n) The settlement of any claim or series of similar claims against the Corporation or a subsidiary of the Corporation (whether or not the subject of litigation) that would involve, individually or in the aggregate, a payment of more than $50,000 by the Corporation or a subsidiary of the Corporation;

(o) The payment of, or a change in, any compensation or benefits payable to any officer, director, or shareholder of the Corporation or a subsidiary of the Corporation or any affiliate of the Corporation or a subsidiary of the Corporation or any officer, director, or shareholder of the Corporation or a subsidiary of the Corporation;

(p) The payment to any officer, director, employee, consultant, or independent contractor of the Corporation or a subsidiary of the Corporation of total annual compensation exceeding $50,000, or a change in the annual salary payable to any employee of the Corporation or any subsidiary of the Corporation whose total annual compensation exceeds $50,000 before the change;

(q) Any capital expenditure by the Corporation or a subsidiary of the Corporation (including capitalized leases and interest costs) in excess of $50,000 per item or series of related items, or the lease of any property by the Corporation or a subsidiary of the Corporation pursuant to an operating lease providing for total rental payments in excess of $50,000 per item or series of related items;

(r) The authorization by the Corporation or a subsidiary of the Corporation of the creation, issuance, borrowillg, assumption, or incurring of any indebtedness in excess of $50,000 by any joint venture, partnership, limited liability company, or other business organization of which the Corporation or a subsidiary of the Corporation is a partner, member, shareholder, or other constituent with approval or authorization power or rights;

(s) A reclassification of any capital stock of the Corporation or any subsidiary of the Corporation (including a stock split, reverse stock split, split-up, or spin-off), a merger, dissolution, consolidation, recapitalization, reorganization, share exchange, or complete or partial liquidation of or by the Corporation or a subsidiary of the Corporation, or a sale of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (except for the sale of assets in the usual and ordinary course of business);

(t) The issuance or reissuance of any capital stock (including common stock) or other equity securities of the Corporation or a subsidiary of the Corporation, or any debt securities convertible into equity securities of the Corporation or a subsidiary of the Corporation, or any rights, options, or warrants to acquire any equity securities of the Corporation or a subsidiary of the Corporation, or the purchase or redemption of any capital stock of the Corporation or a subsidiary of the Corporation; and

(u) Any gift, loan, advance, political contribution, or charitable contribution by the Corporation or a subsidiary of the Corporation in excess of $500 to or in any person, an investment of any amount by Corporation or a subsidiary of the Corporation in any person or business organization (including the ownership or acquisition of any stock or other securities), or the creation of a subsidiary by any other means, except (i) stock or other securities received in settlement of a debt that was created in the usual and ordinary course of business and (ii) certificates of deposit and readily marketable securities issued or guaranteed by the United States of America.

Any affirmative vote of the Board contemplated by this Section 3.11 can be given pursuant to a unanimous written consent signed by all the directors of the Corporation, in lieu of a vote at a valid meeting of the Board.

RESOLVED, that Section 9.4 of the Bylaws is amended entirely to read as follows:

9.4Amendment of Bylaws. A repeal, amendment, or modification of these Bylaws will be valid and effective only if adopted by a resolution approved by the affirmative vote of all the directors of the Corporation then in office and the holders of 65% of the issued and outstanding common stock of the Corporation entitled to vote on the matter.

AMENDMENT OF ARTICLES OF INCORPORATION

RESOLVED, that the amendments to the Articles of Incorporation of the Corporation that are set forth in the Certificate of Amendment to Articles of Incorporation attached as Schedule "A" to this Consent (the "Certificate") are adopted, authorized, and recommended to the stockholders of the Corporation for approval;

FURTHER RESOLVED, that, upon approval of the amendments to the Articles of Incorporation of the Corporation that are set forth in the Certificate, the President and the Secretary of the corporation are authorized, in the name and on behalf of the corporation, to execute and file the Certificate with the Secretary of State of Nevada; and

FURTHER RESOLVED, that the amendments to the Articles of Incorporation of the Corporation that are set forth in the Certificate will become effective when the Certificate in the form appended to this Consent has been executed on behalf of the Corporation by an authorized officer and filed physically or electronically with the Secretary of State of Nevada..

The directors of the Corporation may execute this Consent in counterparts and by facsimile signature. Each executed counterpart of this Consent will constitute an original document, and all of them, together, will constitute the same document. This Consent will become effective when it has been signed by all the directors of the Company, as of the date and time when it is signed by the last director to sign it

_________________________________
Gunter Richtler, Director

Executed: September ____, 2001

_________________________________
Cortland Steck, Director

Executed: September ____, 2001

________________________________
Patrick Reischmann, Director

Executed: September ____, 2001

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of _________ 2001, by and between SailTech Design Inc. ("SailTech") of 2964 63rd Avenue East, Bradenton, Florida 34203 and Carey Phillips of 32421 West Loop Road, Sioux City, Iowa 51108.

A. SailTech is engaged in the business of manufacture of aluminum yachts. Carey Phillips will primarily perform the job and duties at the following location: 2964 63rd Avenue East, Bradenton, Florida;

B. SailTech desires to have the services of Carey Phillips;

C. Carey Phillips is willing to be employed by SailTech.

Therefore, the parties agree as follows:

1. EMPLOYMENT. SailTech shall employ Carey Phillips as Chief Financial Officer. Carey Phillips shall serve in the position of Vice President of Finance and Administration of SailTech. In so doing, he shall provide to SailTech the following services: (1) perform the normal duties required of an officer of SailTech; (2) Oversee the development and implementation of the accounting and information systems and procedures for the Company; (3) Manage the human resources, employee benefits, and payroll functions of the company; (4) Establish and maintain relationships with the Company's bankers, relationships attorneys, insurance brokers, accountants and auditors; (5) Assist in the sales and marketing of Sail Tech's products and services.

Carey Phillips accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of SailTech and SailTech's supervisory personnel. Carey Phillips shall also perform (a) such other duties as are customarily performed by an employee in a similar position, and (b) such other and unrelated services and duties as may be reasonably assigned to him from time to time by SailTech.

2. REASONABLE EFFORTS OF EMPLOYEE. Carey Phillips agrees to perform faithfully, industriously, and to the best of his ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of SailTech. Such duties shall be provided at such place(s) as the needs, business, or opportunities of SailTech may reasonably require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Carey Phillips under this Agreement, SailTech shall pay Carey Phillips salary(s) as follows, less required statutory deductions and remittances. Payments shall be made as per standard SailTech payroll policy, or as defined herein, as chosen by the employee.

(a) Annual Salary. Carey Phillips shall be paid by SailTech a salary of $75,000.00 plus bonus for the twelve-month period of September 1, 2001 to August 31, 2002. Paid in twelve (12) equal monthly installments.

(b) Expense Reimbursement. SailTech shall reimburse Carey Phillips for up to $10,000 in travel and moving expenses incurred in the relocation to Bradenton, Florida.

(c) Annual Salary. Carey Phillips shall be paid by SailTech a salary of $85,000.00 plus bonus for the twelve-month period of September 1, 2002 to August 31, 2003. Paid in twelve (12) equal monthly installments.

(d) Annual Salary. Carey Phillips shall be paid by SailTech a salary of $95,000.00 plus bonus for the twelve-month period of September 1, 2003 to August 31, 2004. Paid in twelve (12) equal monthly installments.

The term "bonus" shall mean: Any discretionary bonus for employees decided upon by the board of directors of SailTech.

(e) Accounting. SailTech shall maintain records in sufficient detail for the purposes of determining the amount of bonuses. SailTech shall provide to Carey Phillips written accounting that sets forth the manner in which the bonus payment was calculated.

(f) Right to Inspect. Carey Phillips, and/or Carey Phillips's agent, shall have the right to inspect Sail Tech's records for the limited purpose of verifying the calculation of the bonus payments, subject to such restrictions as SailTech may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by SailTech.

4. DEATH, DISABILITY OR TERMINATION. In the event of Carey Phillips's death or disability, all payments due him under this Agreement shall immediately cease. In the event of death, Carey Phillips's legal representative shall be entitled to be paid for all wages, bonuses and commissions earned as of the date of his death. Carey Phillips shall also be entitled to the benefits of any disability program which may be adopted by SailTech from time to time and for which he is otherwise eligible. In the event of the termination of Carey Phillips's employment by SailTech with cause, then Carey Phillips shall be owed nothing under this Agreement. In the event that Carey Phillips's employment is terminated by SailTech without cause, then Carey Phillips shall be entitled to six (6) months' severance from the date of his last employment with SailTech. That six-month severance payment shall be increased by one (1) month for every year that Carey Phillips remains employed by SailTech beyond six (6) years. In other words, Carey Phillips will be entitled to seven (7) months' severance after seven (7) years of employment with SailTech and eight (8) months' severance after eight (8) years of employment with SailTech.

5. TERM/TERMINATION. Carey Phillips's employment with SailTech under this Agreement shall be for three (3) years, and shall commence as of September 1, 2001, and will continue until August 31, 2004, or until termination pursuant to this Agreement. SailTech may terminate Carey Phillips's employment for good cause. The term "good cause" shall mean one or more of the following:

(i) The willful and continued failure of Carey Phillips to perform substantially his duties with the company (other than such failure resulting from incapacity due to physical or mental illness) after written demand for substantial performance, is delivered to Carey Phillips by the board of directors of the company;

(ii) Carey Phillips engaging in illegal or gross misconduct which is materially injurious to the company.

For purposes of this provision, the term "duties" shall mean those duties regularly and customarily performed by Carey Phillips for the company as of this date or as described in this Agreement.

Carey Phillips may terminate this Agreement upon sixty (60) days' written notice to SailTech.

6. RENEWAL. This contract shall automatically renew for a subsequent one (1) year term unless either party gives the other written notice of intent not to renew, prior to 180 days before the end of the term as defined in Paragraph 6. In the event that this Agreement is renewed, its provisions and employee benefits shall continue in full force and effect.

7. EXPENSE REIMBURSEMENT. SailTech will reimburse Carey Phillips for travel, promotional and entertainment expenses properly incurred in performing his duties, provided such expenses are approved by the board of directors of the company in advance. SailTech reserves the right to request additional expense information in the future should circumstances require it.

8. RECOMMENDATION FOR IMPROVING OPERATIONS. Carey Phillips shall provide SailTech with all information, suggestions, and recommendations regarding Sail Tech's business, of which he has knowledge that will be of benefit to SailTech.

9. CONFIDENTIALITY. Carey Phillips will treat as strictly confidential any knowledge of the customers, files, documents, business, services, systems, data, financial information, proprietary information involving processes, techniques or intellectual property developed by or for the company, and other confidential information of SailTech that Carey Phillips may acquire in the course of his employment. Furthermore, Carey Phillips will not during the course of his employment, or after termination of employment, divulge, disclose, remove, publish or use any such confidential knowledge, documents, data or information except as specifically authorized in writing by SailTech, unless the information which was initially deemed as confidential becomes well known within the marine industry. When requested by SailTech, Carey Phillips will disclose to SailTech any such confidential information he may possess, including any computer passwords being used in the performance of his duties.

10. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a period of time equal to the length of Carey Phillips's employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years.

11. NON-COMPETE AGREEMENT. Carey Phillips agrees that he will not, without the prior consent in writing of SailTech, directly engage in any business involved in the construction of aluminum boats for a period of time equal to the length of his employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years. "Directly engage" includes: (a) engaging in a business as owner, partner, or agent, (b) becoming an employee or any third party that is engaged in such business, (c) becoming interested directly or indirectly in any such business, or (d) soliciting any customer of SailTech for the benefit of a third party that is engaged in such business. This covenant shall apply to the geographical area that includes all of the United States.

12. BENEFITS. Carey Phillips shall receive all fringe benefits from the company during the term of this Agreement on the same terms and conditions as those benefits are adopted by the board of directors of the company from time to time.

13. COMPLIANCE WITH EMPLOYER'S RULES. Carey Phillips agrees to comply with all of the rules and regulations of SailTech.

14. RETURN OF PROPERTY. Upon termination of this Agreement, Carey Phillips shall deliver to SailTech all property that is Sail Tech's property or related to Sail Tech's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Carey Phillips's possession of under his control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Carey Phillips.

15. INDEMNIFICATION. SailTech shall indemnify and hold Carey Phillips harmless from any actions brought against Carey Phillips or SailTech arising from business done by the company prior to or after the termination of Carey Phillips's employment with SailTech except for those actions or claims brought against Carey Phillips because of actions or inactions taken by him which are either willful or outside the scope of his activities for SailTech. In the event that such a claim is made against Carey Phillips personally, and for which the company owes Phillips a duty of indemnity, the corporation shall assume and pay for the defense of any such claim on behalf of Phillips.

16. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:
SailTech Design Inc.
Gunter Richtler,
Chairman of the Board
2964 63rd Avenue East
Bradenton, Florida 34203

Employee:
Carey Phillips
32421 West Loop Road
Sioux City, Iowa 51108

Either party providing written notice in the manner set forth above may change such addresses from time to time.

17. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties.

19. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

21. COST AND ATTORNEY'S FEES. If the obligations of the party(s) expressed in this Agreement are the subject of arbitration and/or litigation, the prevailing party(s) in such arbitration and/or litigation shall be entitled to recover from any other party(s) who loses to the prevailing party(s) in such arbitration and/or litigation all reasonable costs and expenses of such arbitration and/or litigation, including reasonable attorney's fees and costs of appeals. The authority presiding over such arbitration and/or litigation shall determine which party(s), if any, is the prevailing party(s) and which party(s), if any, is the losing party(s).

22. MEDIATION AND ARBITRATION. It is the intention of the parties that no dispute under this Agreement, except as expressly provided in this section, will be the subject of any Court action or litigation in the Court system. The parties recognize that the problem resolution processes of mediation and arbitration are proper to resolve most issues between the parties. It is the intention of the parties that this Agreement shall be construed and interpreted in a fair and equitable manner based upon the facts and circumstances of the parties taking into account the present intention of the parties to have a fair and equitable agreement under the terms and conditions set forth herein. Expressly excluded from mediation and arbitration are disputes relating to injunctions, writs of possession, recovery of property under a security agreement, and other equitable relief.

1. Mediation. If any party hereto wishes to resolve an issue arising out of or relating to this Agreement, then such party must first give notice of a request for mediation to the other party which notice shall set forth the names of not less than four (4) Court approved mediators from the list available from the Circuit Court of Manatee County or such other mediators on whom the parties may agree. The party receiving such notice shall choose one or more of such mediators within seven (7) days of receipt of such notice and a mediation conference will be scheduled as soon as feasible between the parties and their respective advisors, and the parties and their advisors will cooperate fully with respect to sharing of information and attendance at meetings in order to seek resolution. If the party receiving notice does not choose a mediator within seven (7) days of receipt of such notice, then the party who has sent such notice may choose the applicable mediators and may schedule the mediation conference. If resolution of the issues between the parties cannot be resolved in mediation within twenty (20) days of the selection of a mediator, then the matter shall be presented to formal arbitration pursuant to a Commercial Arbitration Rules of the American Arbitration Association as provided below.

2. Arbitration. If mediation is unsuccessful, then the parties shall resolve the issue in arbitration. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, except as provided herein. The arbitration shall be conducted with one arbitrator to be retained by the parties, or to be appointed by the American Arbitration Association if the parties cannot agree. Arbitration shall take place within thirty (30) days after completion of discovery as. provided below and the decision of the arbitrator shall be binding upon the parties for all purposes. The arbitrator is expressly authorized to award all reasonable fees and costs, including attorney's fees, to the prevailing party against any party who has violated this Agreement.

3. Discovery in Arbitration. Each party will cooperate fully with respect to sharing of information in all arbitration proceedings. Within ten (10) days of the appointment of the panel of arbitrators, each party shall send to each other party copies of all documents, agreements, contracts, reports, charts, correspondence, notes, files, photographs, videotapes, audiotapes, computer diskettes, compact disks, and any other tangible thing that might be relevant to the issues pending in arbitration. The party preparing the list shall also include which witnesses it plans to call in the arbitration hearing. Any documents claimed by a party to be privileged and exempt from discovery (as provided under the Florida Rules of Civil Procedure) must be identified by the party claiming the privilege. Any document not so identified shall be considered to be not exempt and shall be required to update its automatic disclosure as new information that might be relevant to the issues in arbitration is learned by that party. In addition to the initial and updated automatic disclosure, each party may engage in discovery in the form of written interrogatories, depositions of witnesses, and requests for the production, inspection, and copying of documents to the same extent as allowed by the Florida Rules of Civil Procedure, as modified herein. The time for responding to discovery requests shall be ten (10) days.

All discovery shall be completed within two (2) months after the appointment of the panel of arbitrators, unless the time for discovery is extended for good cause by the panel. The costs, including attorney's fees, of obtaining any information by way of interrogatory, deposition, or request for production that should have been provided by the other party by way of automatic disclosure shall be borne by the party who failed to make full automatic disclosure as provided above. The arbitrator shall decide any disputes regarding discovery.

23. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida.

EMPLOYER:
SailTech Design Inc.

By:	/s/ Gunter Richtler	Date:	August 31, 2001
Gunter Richtler, Chairman of the Board

AGREED TO AND ACCEPTED.

EMPLOYEE:

/s/ Carey Phillips	Date:	September 12, 2001
Carey Phillips

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of ________ 2001, by and between Sailtech Design Inc. ("Sailtech") of 2964 63rd Avenue East, Bradenton, Florida 34203 and Patrick Reischmarm of 11409 8th Street N. #1503, St. Petersburg, Florida 33716.

A. Sailtech is engaged in the business of manufacture of aluminum yachts. Patrick Reischmarm will primarily perform the job and duties at locations as required and shall report to the following location: 2964 63rd Avenue East, Bradenton, Florida;

B. Sailtech desires to have the services of Patrick Reischmann;

C. Patrick Reischmarm is willing to be employed by Sailtech.,

Therefore, the parties agree as follows:

1.EMPLOYMENT. Sailtech shall employ Patrick Reischmann as a sales and marketing representative, product development guide, and head of customer service. Patrick Reischmann shall serve in the positions of (i) Vice President of Sales & Marketing for Sailtech, and as (ii) head of product development for Sailtech. In so doing, he shall provide to Sailtech the following services: (1) perform the normal duties required of an officer of Sailtech; (2) Serve as head of sales and marketing for Sailtech, including attendance at trade shows and promotional events to promote Sailtech's yachts and services to prospective clients, keep apprised of trends in pleasure yacht building, direct and assist with advertising and preparation of promotional materials, obtain orders from customers and assist with maintaining customer satisfaction; (3) Oversee the development and implementation of product development.

Patrick Reischmann accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Sailtech and Sailtech's supervisory personnel. Patrick Reischmann shall also perform (a) such other duties as are customarily performed by an employee in a similar position, and (b) such other and unrelated services and duties as may be reasonably assigned to Patrick Reischmann from time to time by Sailtech.

2. REASONABLE EFFORTS OF EMPLOYEE. Patrick Reischmarm agrees to perform faithfully, industriously, and to the best of his ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Sailtech. The parties acknowledge that Patrick Reischmarm will be permitted by Sailtech to continue to work on a part-time basis for his current employer, Florida Catamaran Inc. during the first year of this agreement and that he may, subject to the approval of Sailtech, continue to work for that employer during the second year of this agreement. Reischmann agrees that his work for Florida Catamaran Inc. will not interfere with his duties to Sailtech. Reischmann's duties to Sailtech shall be provided at such place(s) it's the needs, business, or opportunities of Sailtech may reasonably require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Patrick Reischmann under this Agreement, Sailtech shall pay Patrick Reischmann:

(a) Sales Commission. Sailtech shall pay to Patrick Reischmarm 5% of gross sales revenue for all products or services sold directly by Reischmann on behalf of Sailtech. Such sales commission shall have a cap of $100,000.00 during the first year of this Agreement; $110,000.00 during the second year of this Agreement; and $120,000.00 during the third year of this Agreement.

(b) Trade-Ins. In the event that Sailtech agrees to take an item or service in trade as full or partial payment towards the sale of Sailtech supplied goods or services, any sales commission due shall be based upon the gross sales price of the traded item adjusted to reflect the actual re-sale price of the traded item when resold by Sailtech. Therefore, it is understood that commission payments due Patrick Reischmarm from Sailtech cannot be paid until the traded item's true value has been established by resale to a third party.

(c) Accounting. Sailtech shall maintain records in sufficient detail for the purposes of determining the amount of commissions. Sailtech shall provide to Patrick Reischmarm written accounting that sets forth the manner in which the commission payment was calculated.

(d) Right to Inspect. Patrick Reischmann, and/or Patrick Reischmann's agent, shall have the right to inspect Sailtech's records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as Sailtech may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by Sailtech.

(e) Bonus. Patrick Reischmann will also be eligible for any discretionary bonus for employees decided upon by the board of directors of Sailtech.

4. DEATH, DISABILITY OR TERMINATION. In the event of Patrick Reischmann's death or disability or termination, all payments due him under this Agreement shall immediately cease except that he, or his legal representative, shall be entitled to all commissions for sales made directly by him which have resulted in the customer signing a purchase agreement or which do result in the customer signing a purchase agreement within 30 days of the end of his employment.

5. TERM/TERMINATION. Patrick Reischmann's employment with Sailtech under this Agreement shall be for three (3) years, and shall commence as of July 1, 2001, and will continue until June 30, 2004, or until termination pursuant to this Agreement. Sailtech may terminate Patrick Reischmann's employment for good cause. The term "good cause" shall mean one or more of the following:

(i) The willful and continued failure of Patrick Reischmann to perform substantially his duties with the company (other than such failure resulting from incapacity due to physical or mental illness) after written demand for substantial performance is delivered to Patrick Reischmann by the board of directors of the company;

(ii) Patrick Reischmann engaging in illegal or gross misconduct which is materially injurious to the company.

For purposes of this provision, the term "duties" shall mean those duties regularly and customarily performed by Patrick Reischmann for the company as of this date or as described in this Agreement.

Patrick Reischmann may terminate this Agreement upon sixty (60) days'written notice to Sailtech.

6. RENEWAL. This contract shall automatically renew for a subsequent one (1) year term unless either party gives the other written notice of intent not to renew, prior to 180 days before the end of the term as defined in Paragraph 5. In the event that this Agreement is renewed, its provisions and employee benefits shall continue in full force and effect.

7. EXPENSE REIMBURSEMENT. Sailtech will reimburse Patrick Reischmann for travel, promotional and entertainment expenses properly incurred in performing his duties, provided such expenses are approved by the board of directors of the company in advance. Sailtech reserves the right to request additional expense information in the future should circumstances require it. In addition, Sailtech will reimburse Patrick Reischmarm for phone and mail services, estimated but not to exceed, approximately $200.00 per month.

8. RECOMMENDATION FOR IMPROVING OPERATIONS. Patrick Reischmann shall provide Sailtech with all information, suggestions, and recommendations regarding Sailtech's business, of which Patrick Reischmarm has knowledge that will be of benefit to Sailtech.

9. CONFIDENTIALITY. Patrick Reischmarm will treat as strictly confidential any knowledge of the customers, files, documents, business, services, systems, data, financial information and other confidential information of Sailtech that Patrick Reischmarm may acquire in the course of his employment. Furthermore, Patrick Reischmarm will not during the course of his employment, or after termination of employment, divulge, disclose, remove, publish or use any such confidential knowledge, documents, data or information except as specifically authorized in writing by Sailtech, unless the information which was initially deemed as confidential becomes well known within the marine industry. When requested by Sailtech, Patrick Reischmarm will disclose to Sailtech any such confidential information he may possess, including any computer passwords being used in the performance of his duties.

10. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a period of time equal to the length of Patrick Reischmann's employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years.

11. NON-COMPETE AGREEMENT. Patrick Reischmarm agrees that he will not, without the prior consent in writing of Sailtech, directly engage in any business involved in the construction of aluminum boats for a period of time equal to the length of his employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years. "Directly engage" includes: (A) engaging in a business as owner, partner, or agent, (b) becoming an employee or any third party that is engaged in such business, (c) becoming interested directly or indirectly in any such business, or (d) soliciting any customer of Sailtech for the benefit of a third party that is engaged in such business. This covenant shall apply to the geographical area that includes all of the United States.

12. BENEFITS. Patrick Reischmann shall receive all fringe benefits from the company during the term of this Agreement on the same terms and conditions as those benefits are adopted by the board of directors of the company from time to time.

13. COMPLIANCE WITH EMPLOYER'S RULES. Patrick Reischmann agrees to comply with all of the rules and regulations of Sailtech.

14. RETURN OF PROPERTY. Upon termination of this Agreement, Patrick Reischmann shall deliver to Sailtech all property that is Sailtech's property or related to Sailtech's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Patrick Reischmann's possession of under his control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Patrick Reischmann.

15. INDEMNIFICATION. Sailtech shall indemnify and hold Patrick Reischmann harmless from any actions brought against Patrick Reischmann or Sailtech arising from business done by the company prior to or after the termination of Patrick Reischmann's employment with Sailtech except for those actions or claims brought against Patrick Reischmann because of actions or inactions taken by him which are either wilful or outside the scope of his activities for Sailtech. In the event that such a claim is made against Patrick Reischmann personally, and for which the company owes Reischmann a duty of indemnity, the corporation shall assume and pay for the defense of any such claim on behalf of Reischmann.

16. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:
Sailtech Design Inc.
Gunter Richtler,
Chairman of the Board
2964 63rd Avenue East
Bradenton, Florida 34203

Employee:
Patrick Reischmann
11409 8th Street N. #1503
St. Petersburg, Florida 33716

Either party providing written notice in the manner set forth above may change such addresses from time to time.

17. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties.

19. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

21. COST AND ATTORNEY'S FEES. If the obligations of the party(s) expressed in this Agreement are the subject of arbitration and/or litigation, the prevailing party(s) in such arbitration and/or litigation shall be entitled to recover from any other party(s) who loses to the prevailing party(s) in such arbitration and/or litigation all reasonable costs and expenses of such arbitration and/or litigation, including reasonable attorney's fees and costs of appeals. The authority presiding over such arbitration and/or litigation shall determine which party(s), if any, is the prevailing party(s) and which party(s), if any, is the losing party(s).

22. MEDIATION AND ARBITRATION. It is the intention of the parties that no dispute under this Agreement, except as expressly provided in this section, will be the subject of any Court action or litigation in the Court system. The parties recognize that the problem resolution processes of mediation and arbitration are proper to resolve most issues between the parties. It is the intention of the parties that this Agreement shall be construed and interpreted in a fair and equitable manner based upon the facts and circumstances of the parties taking into account the present intention of the parties to have a fair and equitable agreement under the terms and conditions set forth herein. Expressly excluded from mediation and arbitration are disputes relating to injunctions, writs of possession, recovery of property under a security agreement, and other equitable relief.

1. Mediation. If any party hereto wishes to resolve an issue arising out of or relating to this Agreement, then such party must first give notice of a request for mediation to the other party which notice shall set forth the names of not less than four (4) Court approved mediators from the list available from the Circuit Court of Manatee County or such other mediators on whom the parties may agree. The party receiving such notice shall choose one or more of such mediators within seven (7) day's of receipt of such notice and a mediation conference will be scheduled as soon as feasible between the parties and their respective advisors, and the parties and their advisors will cooperate fully with respect to sharing of information and attendance at meetings in order to seek resolution. If the party receiving notice does not choose a mediator within seven (7) days of receipt of such notice, then the party who has sent such notice may choose the applicable mediators and may schedule the mediation conference. If resolution of the issues between the parties cannot be resolved in mediation within twenty (20) days of the selection of a mediator, then the matter shall be presented to formal arbitration pursuant to a Commercial Arbitration Rules of the American Arbitration Association as provided below.

2. Arbitration. If mediation is unsuccessful, then the parties shall resolve the issue in arbitration. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, except as provided herein. The arbitration shall be conducted with one arbitrator to be retained by the parties, or to be appointed by the American Arbitration Association if the parties cannot agree. Arbitration shall take place within thirty (30) days after completion of discovery as provided below and the decision of the arbitrator shall be binding upon the parties for all purposes. The arbitrator is expressly authorized to award all reasonable fees and costs, including attorney's fees, to the prevailing party against any party who has violated this Agreement.

3. Discovery in Arbitration. Each party will cooperate fully with respect to sharing of information in all arbitration proceedings. Within ten (10) days of the appointment of the panel of arbitrators, each party shall send to each other party copies of all documents, agreements, contracts, reports, charts, correspondence, notes, files, photographs, videotapes, audiotapes, computer diskettes, compact disks, and any other tangible thing that might be relevant to the issues pending in arbitration. The party preparing the list shall also include which witnesses it plans to call in the arbitration hearing. Any documents claimed by a party to be privileged and exempt from discovery (as provided under the Florida Rules of Civil Procedure) must be identified by the party claiming the privilege. Any document not so identified shall be considered to be not exempt and shall be required to update its automatic disclosure as new information that might be relevant to the issues in arbitration is learned by that party.

In addition to the initial and updated automatic disclosure, each party may engage in discovery in the form of written interrogatories, depositions of witnesses, and requests for the production, inspection, and copying of documents to the same extent as allowed by the Florida Rules of Civil Procedure, as modified herein. The time for responding to discovery requests shall be ten (10) days. All discovery shall be completed within two (2) months after the appointment of the panel of arbitrators, unless the time for discovery is extended for good cause by the panel. The costs, including attorney's fees, of obtaining any information by way of interrogatory, deposition, or request for production that should have been provided by the other party by way of automatic disclosure shall be borne by the party who failed to make full automatic disclosure as provided above. The arbitrator shall decide any disputes regarding discovery.

23. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida.

EMPLOYER:

Sailtech Design Inc.

By:	/s/ Gunter Richtler	Date:	August 30, 2001
Gunter Richtler, Chairman of the Board

AGREED TO AND ACCEPTED.

EMPLOYEE:

/s/ Patrick Reischmann	Date:	August 27, 2001
Patrick Reischmann

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of ___________ 2001, by and between SailTech Design Inc. ("SailTech") of 1040-609 Granville Street, P.O. Box 10348, Vancouver B.C. V7Y lG5, Gunter Richtler of #209-230 Ash Street, New Westminster, B.C. V3M 3M3.

A. SailTech is engaged in the business of manufacture of aluminum yachts. Gunter Richtler will primarily perform the job and duties at the following locations: 1040-609 Granville Street, P.O. Box 10348, Vancouver, B.C. and 2964 63rd Avenue East, Bradenton, Florida;

B.SailTech desires to have the services of Gunter Richtler;

C. Gunter Richtler is willing to be employed by SailTech.

Therefore, the parties agree as follows:

1. EMPLOYMENT. SailTech shall employ Gunter Richtler as Chief Executive Officer. Gunter Richtler shall serve in the position of President of SailTech. In so doing, he shall provide to SailTech the following services: (1) perform the normal duties required of an officer of SailTech; (2) Oversee the development and implementation of aluminum fabrication processes and procedures; (3) Train employees in the new aluminum construction techniques; (4) Perfect the construction process to produce the highest quality aluminum yachts at the lowest possible cost; (5) Assist in the sales and marketing of SailTech's products and services.

Gunter Richtler accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of SailTech and SailTech's supervisory personnel. Gunter Richtler shall also perform (a) such other duties as are customarily performed by an employee in a similar position, and (b) such other and unrelated services and duties as may be reasonably assigned to him from time to time by SailTech.

2. REASONABLE EFFORTS OF EMPLOYEE. Gunter Richtler agrees to perform faithfully, industriously, and to the best of his ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of SailTech. Such duties shall be provided at such place(s) as the needs, business, or opportunities of SailTech may reasonably require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Gunter Richtler under this Agreement, SailTech shall pay Gunter Richtler salary(s) as follows, less required statutory deductions and remittances. Payments shall be made as per standard SailTech payroll policy, or as defined herein, as chosen by the employee.

(a) Annual Salary. Gunter Richtler shall be paid by SailTech a salary of USD $75,000.00 plus bonus for the twelve-month period of July 1, 2001 to June 30, 2002. Paid in twelve (12) equal monthly installments.

(b) Annual Salary. Gunter Richtler shall be paid by SailTech a salary of USD $85,000.00 plus bonus for the twelve-month period of July 1, 2002 to June 30, 2003. Paid in twelve (12) equal monthly installments.

(c) Annual Salary. Gunter Richtler shall be paid by SailTech a salary of USD $95,000.00 plus bonus for the twelve-month period of July 1, 2003 to June 30, 2004. Paid in twelve (12) equal monthly installments.

The term "bonus" shall mean: Any discretionary bonus for employees decided upon by the board of directors of SailTech.

(d) Accounting. SailTech shall maintain records in sufficient detail for the purposes of determining the amount of bonuses. SailTech shall provide to Gunter Richtler written accounting that sets forth the manner in which the bonus payment was calculated.

(e) Right to Inspect. Gunter Richtler, and/or Gunter Richtler's agent, shall have the right to inspect Sail Tech's records for the limited purpose of verifying the calculation of the bonus payments, subject to such restrictions as SailTech may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by SailTech.

4. DEATH, DISABILITY OR TERMINATION. In the event of Gunter Richtler's death or disability, all payments due him under this Agreement shall immediately cease. In the event of death, Gunter Richtler's legal representative shall be entitled to be paid for all wages, bonuses and commissions earned as of the date of his death. Gunter Richtler shall also be entitled to the benefits of any disability program which may be adopted by SailTech from time to time and for which he is otherwise eligible. In the event of the termination of Gunter Richtler's employment by SailTech with cause, then Gunter Richtler shall be owed nothing under this Agreement. In the event that Gunter Richtler's employment is terminated by SailTech without cause, then Gunter Richtler shall be entitled to six (6) months' severance from the date of his last employment with SailTech. That six-month severance payment shall be increased by one (1) month for every year that Gunter Richtler remains employed by SailTech beyond six (6) years. In other words, Gunter Richtler will be entitled to seven (7) months' severance after seven (7) years of employment with SailTech and eight (8) months' severance after eight (8) years of employment with SailTech.

5. TERM/TERMINATION. Gunter Richtler's employment with SailTech under this Agreement shall be for three (3) years, and shall commence as of July 1, 2001, and will continue until June 30, 2004, or until termination pursuant to this Agreement. SailTech may terminate Gunter Richtler's employment for good cause. The term "good cause" shall mean one or more of the following:

(i) The willful and continued failure of Gunter Richtler to perform substantially is duties with the company (other than such failure resulting from incapacity due to physical or mental illness) after written demand for substantial performance is delivered to Gunter Richtler by the board of directors of the company;

(ii) Gunter Richtler engaging in illegal or gross misconduct which is materially injurious to the company.

For purposes of this provision, the term "duties" shall mean those duties regularly and customarily performed by Gunter Richtler for the company as of this date or as described in this Agreement. Gunter Richtler may terminate this Agreement upon sixty (60) days' written notice to Sailtech.

6. RENEWAL. This contract shall automatically renew for a subsequent one (1) year term unless either party gives the other written notice of intent not to renew, prior to 180 days before the end of the term as defined in Paragraph 6. In the event that this Agreement is renewed, its provisions and employee benefits shall continue in full force and effect.

7. EXPENSE REIMBURSEMENT. SailTech will reimburse Gunter Richtler for travel, promotional and entertainment expenses properly incurred in performing his duties, provided such expenses are approved by the board of directors of the company in advance. SailTech reserves the right to request additional expense information in the future should circumstances require it.

8. RECOMMENDATION FOR IMPROVING OPERATIONS. Gunter Richtler shall provide SailTech with all information, suggestions, and recommendations regarding Sail Tech's business, of which he has knowledge that will be of benefit to SailTech.

9. CONFIDENTIALITY. Gunter Richtler will treat as strictly confidential any knowledge of the customers, files, documents, business, services, systems, data, financial information, proprietary information involving processes, techniques or intellectual property developed by or for the company, and other confidential information of SailTech that Gunter Richtler may acquire in the course of his employment. Furthermore, Gunter Richtler will not during the course of his employment, or after termination of employment, divulge, disclose, remove, publish or use any such confidential knowledge, documents, data or information except as specifically authorized in writing by SailTech, unless the information which was initially deemed as confidential becomes well known within the marine industry. When requested by SailTech, Gunter Richtler will disclose to SailTech any such confidential information he may possess, including any computer passwords being used in the performance of his duties.

10. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a period of time equal to the length of Gunter Richtler's employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years.

11. NON-COMPETE AGREEMENT. Gunter Richtler agrees that he will not, without the prior consent in writing of SailTech, directly engage in any business involved in the construction of aluminum boats for a period of time equal to the length of his employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years. "Directly engage" includes: (a) engaging in a business as owner, partner, or agent, (b) becoming an employee or any third party that is engaged in such business, (c) becoming interested directly or indirectly in any such business, or (d) soliciting any customer of SailTech for the benefit of a third party that is engaged in such business. This covenant shall apply to the geographical area. that includes all of the United States.

12. BENEFITS. Gunter Richtler shall receive all fringe benefits from the company during the term of this Agreement on the same terms and conditions as those benefits are adopted by the board of directors of the company from time to time. In addition, Gunter Richtler shall receive up to two months paid leave in each twelve-month period of this agreement, the timing of which is subject to the approval of the board of directors.

13. COMPLIANCE WITH EMPLOYER'S RULES. Gunter Richtler agrees to comply with all of the rules and regulations of SailTech.

14. RETURN OF PROPERTY. Upon termination of this Agreement, Gunter Richtler shall deliver to SailTech all property that is Sail Tech's property or related to Sail Tech's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Gunter Richtler's possession of under his control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Gunter Richtler.

15. INDEMNIFICATION. SailTech shall indemnify and hold Gunter Richtler harmless from any actions brought against Gunter Richtler or SailTech arising from business done by the company prior to or after the termination of Gunter Richtler's employment with SailTech except for those actions or claims brought against Gunter Richtler because of actions or inactions taken by him which are either willful or outside the scope of his activities for SailTech. In the event that such a claim is made against Gunter Richtler personally, and for which the company owes Phillips a duty of indemnity, the corporation shall assume and pay for the defense of any such claim on behalf of Phillips.

16.NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:
SailTech Design Inc.
Barry Girling,
Chairman of the Board
1040609 Granville Street,
P.O. Box 10348
Vancouver B.C. V7Y IG5

Employee:
Gunter Richtler
#209-230 Ash Street
New Westminster, B.C. V3M 3M3

Either party providing written notice in the manner set forth above may change such addresses from time to time.

17. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties.

19. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

21. COST AND ATTORNEY'S FEES. If the obligations of the party(s) expressed in this Agreement are the subject of arbitration and/or litigation, the prevailing party(s) in such arbitration and/or litigation shall be entitled to recover from any other party(s) who loses to the Prevailing party(s) in such arbitration and/or litigation all reasonable costs and expenses of such arbitration and/or litigation, including reasonable attorney's fees and costs of appeals. The authority presiding over such arbitration and/or litigation shall determine which party(s), if any, is the prevailing party(s) and which party(s), if any, is the losing party(s).

22. MEDIATION AND ARBITRATION. It is the intention of the parties that no dispute under this Agreement, except as expressly provided in this section, will be the subject of any Court action or litigation in the Court system. The parties recognize that the problem resolution processes of mediation and arbitration are proper to resolve most issues between the parties. It is the intention of the parties that this Agreement shall be construed and interpreted in a fair and equitable manner based upon the facts and circumstances of the parties taking into account the present intention of the parties to have a fair and equitable agreement under the terms and conditions set forth herein. Expressly excluded from mediation and arbitration are disputes relating to injunctions, writs of possession, recovery of property under a security agreement, and other equitable relief.

1. Mediation. If any party hereto wishes to resolve an issue arising out of or relating to this Agreement, then such party must first give notice of a request for mediation to the other party which notice shall set forth the names of not less than four (4) Court approved mediators from the list available from the Circuit Court of Manatee County or such other mediators on whom the parties may agree. The party receiving such notice shall choose one or more of such mediators within seven (7) days of receipt of such notice and a mediation conference will be scheduled as soon as feasible between the parties and their respective advisors, and the parties and their advisors will cooperate fully with respect to sharing of information and attendance at meetings in order to seek resolution. If the party receiving notice does not choose a mediator within seven (7) days of receipt of such notice, then the party who has sent such notice may choose the applicable mediators and may schedule the mediation conference. If resolution of the issues between the parties cannot be resolved in mediation within twenty (20) days of the selection of a mediator, then the matter shall be presented to formal arbitration pursuant to a Commercial Arbitration Rules of the American Arbitration Association as provided below.

2. Arbitration. If mediation is unsuccessful, then the parties shall resolve the issue in arbitration. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, except as provided herein.

The arbitration shall be conducted with one arbitrator to be retained by the parties, or to be appointed by the American Arbitration Association if the parties cannot agree. Arbitration shall take place within thirty (30) days after completion of discovery as provided below and the decision of the arbitrator shall be binding upon the parties for all purposes. The arbitrator is expressly authorized to award all reasonable fees and costs, including attorney's fees, to the prevailing party against any party who has violated this Agreement.

3. Discovery in Arbitration. Each party will cooperate fully with respect to sharing of information in all arbitration proceedings. Within ten (10) days of the appointment of the panel of arbitrators, each party shall send to each other party copies of all documents, agreements, contracts, reports, charts, correspondence, notes, files, photographs, videotapes, audiotapes, computer diskettes, compact disks, and any other tangible thing that might be relevant to the issues pending in arbitration. The party preparing the list shall also include which witnesses it plans to call in the arbitration hearing. Any documents claimed by a party to be privileged and exempt from discovery (as provided under the Florida Rules of Civil Procedure) must be identified by the party claiming the privilege. Any document not so identified shall be considered to be not exempt and shall be required to update its automatic disclosure as new information that might be relevant to the issues in arbitration is learned by that party. In addition to the initial and updated automatic disclosure, each party may engage in discovery in the form of written interrogatories, depositions of witnesses, and requests for the production, inspection, and copying of documents to the same extent as allowed by the Florida Rules of Civil Procedure, as modified herein. The time for responding to discovery requests shall be ten (10) days. All discovery shall be completed within two (2) months after the appointment of the panel of arbitrators, unless the time for discovery is extended for good cause by the panel. The costs, including attorney's fees, of obtaining any information by way of interrogatory, deposition, or request for production that should have been provided by the other party by way of automatic disclosure shall be borne by the party who failed to make full automatic disclosure as provided above. The arbitrator shall decide any disputes regarding discovery.

23. APPLICABLE LAW. This Agreement shall be governed by the laws of the Province of British Columbia.

EMPLOYER:

SailTech Design

By:	/s/ Barry Girling	Date:
Barry Girling, Chairman of the Board

AGREED TO AND ACCEPTED.

EMPLOYEE:

/s/ Gunter Richtler	Date:
Gunter Richtler

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of ____________, 2001, and between Sailtech Design Inc. ("Sailtech") of 2964 63rd Avenue East, Bradenton, Florida 34203and Cortland Steck of 350 90th Avenue NE, St. Petersburg, Florida 33702.

A. Sailtech is engaged in the business of manufacture of aluminum yachts. Cortland Steck will primarily perform the job and duties at the following location: 2964 63rd Avenue East, Bradenton, Florida;

B. Sailtech desires to have the services of Cortland Steck;

C. Cortland Steck is willing to be employed by Sailtech.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Sailtech shall employ Cortland Steck as Chief Naval Architect and Mechanical Engineer. Cortland Steck shall serve in the positions of (i) interim President of Sailtech, and as (ii) Vice President of Engineering & Manufacturing of Sailtech. In so doing, he shall provide to Sailtech the following services: (1) Perform the normal duties required of an officer of Sailtech; (2) Oversee the development, implementation, and standardization of the manufacturing processes and procedures for use in yachts constructed by the Company; (3) Assist in the establishment of operations and the setup of the yacht manufacturing facility in Bradenton, Florida; (4) Oversee the direct supervision and training of Sailtech employees; (5) Assist in the sales and marketing of Sailtech's products and services.

Cortland Steck accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Sailtech and Sailtech's supervisory personnel. Cortland Steck shall also perform (a) such other duties as are customarily performed by an employee in a similar position, and (b) such other and unrelated services and duties as may be reasonably assigned to him from time to time by Sailtech.

2. REASONABLE EFFORTS OF EMPLOYEE. Cortland Steck agrees to perform faithfully, industriously, and to the best of his ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Sailtech. Cortland Steck's working hours will be a minimum of eight hours per day, Monday to Friday of each week. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Sailtech may reasonably require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Cortland Steck under this Agreement, Sailtech shall pay Cortland Steck salary(s) as follows, less required statutory deductions and remittances. Payments shall be made as per standard Sailtech payroll policy, or a as defined herein, as chosen by the employee.

(a) Salary. Cortland Steck shall be paid by Sailtech a salary of $112,500.00 USD for the one-year period of July 1, 2001, to June 30, 2002, which shall be payable as defined herein.

(i) For the six-month period of July 1, 2001 to December 31, 2001 Cortland Steck shall be paid a salary of $62,500.00. Paid in six (6) equal monthly installments.

(ii) For the six-month period of January 1, 2002 to June 30, 2002 Cortland Steck shall be paid a salary of $50,000.00 USD. Paid in six (6) monthly installments.

(b) Annual Salary. Cortland Steck shall be paid by Sailtech a salary of $110,000.00 plusbonus for the twelve-month period of July 1, 2002 to June 30, 2003. Paid in twelve (12) equal monthly installments.

(c) Annual Salary. Cortland Steck shall be paid by Sailtech a salary of $120,000.00 plus bonus for the twelve-month period of July 1, 2003 to June 30, 2004. Paid in twelve (12) equal monthly installments.

The term "bonus" shall mean: Any discretionary bonus for employees decided upon by the board of directors of Sailtech.

(d) Accounting. Sailtech shall maintain records in sufficient detail for the purposes of determining the amount of bonuses. Sailtech shall provide to Cortland Steck written accounting that sets forth the manner in which the bonus payment was calculated.

(e) Right to Inspect. Cortland Steck, and/or Cortland Steck's agent, shall have the right to inspect Sailtech's records for the limited purpose of verifying the calculation of the bonus payments, subject to such restrictions as Sailtech may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by Sailtech.

4.DEATH, DISABILITY OR TERMINATION. In the event of Cortland Steck's death or ability, all payments due him under this Agreement shall immediately cease. In the event of death, Cortland Steck's legal representative shall be entitled to be paid for all wages, bonuses and commissions earned as of the date of his death. Cortland Steck shall also be entitled to the benefits of any disability program which may be adopted by Sailtech from time to time and for which he is otherwise eligible. In the event of the termination of Cortland Steck's employment by Sailtech with cause, then Cortland Steck shall be owed nothing under this Agreement. In the event that Cortland Steck's employment is terminated by Sailtech without cause, then Cortland Steck shall be entitled to six months' severance from the date of his last employment with Sailtech. That six month severance payment shall be increased by one (1) month for every year that Cortland Steck remains employed by Sailtech beyond six (6) years. In other words, Cortland Steck will be entitled to seven (7) months' severance after seven (7) years of employment with Sailtech and eight (8) months' severance after eight (8) years of employment with Sailtech.

5.TERM/TERMINATION. Cortland Steck's employment with Sailtech under this Agreement shall be for three (3) years, and shall commence as of July 1, 2001, and will continue until June 30, 2004, or until termination pursuant to this Agreement. Sailtech may terminate Cortland Steck's employment for good cause. The term "good cause" shall mean one or more of the following:

(i) The willful and continued failure of Cortland Steck to perform substantially his duties with the company (other than such failure resulting from incapacity due to physical or mental illness) after written demand for substantial performance is delivered to Cortland Steck by the board of directors of the company;

(ii) Cortland Steck engaging in illegal or gross misconduct which is materially injurious to the company.

For purposes of this provision, the term "duties" shall mean those duties regularly and customarily performed by Cortland Steck for the company as of this date or as described in this Agreement.

Cortland Steck may terminate this Agreement upon sixty (60) days' written notice to Sailtech.

6.RENEWAL. This contract shall automatically renew for a subsequent one (1) year term unless either party gives the other written notice of intent not to renew, prior to 180 days before the end of the term as defined in Paragraph 6. In the event that this Agreement is renewed, its provisions and employee benefits shall continue in full force and effect.

7.EXPENSE REIMBURSEMENT. Sailtech will reimburse Cortland Steck for travel, promotional and entertainment expenses properly incurred in performing his duties, provided such expenses are approved by the board of directors of the company. Sailtech reserves the right to request additional expense information in the future should circumstances require it.

8. RECOMMENDATION FOR IMPROVING OPERATIONS. Cortland Steck shall provide Sailtech with all information, suggestions, and recommendations regarding Sailtech's business, of which he has knowledge that will be of benefit to Sailtech.

9. CONFIDENTIALITY. Cortland Steck will treat as strictly confidential any knowledge of the customers, files, documents, business, services, systems, data, financial information, proprietary information involving processes, techniques or intellectual property developed by or for the company, and other confidential information of Sailtech that Cortland Steck may acquire in the course of his employment. Furthermore, Cortland Steck will not during the course of his employment, or after termination of employment, divulge, disclose, remove, publish or use any such confidential knowledge, documents, data or information except as specifically authorized in writing by Sailtech, unless the information which was initially deemed as confidential becomes well known within the marine industry. When requested by Sailtech, Cortland Steck will disclose to Sailtech any such confidential information he 'May possess, including any computer passwords being used in the performance of his duties.

10. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a period of time equal to the length of Cortland Steck's employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years.

11. NON-COMPETE AGREEMENT. Cortland Steck agrees that he will not, without the prior consent in writing of Sailtech, directly engage in any business involved in the construction of aluminum boats for a period of time equal to the length of his employment under this Agreement following the cessation of that employment but in no event for a period of time in excess of three (3) years. "Directly engage" includes: (a) engaging in a business as owner, partner, of agent, (b) becoming an employee or any third party that is engaged in such business, (c) becoming interested directly or indirectly in any such business, or (d) soliciting any customer of Sailtech for the benefit of a third party that is engaged in such business. This covenant shall apply to the geographical area that includes all of the United States.

12. BENEFITS. Cortland Steck shall receive all fringe benefits from the company during the term of this Agreement on the same terms and conditions as those benefits are adopted by the board of directors of the company from time to time.

13. COMPLIANCE WITH EMPLOYER'S RULES. Cortland Steck agrees to comply with all of the rules and regulations of Sailtech.

14. RETURN OF PROPERTY. Upon termination of this Agreement, Cortland Steck shall deliver to Sailtech all property that is Sailtech's property or related to Sailtech's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Cortland Steck's possession of under his control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Cortland Steck.

15. INDEMNIFICATION. Sailtech shall indemnify and hold Cortland Steck harmless from any actions brought against Cortland Steck or Sailtech arising from business done by the company prior to or after the termination of Cortland Steck's employment with Sailtech except for those actions or claims brought against Cortland Steck because of actions or inactions taken by him which are either willful or outside the scope of his activities for Sailtech. In the event that such a claim is made against Cortland Steck personally, and for which the company owes Steck a duty of indemnity, the corporation shall assume and pay for the defense of any such claim on behalf of Steck.

16. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:
Sailtech Design Inc.
Gunter Richtler,
Chairman of the Board
2964 63rd Avenue East
Bradenton, Florida 34203

Employee:
Cortland Steck
350 90th Avenue NE
St. Petersburg, Florida 33702

Either party providing written notice in the manner set forth above may change such addresses from time to time.

17. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties.

19. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this; Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

21. COST AND ATTORNEY'S FEES. If the obligations of the party(s) expressed in this Agreement are the subject of arbitration and/or litigation, the prevailing party(s) in such arbitration and/or litigation shall be entitled to recover from any other party(s) who loses to the prevailing party(s) in such arbitration and/or litigation all reasonable costs and expenses of such arbitration and/or litigation, including reasonable attorney's fees and costs of appeals. The authority presiding over such arbitration and/or litigation shall determine which party(s), if any, is the prevailing party(s) and which party(s), if any, is the losing party(s).

22. MEDIATION AND ARBITRATION. It is the intention of the parties that no dispute under this Agreement, except as expressly provided in this section, will be the subject of any Court action or litigation in the Court system. The parties recognize that the problem resolution processes of mediation and arbitration are proper to resolve most issues between the parties. It is the intention of the parties that this Agreement shall be construed and interpreted in a fair and equitable manner based upon the facts and circumstances of the parties taking into account the present intention of the parties to have a fair and equitable agreement under the terms and conditions set forth herein. Expressly excluded from mediation and arbitration are disputes relating to injunctions, writs of possession, recovery of property under a security agreement, and other equitable relief.

1. Mediation. If any party hereto wishes to resolve an issue arising out of or relating to this Agreement, then such party must first give notice of a request for mediation to the other party which notice shall set forth the names of not less than four (4) Court approved mediators from the list available from the Circuit Court of Manatee County or such other mediators on whom the parties may agree. The party receiving such notice shall choose one or more of such mediators within seven (7) days of receipt of such notice and a mediation conference will be scheduled as soon as feasible between the parties and their respective advisors, and the parties and their advisors will cooperate fully with respect to sharing of information and attendance at meetings in order to seek resolution. If the party receiving notice does not choose a mediator within seven (7) days of receipt of such notice, then the party who has sent such notice may choose the applicable mediators and may schedule the mediation conference. If resolution of the issues between the parties cannot be resolved in mediation within twenty (20) days of the selection of a mediator, then the matter shall be presented to formal arbitration pursuant to a Commercial Arbitration Rules of the American Arbitration Association as provided below.

2.Arbitration. If mediation is unsuccessful, then the parties shall resolve the issue in arbitration. The arbitration shall be conducted in accordance.with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, except as provided herein.The arbitration shall be conducted with one arbitrator to be retained by the parties, or to be appointed by the American Arbitration Association if the parties cannot agree.Arbitration shall take place within thirty (30) days after completion of discovery as provided below and the decision of the arbitrator shall be binding upon the parties for all purposes.The arbitrator is expressly authorized to award all reasonable fees and costs, including attorney's fees, to the prevailing party against any party who has violated this Agreement.

3.Discovery in Arbitration.Each party will cooperate fully with respect to sharing of information in all arbitration proceedings.Within ten (10) days of the appointment of the panel of arbitrators, each party shall send to each other party copies of all documents, agreements, contracts, reports, charts, correspondence, notes, files, photographs, videotapes, audiotapes, computer diskettes, compact disks, and any other tangible thing that might be relevant to the issues pending in arbitration.The party preparing the list shall also include which witnesses it plans to call in the arbitration hearing.Any documents claimed by a party to be privileged and exempt from discovery (as provided under the Florida Rules of Civil Procedure) must be identified by the party claiming the privilege.Any document not so identified shall be considered to be not exempt and shall be required to update its automatic disclosure as new information that might be relevant to the issues in arbitration is learned by that party.

In addition to the initial and updated automatic disclosure, each party may.engage in discovery in the form of written interrogatories, depositions of witnesses, and requests for the production, inspection, and copying of documents to the same extent as allowed by the Florida Rules of Civil Procedure, as modified herein the time for responding to discovery requests shall be ten (10) days.All discovery shall be completed within two (2) months after the appointment of the panel of arbitrators, unless the time for discovery is extended for good cause by the panel.The costs, including attorney's fees, of obtaining any information by way of interrogatory, deposition, or request for production that should have been provided by the other party by way of automatic disclosure shall be borne by the party who failed to make full automatic disclosure as provided above. The arbitrator shall decide any disputes regarding discovery.

23. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida.

EMPLOYER:

Sailtech Design Inc.

By:	/s/ Gunter Richtler	Date:	August 30, 2001
Gunter Richtler, Chairman of the Board

AGREED TO AND ACCEPTED.

EMPLOYEE:

/s/ Cortland Steck	Date:	August 27, 2001
Cortland Steck

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is executed by CAREY M. PHILLIPS ("Executive"), who resides at 32421 West Loop Road, Sioux City, Iowa 51108-8537, and SAILTECH INTERNATIONAL, INC. (the "Company"), a Nevada corporation with its principal executive office at 1040-609 Granville Street, Vancouver, British Columbia V7Y 165, to record their agreement regarding the indemnification by the Company of Executive in certain circumstances. Executive and the Company have executed this Indemnification Agreement in connection with a Stock Purchase Agreement dated August 31, 2001, pursuant to which Executive will serve as a director and officer of the Company and its subsidiaries. The parties agree as follows:

1.Interpretation.

As used in this Agreement, the following capitalized have the respective definitions attributed to them:

"Agreement" means this Indemnification Agreement, as originally executed by Executive and the Company and as subsequently amended or modified by them in accordance with its terms.

"Board" means the Board of Directors of the Company.

"Bylaws" means the Bylaws of the Company and its subsidiaries in effect on the execution date of this Agreement.

"Company" means SailTech International, Inc., a Nevada corporation and a party to this Agreement, and includes SailTech Design, Inc., a Florida corporation and subsidiary, SailTech Design, Inc., a British Columbia corporation, every future subsidiary of the foregoing corporations, the respective affiliates, assignees, and successors (by operation of law or otherwise) of the foregoing corporations.

"Executive" means Carey M. Phillips, an Iowa resident and a party to this Agreement, and includes his heirs, guardian, and personal representative.

"Indemnified Loss" means all actual cost, loss, damage, expense, and liability that Executive incurs or suffers pursuant to, or in connection with defending, settling, prosecuting, investigating, or participating in (as a witness or otherwise) any Proceeding that arises out of, or is connected in any way with, the following: (a) Executive's enforcement of his rights under the Liability Insurance; (b) Executive's (or any of his affiliates') status as or actions as a shareholder of the Company; (c) Executive's enforcement of the Company's obligations to him under this Agreement or the Consulting and Employment Agreement between Executive and the Company; or

(d) Executive's past, present, or future service as an agent, officer, director, or employee of the Company or any subsidiary, as a trustee or fiduciary of any employee benefit plan or trust sponsored by the Company or any subsidiary, or (at the Company's request) as an agent, officer, director, trustee, employee, or fiduciary of another corporation, partnership, joint venture, business trust, limited liability company, or other enterprise; and includes all fines, taxes, interest, monetary penalties, premiums for supercedes bonds, and fees, costs, and expenses of experts, lawyers, mediators, arbitrators, witnesses, accountants, consultants, and investigators, whether incurred before or after demand or commencement of a Proceeding.

"Liability Insurance" means the director and officer liability insurance policy that is provided for in section 4 of this Agreement.

"Proceeding" means an audit, claim, action, demand, inquiry, lawsuit, proceeding, or investigation, by a third party (whether formal or informal, pending, threatened, or completed, or civil, criminal, or administrative), and includes asserted claims and assessments and trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings of every kind.

In addition, as used in this Agreement, (a) the word "including" is always without limitation; (b) words in the singular number include words of the plural number and vice versa; and (c) the following uncapitalized words and terms have the definitions attributed to them:

"costs" includes all internal expenses, the fees, costs, and expenses of experts, attorneys, mediators, witnesses, consultants, arbitrators, investigators, collection agents, and supercedes bonds that are incurred in connection with settling, defending, prosecuting, administering, investigating, preparing to defend or prosecute, or participating in (as a party, witness, or otherwise) any Proceeding, including trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings;

"days" means calendar days, including Saturdays, Sundays, and holidays;

"governmental authority" includes a government, a central bank, a public body or authority, and any governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national;

"law" means a local, state, or national code, rule, treaty, statute, ordinance, or regulation and the common law arising from final, nonappealable decisions of governmental authorities and state or federal courts in the United States of America;

"order" includes an order, decree, ruling, judgment, or injunction; and

"person" includes, in addition to a natural person, a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and governmental authority.

The headings preceding the text of the sections of this Agreement have been inserted solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

2.Purpose.

Executive serves as a director and officer of the Company and its subsidiaries. Both Executive and the Company recognize and acknowledge that Executive's service in those capacities exposes Executive to significant risks of personal liability arising from proceedings pertaining to Executive's participation in the management of the Company. To mitigate those risks, the Company might purchase Liability Insurance that would provide limited coverage on a "claims made basis." However, the Liability Insurance, if acquired, will be insufficient (in amount and coverage) to fully reimburse Executive for the potential amount of personal liability and attendant expenses that Executive might incur in a Proceeding arising out of Executive's service as an officer and director of the Company.

In addition to any Liability Insurance that might be provided by the Company, the Bylaws obligate the Company to indemnify Executive, to the fullest extent permitted by law as it currently exists or as it may be amended or supplemented, including payment of expenses as they are incurred and in advance of the final disposition of any suit, action, or Proceeding that Executive incurs because of Executive's service as an officer and director of the Company. The indemnification of Executive pursuant to the Bylaws is uncertain because the Board or the shareholders of the Company may amend the Bylaws at any time to limit or diminish that indemnification.

The possibility of an amendment or modification of the Bylaws to diminish the indemnification currently afforded to Executive would increase following a "change in control" of the Company, when Executive might need the benefit of that protection the most.

The Company recognizes that the indemnification provided to Executive pursuant to the Bylaws and any Liability Insurance is insufficient to attract and retain capable and responsible business persons as officers and directors. The Company also recognizes that increased protection against personal liability will enhance Executive's ability to serve the best interests of the corporation, its shareholders, and its other corporate constituencies by permitting Executive to make difficult decisions without the fear of personal economic risk. The Bylaws and Section 78.751, Nevada Revised Statutes, permit the Company to enhance the indemnification already afforded to Executive pursuant to the Bylaws and any Liability Insurance. In consideration of Executive's willingness to serve as an officer and director of the Company, and in recognition of Executive's need for substantial protection against personal liability arising from Executive's service as an officer and director of the Company, the Company is entering into this Agreement to supplement the indemnification available to Executive.

3.Indemnification.

The Company shall indemnify and hold harmless Executive from every Indemnified Loss. The obligation of the Company under this Agreement is absolute and unconditional, is not conditioned in any way on any attempt by Executive to collect from an insurer any amount under a liability insurance policy, and is not subject to any setoff, defense, deduction, or counterclaim that the Company might have against Executive. However, the Company will not have any liability or obligation to Executive under this Agreement for any Indemnified Loss that is excluded pursuant to section 7 or that Executive voluntarily pays, settles, compromises, confesses judgment for, or admits liability with respect to, without the approval of the Company or before

Executive requests the Company to pay or perform the Indemnified Loss. If Executive is entitled to indemnification under this Agreement for only a portion of an Indemnified Loss, the Company shall indemnify Executive for that portion of the Indemnified Loss. If Executive pays an Indemnified Loss with the Company's approval, or if Executive becomes legally obligated to pay an Indemnified Loss, the Company shall reimburse Executive for the Indemnified Loss, or pay it on behalf of Executive, in accordance with this Agreement within 20 days after the date when Executive notifies the Company of his request for payment or reimbursement of the Indemnified Loss. Each notice from Executive requesting payment or reimbursement of an Indemnified Loss must be accompanied by evidence of the Indemnified Loss.

4.Liability Insurance.

At Executive's discretion, the Company shall purchase and maintain at its sole cost and expense from a financially sound insurer a director and officer liability insurance policy acceptable to the Board that provides, during the period beginning on the date when Executive first begins service as a director or officer of the Company and ending five years following the date when Executive ceases to serve as an officer or director of the Company, at least $10,000,000 of continuous coverage for claims made against Executive in all capacities in which he serves as an agent, officer, director, or employee of the Company, including coverage with respect to any claim made under or in connection with any securities law of Canada, any providence of Canada, the United States of America, or any state of the United States of America. Notwithstanding the foregoing, the Company is not obligated to pay an annual premium in excess of $50,000 to obtain or maintain the director and officer liability insurance contemplated by this section. If the Liability Insurance contemplated by this section can be obtained only by paying an annual premium in excess of $50,000, the Company shall purchase as much director and officer liability insurance coverage as can be obtained by paying a premium of $50,000. If it acquires any Liability Insurance, the Company promptly shall pay all premiums for that insurance and shall otherwise maintain the insurance in full force and effect while Executive is employed by the Company and for five years following the effective date of the termination of Executive's employment with the Company for claims made against Executive in all capacities for which he serves or served the Company.

If it acquires Liability Insurance, the Company promptly shall notify Executive of any lapse, amendment, termination, or cancellation of the insurance coverage.

5.Advancement of Expenses.

The Company promptly shall pay and reimburse Executive for all costs incurred or to be incurred by Executive in connection with a Proceeding that constitutes or might give rise to an Indemnified Loss, in advance of a final disposition or adjudication of the Proceeding. Executive shall repay to the Company any amount so advanced, if and to the extent that Executive ultimately is not entitled to indemnification under this Agreement.

6.Notice of Claims.

Within ten days after Executive receives notice of a Proceeding that will or might give rise to an Indemnified Loss, Executive shall notify the Company of the Proceeding. Executive's failure to so notify the Company, however, will not relieve the Company from any liability to Executive for indemnification pursuant to this Agreement or otherwise, unless the failure materially prejudices the rights or obligations of the Company. The Company may participate at its own expense in the

Proceeding, or, with the consent of Executive, it may elect within a reasonable time to assume the defense of the Proceeding at its sole cost. If the Company assumes the defense of the Proceeding with Executive's consent, Executive may employ separate legal counsel and participate in the defense of the Proceeding at his sole cost, and the Company will not have any obligation to pay or advance costs incurred or to be incurred by Executive's further participation in the defense of the Proceeding. If the Company does not assume the defense of the Proceeding, Executive must obtain the Company's advance approval of the legal counsel to be engaged by Executive to defend the Proceeding. The Company shall not unreasonably delay or withhold its approval of any legal counsel selected by Executive.

Executive shall not settle, compromise, or admit civil liability with respect to a Proceeding that constitutes or might give rise to an Indemnified Loss without the advance approval of the Company (which the Company shall not unreasonably delay or withhold). The Company shall notify Executive whether or not it will approve a proposed settlement within 20 days after the date when Executive gives it notice of the proposed settlement that summarizes all the settlement terms and conditions. The Company's failure to notify Executive within the 20-day period as to whether it will approve the proposed settlement will constitute its approval of the proposed settlement. Except as provided in this paragraph or as otherwise required by Nevada law, Executive is not entitled to any indemnification for amounts paid or payable by Executive pursuant to a settlement that is made by Executive without the Company's approval.

7.Indemnity Exclusions.

Nothing in this Agreement requires or permits the Company to indemnify Executive for an Indemnified Loss, if any final, nonappealable order of a court establishes that Executive's actions or omissions constitute a violation of section 16(b) of the Securities Exchange Act of 1934, as amended, or were material to the cause of action adjudicated and constitute fraud, intentional misconduct, or a knowillg violation of the law.

The termination of any criminal proceeding or investigation by entry of a consent decree or a plea of nolo contendere or its equivalent will not constitute a final, nonappealable order of a court that establishes that Executive's actions or omissions were a violation of criminal law and will not establish any presumption that Executive lacked reasonable cause to believe that his conduct was lawful.

8.Subrogation and Duplication of Payments.

To the extent of any payment by the Company to or on behalf of Executive for an Indemnified Loss, the Company will be subrogated to all rights of Executive to recover or obtain reimbursement for the payment from any third party. At the request of the Company at any time and from time to time, Executive shall execute and deliver to the Company any document (and do all such other acts) as are reasonably necessary to enable the Company to obtain or realize the benefit of that subrogation, including the prosecution by Executive or the Company of a legal proceeding to enforce those rights of Executive (as long as the request does not require Executive to incur any duty, liability, or obligation to any person) and the Company shall reimburse Executive, on demand, for all costs incurred by Executive in responding to the Company's request. However, if the Company requests Executive to institute a legal proceeding to recover or obtain reimbursement from a third party of any amount paid by the Company to or on behalf of Executive for an Indemnified Loss, that Proceeding will be covered by the indemnification and expense advancement provisions of this Agreement, and the Company shall pay, reimburse, indemnify, and hold harmless Executive from all cost, expense, damage, and liability arising out of, or in any way connected with, that Proceeding to the same extent that it is obligated to do for any Indemnified Loss. The Company is not liable for, and Executive is not entitled to any payment with respect to, an Indemnified Loss to the extent Executive has received payment for the Indemnified Loss from any person other than the Company, such as the insurer under the Liability Insurance.

9.Legal Matters.

The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Nevada and the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. If any claim, dispute, or controversy arises out of this Agreement between the parties to it, either party to the claim, dispute, or controversy may elect to settle the claim, dispute, or controversy by binding arbitration in Tampa, Florida, before a sole arbitrator in accordance with the CPR Non-Administered Arbitration Rules of the CPR Institute for Dispute Resolution, 366 Park Avenue, New York, New York 10017, Telephone: (212)  949-6490; Fax: (212)  949-8859; Email: info@cpradr.org by giving the other party a written demand for arbitration.

If a party elects to arbitrate a controversy or disputed claim before a lawsuit is filed with respect to the subject matter of the dispute, arbitration will be the sole and exclusive method of resolving the dispute, the other party to the dispute must arbitrate the dispute, and each party to the dispute will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to obtain an equitable remedy. A party's right to submit a dispute to arbitration does not restrict the party from instituting litigation to obtain any legal or equitable remedy. The filing of a lawsuit by a party to the dispute before the other party to the dispute has elected that the dispute be submitted to arbitration will bar and preclude both parties from submitting the subject matter of the lawsuit to arbitration while the lawsuit is pending.

The arbitration will be conducted by a corporate lawyer who is rated "AV" by Martindale-Hubbell Law Directory and is selected by agreement of the parties in accordance with the Florida Arbitration Code, and governed by the substantive laws of the State of Nevada, except as modified by agreement of all the parties to the arbitration. However, if the parties cannot agree on a single arbitrator within ten days after the effective date of the written notice of arbitration, the party requesting arbitration shall circulate to the other party within 15 days after the effective date of the written notice of arbitration, a list of ten corporate lawyers who are acceptable to it to serve as the arbitrator. The other party shall select the arbitrator from this list of proposed arbitrators and notify the other party of its selection within 15 days after receiving the list of proposed arbitrators. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator, and the arbitrator chosen by the other party will be the arbitrator. If the parties to the dispute are unable to agree on the selection of an arbitrator within 40 days after the effective date of the written notice of arbitration, the arbitrator will be selected by the CPR Institute for Dispute Resolution.

The arbitrator must be independent (not a lawyer or relative of a party to this Agreement or an officer, director, employee, or shareholder of the Company) without any economic or financial interest of any kind in the outcome of the arbitration. The arbitrator's conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

Executive and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is the Circuit Court for Hillsborough County, Florida, for state trial court proceedings, and the United States District Court for the Middle District of Florida - Tampa Division, for federal district court proceedings, and (c) waive any defense, whether asserted by a motion or pleading, that the Circuit Court for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida - Tampa Division, is an improper or inconvenient venue.

In any mediation, arbitration, or legal proceeding arising out of this Agreement (including appellate proceedings), the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs, and expenses of agents, experts, attorneys, witnesses, arbitrators, and supercedes bonds, whether incurred before or after demand or commencement of legal or arbitration proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, or judgment-execution proceedings. A party to this Agreement who fails to pay when due any amount owed to another party pursuant to this Agreement shall pay to the other party, on demand, interest on the unpaid amount, from the date when due until paid in full, at the annual rate then provided by Nevada law for the payment of interest on judgments generally.

The Company waives any right it might have to assert in any arbitration or legal proceeding that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any arbitration or legal proceeding that the Company is bound by all the provisions of this Agreement.

10.Notices.

Any notice, demand, waiver, consent, approval, or other communication that is required or permitted to be given to any party under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly provides for it to be in writing) and given to that party by telecopy, hand delivery, commercial courier, or first class, postage prepaid United States mail (whether or not certified or registered and whether or not a return receipt is received by the sender), and addressed by the sender to the party who is the intended recipient at its address most recently designated to the other party by notice given in accordance with this section. A validly given notice, demand, waiver, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third calendar day after it is postmarked by the United States Postal Service, if delivered by first class, postage pre-paid, United States mail. Each party promptly shall notify the other party of any change in its principal mailing address set forth in this Agreement.

11.Severability and Nonexclusivity.

Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law on the date of its execution. However, if a provision of this Agreement, or the application of it, is held by an arbitration panel or a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed severable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances in which it is valid and enforceable. The rights, duties, and obligations of Executive and the Company under this Agreement do not limit, diminish, or supercedes the rights, duties, and obligations of Executive and the Company with respect to the indemnification afforded to Executive under the Liability Insurance, Chapter 78, Nevada Revised Statutes, or the Bylaws and Articles of Incorporation of the Company. In addition, Executive's rights under this Agreement will not be limited or diminished in any respect by any amendment to the Bylaws or the Articles of Incorporation of the Company or by any other corporate action of the Company.

12.Waiver and Modification.

A waiver, discharge, amendment, termination, cancellation, or modification of this Agreement will be valid and effective only if evidenced by a writing signed by or on behalf of both parties to this Agreement. No course of dealing or delay by any party to this Agreement in exercising any right, power, remedy, or benefit under this Agreement will operate as a waiver of any right, power, remedy, or benefit of that party, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party's right to later enforce that provision or this Agreement. In addition, the waiver by either party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself.

13.Rights of Third Parties.

Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except Executive, the Company, and their respective authorized assignees and successors, any claim, right, remedy, or benefit under or because of this Agreement or any provision of it. This Agreement is binding on every assignee or successor of the Company, including any successor corporation resulting from a merger, consolidation, recapitalization, reorganization, sale of all or substantially all the assets of the Company, or any other transaction resulting in the successor corporation assuming the liabilities of the Company under this Agreement (by operation of law or otherwise). The Company shall require any assignee or successor of the Company, by written agreement in form and substance acceptable to Executive and the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if an assignment or succession had not occurred. This Agreement is not assignable by Executive, and any attempted assignment by Executive will be invalid and ineffective against the Company.

14.Complete Agreement; Execution; Effective Date.

This Agreement records the final, complete, and exclusive understanding between the parties with respect to the obligations created under it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by either of them. Executive and the Company may execute this Agreement in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement. This Agreement will become effective, as of its stated execution date, when each party has executed and delivered to the other party a counterpart of it.

EXECUTED: August ____, 2001, in Tampa, Florida.

"COMPANY"

SAILTECH INTERNATIONAL, INC.
2964 63rd Avenue East
Bradenton, Florida 34203
Telephone: (941) 739-7904
Telecopy: (941) 752-3275

By:__________________________(SEAL)
Name:__________________________
Title:___________________________

WITNESSES:

________________________
Name: __________________

________________________
Name: __________________

"EXECUTIVE"

__________________________________
CAREY M. PHILLIPS
32421 West Loop Road
Sioux City, Iowa 51108-8537
Telephone: (712) 255-0781
Telecopy: (712) 255-8019

WITNESSES:
______________________________
Name: ________________________

___________________________
Name: ________________________

LICENSE AGREEMENT

This License Agreement dated as of September [ ], 2001, is executed by Phillips Family Limited Partnership ("Investor"), a South Dakota limited partnership; SailTech International, Inc. (the "Company"), a Nevada corporation; and SailTech Design, Inc., a Florida corporation, and SailTech Design, Inc., a British Columbia corporation, both direct or indirect subsidiaries of the Company (together, the "Subsidiaries"); pursuant to a Stock Purchase Agreement dated August 31, 2001, among Investor, Phillips, the Company, the Subsidiaries, and certain shareholders of the Company. The parties agree as follows:

ARTICLE 1

INTERPRETATION OF AGREEMENT

1.1 Defined Terms.

As used in this Agreement, the following capitalized terms have the respective definitions attributed to them:

"Agreement" means this License Agreement, as originally executed by the parties and as subsequently amended or modified by them in accordance with its terms.

"Appraised Value" means the fair market value of the Technology and Proprietary Property (if any) purchased by Investor (or its designee) pursuant to section 2.4, as determined by The Financial Valuation Group, Inc., Tampa, Florida, or any other asset appraiser agreed upon by Investor and the Company.

"Avia" means Avia Design Group, Inc., a British Columbia corporation.

"Beneficiary" has the meaning specified in section 4.2(a).

"Company" means SailTech International, Inc., a Nevada corporation, and a party to this Agreement, and includes its successors in interest (by operation of law or otherwise).

"Confidential Information" means all proprietary, confidential, and non-public information concerning the Technology or any of the Licensors (whether oral, visual, or written), including information regarding all copy, ideas, designs, scripts, designs, patents, concepts, processes, algorithms, copyrights, inventions, know-how, schematics, techniques, trademarks, trade names, trade secrets, source codes, service marks, specifications, and software programs related to the Technology, and all proprietary, confidential, and non-public information regarding the Licensors' respective plans, markets, reports, products, services, contracts, forecasts, programs, schedules, projections, financial data, customer lists, capital projects, research and development, business plans and strategies, and methods, processes, procedures, and techniques of business and operation; but excludes any information that is required by law or requested by a court or a governmental authority to be disclosed.

"Event of Default" means the occurrence of any of the following events, but only if the event is not primarily the result of any act or omission by Investor or Phillips:

(a) The dissolution or liquidation of the Company or any of the Subsidiaries,

(b) The filing by creditors of the Company or any of the Subsidiaries of a petition seeking the involuntary bankruptcy or insolvency of the Company or the Subsidiary;

(c) The insolvency of the Company or any of the Subsidiaries or the filing by the Company or any of the Subsidiaries of a petition seeking relief under any bankruptcy, insolvency, or debtor relief law;

(d) The sequestration or assumption of custody by a court having jurisdiction of all or a substantial part of the assets or property of the Company or any of the Subsidiaries, unless the custody or sequestration is terminated within 30 days after it is effective;

(e) An attachment after judgment occurs on all or a substantial part of the assets or property of the Company or any of the Subsidiaries unless the resulting Lien is discharged, or execution on the Lien is stayed, within 15 days after it is issued or perfected;

(f) The entry of a final judgment against the Company or any of the Subsidiaries for the payment of money or damages in an amount exceeding $50,000 that is not paid, stayed, or discharged within the time allowed by law for filing a notice of appeal of the judgment;

(g) A breach by the Company or any of the Subsidiaries of any duty or obligation under the License Agreement, the Security Agreement, the Warrant Certificate, the Consulting Agreement, the Employment Agreement, the Shareholder Agreement, or the Registration Rights Agreement;

(h) The issuance of a writ of levy, distraint, execution, attachment, garnishment, or similar legal process against the Company, any of the Subsidiaries, or any of their respective assets or property, unless the writ is stayed by a court pending an appeal;

(i) The violation of any law, or any act or omission, by the Company or a Subsidiary that results in the imposition of a Lien by operation of law on any of its property that is not discharged within 30 days after it attaches, unless the Lien relates to a claim for payment of money or damages in an amount less than $50,000 or the act, omission, or violation of law by the Company that give rise to the Lien is being contested in good faith by the Company by appropriate proceedings;

(j) An order (including a consent decree) is entered against the Company or any of the Subsidiaries in a Proceeding by any person regarding an alleged or possible violation of any securities law, or an alleged or possible fraud in connection with the offer, sale, or purchase of any security, by the Company, any of the Subsidiaries, or any predecessor of the Company or any of the Subsidiaries;

(k) A sale or transfer of all or a majority of either the assets (measured by fair value) or the outstanding voting stock of the Company or any of the Subsidiaries pursuant to a sale, lease, merger, spin-off, foreclosure, dissolution, bankruptcy, liquidation, consolidation, tender offer, share exchange, reorganization, recapitalization, or other transaction, other than a sale or transfer to another affiliate or subsidiary of the Company;

(l) The Company or any of the Subsidiaries (i) makes a general assignment for the benefit of its creditors, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) seeks, consents, or acquiesces to the appointment of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, or (iv) suffers the appointment, without its consent or acquiescence, of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, unless the appointment is vacated within 30 days after it becomes effective; or

(m) The revocation, suspension, termination, interruption, unenforceability, or invalidation (total or partial) of a material corporate right, permit, license, existence, or franchise of the Company or any of the Subsidiaries that jeopardizes its ability to conduct its business operations, unless the right, permit, license, existence, or franchise can be reinstated without prejudice within the time allowed by applicable law to cure the event or circumstance that resulted in the revocation, suspension, termination, invalidation, interruption, unenforceability, or invalidation.

"Indemnified Loss" has the meaning indicated in section 4.2(a).

"Indemnified Proceeding" has the meaning indicated in section 4.2(a).

"Intellectual Property Rights" means all of the following that are owned by, issued to, or licensed to any of the Licensors and associated with the Process, and any and all similar, equivalent, and corresponding rights that exist or later might be obtained throughout the world: (a) registered copyrights, works, works of authorship, and all renewals, applications, and registrations of or for copyrights and works; (b) computer software, systems, programs, databases, and data collections (including firmware, source codes, object codes, specifications, rights in data bases and data collections, and development data, files, tools, and records); (c) foreign and United States patents, utility models, applications for patents or utility models, and reissues, renewals, divisions, revisions, extensions, continuations, re-examinations, and continuations in part of or for a patent or utility model; (d) logos, designs, slogans, emblems, trade dress, trade names, trademarks, and service marks, together with all goodwill associated with any trademark or service mark, and all renewals, applications, and registrations of or for trademarks, service marks, and fictitious names;

(e) know how, inventions, technology, trade secrets, improvements invention disclosures, confidential information, technical data and knowledge, and proprietary data, knowledge, and information, whether or not any of the foregoing has been reduced to practice or can be registered as a patent or copyright (Including ideas, plans, designs, methods, formulas, processes, proposals, techniques, specifications, business and marketing plans, research and development information, and financial and accounting data and records); (f) rights of privacy and publicity and other intellectual property rights; and (g) all copies, documentation, and other tangible embodiments of the foregoing (in whatever form or medium).

"Investor" means Phillips Family Limited Partnership, a South Dakota limited partnership, and a party to this Agreement, and includes its assignees and successors in interest (by operation of law or otherwise).

"License Period" means the period beginning on the date on which all Event of Default occurs and ending on the date that the license granted by the Licensors to Investor under this Agreement is terminated in accordance with its terms.

"Licensors" means the Company and each of the Subsidiaries.

"Lien" means a restriction on the use or transferability of property and any claim or charge on any interest in property securing an obligation owed to, or claimed by, a person other than the owner of the property, whether the claim or charge exists by reason of statute, contract, or common law, and includes a construction lien, a lease, bailment, or consignment for security purposes, and a lien or security interest arising from a pledge, mortgage, indenture, encumbrance, hypothecation, trust receipt, deed of trust, conditional sale, security agreement, or collateral assignment.

"Phillips" means Carey M. Phillips, an Iowa resident and the general partner of Investor.

"Proceeding" means an audit, claim, action, demand, inquiry, lawsuit, proceeding, or investigation by a third party or governmental authority (whether formal or informal, pending, threatened, or completed, or civil, criminal, or administrative), and includes asserted claims and assessments and trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings of every kind.

"Process" means the processes, procedures, and technology used by the Company or any of the Subsidiaries to design and manufacture aluminum watercraft hulls, including the mathematical process developed by Avia and Grahame Shannon (and assigned to SailTech Design, Inc.) to manipulate the Autoship software program to produce a one-dimensional image from the three-dimensional image produced by that software program, which enables the user to accurately predict the appropriate aluminum cut for the desired design.

"Proprietary Property" means all Intellectual Property Rights and all income, damages, royalties, and payments due from, or payable by, any third party with respect to those rights (including damages and payments for past, present, or future infringements or misappropriations), all other associated rights (including the right to sue and recover for past, present, or future infringements or misappropriations), and any and all similar, equivalent, and corresponding rights that exist or later might be obtained throughout the world.

"Subsidiaries" means SailTech Design, Inc., a Florida corporation, and SailTech Design, Inc., a British Columbia corporation, each a party to this Agreement and a direct or indirect wholly owned subsidiary of the Company, and includes their respective successors in interest (by operation of law or otherwise).

"Technology" means (a) the Process, (b) all precursors, portions, and work in progress with respect to the Process, (c) all Intellectual Property Rights associated with the Process, (d) each portation expansion, translation, compilation, localization, abridgement, modification, enhancement, improvement, or derivative work (as defined in the U.S. Copyright Act, as amended from time to time), to or of the Process (whether alone or in conjunction with others), (e) all other intellectual property associated with the Process, (f) all guides and manuals written or published by any of the Licensors with respect to the Process, and (g) any work that embodies or incorporates any of the foregoing.

1.2 Recurring Words.

Wherever used in this Agreement, (a) the word "including" is always without limitation; (b) neutral words should be construed to include correlative feminine and masculine words; (c) words in the singular number include words in the plural number and vice versa; and (d) the following uncapitalized words and terms have the definitions attributed to them:

"costs" includes all internal expenses, the fees, costs, and expenses of experts, attorneys, mediators, witnesses, consultants, arbitrators, investigators, collection agents, and supersedes bonds that are incurred in connection with settling, defending, prosecuting, administering, investigating, preparing to defend or prosecute, or participating in (as a party, witness, or otherwise) any legal proceeding, including trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings;

"days" means calendar days, including Saturdays, Sundays, and holidays;

"governmental authority" includes a government, a central bank, a public body or authority, and any governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national;

"law" means a local, state, or national code, rule, treaty, statute, ordinance, or regulation and the common law arising from final, nonappealable decisions of governmental authorities and state or federal courts in the United States of America;

"order" includes an order, decree, ruling, judgment, or injunction; and

"person" includes, in addition to a natural person, a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and governmental authority.

1.3 Headings; References.

The headings preceding the articles and sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Agreement to an article or section is to an article or section of this Agreement.

ARTICLE 2

LICENSE AND PURCHASE OPTION

2.1 License.

For good and valuable consideration, the receipt and sufficiency of which the Licensors acknowledge, the Licensors jointly and severally grant to Investor, during the License Period, a fully paid, royalty-free, perpetual, and irrevocable exclusive right and license on a worldwide basis to use, copy, make, access, modify, view, adapt, load, store, install, execute, display, provide to others, sell, market, distribute, produce, and have produced in any medium all of the Technology (and as many copies of the Technology or any part of the Technology as Investor deems desirable or necessary) and to sublicense some or all of the Technology (and as many copies of the Technology or any part of the Technology as Investor deems desirable or necessary), subject only to any preexisting licenses that might have been granted by a Licensor with Investor's advance written approval before the License Period. The Licensors' grant of the foregoing license is absolute, unconditional, irrevocable, and not subject to the satisfaction of any conditions precedent.

During the term of this Agreement, the Licensors shall devote commercially reasonable efforts to fully and properly exploit the Technology, to enhance the Technology, to fully protect the Technology, and to otherwise increase the value of the Technology. The Licensors shall not assign, transfer, encumber, or otherwise dispose of or grant any interest in the Technology or any of the Proprietary Property without Investor's advance written consent, which it may withhold in its sole discretion. Additionally, during the term of this Agreement, the Licensors shall not grant any license or other right to use, copy, make, access, modify, view, adapt, load, store, install, execute, display, provide to others, sell, market distribute, produce, or have produced any of the Technology to any other person without the advance written consent of Investor. Moreover, the Licensors, jointly and severally, shall not commit any act or knowillgly aid any person in committing any act that might diminish, jeopardize, or otherwise compromise in any way any rights granted by the Licensors to Investor under this Agreement, including developing any competitive or functionally similar technology to the Technology for any person.

2.2 Effective Date of License.

The license granted by the Licensors in section 2.1 automatically will become effective on the effective date of any Event of Default. Within three calendar days after an Event of Default, the Licensors shall deliver to Investor all work product relating to the Technology, including (a) all copies of software related to the Technology in executable object code form on an appropriate medium and via hard copy, (b) a master copy of each component of the Technology (in both source and object code form, where appropriate) that is suitable for copying, and (c) all system and user documentation pertaining to the Technology, including design or development specifications, error reports, related correspondence and memoranda, and all materials pertaining to the programming, functionality, and instructions for use of the Technology.

2.3 Improvements.

If any of the Licensors, either jointly or severally, obtain or apply for a registration of any derivative work related to the Technology or develop any Intellectual Property Rights, Investor shall have the same right to use, copy, make, access, modify view, adapt, load, store, install, execute, display, provide to others, sell, market, distribute, manufacture, or have manufactured any improvement or derivative work to the Technology or Intellectual Property Rights as though the improvement, derivative work, or Proprietary Property were specifically covered by this Agreement.

2.4 Purchase Option.

Each of the Licensors grants to Investor the right and option (but not the obligation) to purchase from the Licensor, and to require the Licensor to sell to Investor (or its designee), at any time after an Event of Default and before the expiration of the purchase option, any or all of the Technology and all related Proprietary Property at a purchase price equal to the Appraised Value of the Technology to be purchased. In the absence of fraud or mistake, the Appraised Value will be binding on all the parties to this Agreement. Investor may exercise this purchase option as a whole at any time or in part from time to time, but only during the [365]-day period after the occurrence of an Event of Default. To validly exercise this purchase option, Investor must deliver to the appropriate Licensors a written notice of Investor's exercise of the purchase option.

When Investor exercises the purchase option, the Licensors shall sell to Investor the Technology and Proprietary Property specified in the notice of exercise, and Investor shall pay to the appropriate Licensors at the closing the Appraised Value of that Technology and related Proprietary Property by bank draft, cashier's check, or bank wire transfer of immediately available funds to the account designated by the Company. Unless otherwise agreed by investor and the Licensors, the closing of any sale and purchase of Technology and Proprietary Property pursuant to the option provided in this section will occur at the principal office of the Company at the time and date specified by Investor in the notice of exercise of the option, except that the closing date cannot be more than 60 days after Investor receives a written report of the Appraised Value. The Licensors, jointly and severally, shall pay all costs associated with determining the Appraised Value of any Technology and Proprietary Property that Investor (or its designee) purchases (including all fees and costs of the appraiser that sets the Appraised Value).

Neither the grant nor the exercise of the purchase option precludes Investor or Phillips from exercising any other right or remedy that Investor or Phillips might have at law or in equity with respect to an Event of Default. Investor and Phillips may exercise serially, wholly, partially, or collectively any of their respective rights or remedies with respect to an Event of Default, and the exercise of any one right or remedy by Investor or Phillips does not preclude the exercise of any other right or remedy, except as otherwise provided by law. The Licensors jointly and severally shall reimburse Investor, on demand, for all costs incurred by Investor in enforcing the provisions of this section.

2.5 Infringement of Rights.

Each party promptly shall notify the others of any infringement or potential infringement by a third party of the Technology or any Intellectual Property Rights. The Licensors shall use commercially reasonable efforts to halt that infringement, including commencing legal proceedings against the infringer. The Licensors, jointly and severally, shall bear all costs and expenses of any action or legal proceeding against a third party for the infringement of any of the Technology. If the Licensors fail to promptly commence and diligently prosecute a legal proceeding against an infringer, Investor may commence a legal proceeding and the Licensors, jointly and severally, shall reimburse Investor, on demand, for all costs incurred by Investor in the proceeding. The Licensors shall cooperate in any infringernent action or proceeding commenced by Investor at the Licensors' sole expense. The Licensors shall remit to Investor upon receipt all damages or settlements recovered after an Event of Default based on any infringement suit pertaining to the Technology to compensate Investor for losses resulting from the infringement and shall reimburse Investor, on demand, for all costs incurred by Investor in a proceeding against an infringer. In any event, Investor will be entitled to all amounts recovered by Investor or the Licensors in connection with any infringement of any of the Technology after an Event of Default.

2.6 Confirmatory Instruments.

At the request of Investor at any time and from time to time, the Licensors shall do all lawful acts and execute and deliver to Investor any new, additional, or confirmatory document, agreement, or instrument (including applications for patents, copyrights, and trademarks, and for renewals, extensions, and divisions thereof) necessary to (a) vest in Investor the full right to use, copy, make, access, modify, view, adapt, load, store, install, execute, display, provide to others, sell, market, distribute, produce, and have produced the Technology (or any part of it) on a worldwide basis during the License Period, (b) vest in Investor (or its designee) all right, title, and interest, in, to, and under all Technology purchased by Investor or its designee pursuant to section 2.4, (e) file with the appropriate patent, trademark, copyright, and similar offices (whether in the United States of America or in any other jurisdiction) evidence of the Licensors' grant of an exclusive license to Investor pursuant to this Agreement, (d) obtain, sustain, reissue, or extend all Intellectual Property Rights with respect to the Technology, and (e) effect the intent and purposes of this Agreement. If Investor is unable for any reason whatsoever to obtain the signature or assistance of any of the Licensors, each Licensor irrevocably appoints Investor and each of its duly authorized officers, as their respective agent and attorney-in-fact, with full power of substitution, to sign, execute, and file in the name and on behalf of the Licensor any document required to prosecute or apply for any patent, copyright, trademark, or other proprietary protection, including renewals, extensions, and divisions, and to do all other lawful acts and things to further the issuance or prosecution of a patent, copyright, trademark, or other proprietary protection in connection with any of the Technology, all with the same legal force and effect as if done or executed by the Licensor. By executing this Agreement, each Licensor authorizes and requests the United States Copyright Office, the United States Commissioner of Patents and Trademarks, and any other appropriate agency (whether in the United States of America or in any other jurisdiction) to issue such patents, copyrights, trademarks, and other forms of intellectual property protection as Investor requests concerning the Technology.

2.8 Derivative Works and Modification.

After an Event of Default, Investor has the irrevocable right to modify the Technology, prepare derivative works based on some or all of the Technology, add some or all of the Technology to other software or hardware, and modify, correct, and enhance the Technology as Investor deems necessary or appropriate, and Investor is entitled to exclusive ownership and control of the resulting modification, correction, or enhancement, including any related patent rights, trade secrets, and copyrights as derivative works and distinguishable from the underlying work (including the right to market and license that property to third parties without the approval of any of the Licensors).

2.9 Source Codes.

If, at any time, the Technology includes any software, the Licensors shall deliver to Investor all source codes for the software. The Licensors immediately shall deliver each source code to Investor immediately after the source code is developed. The Licensors shall update those source code deposits from time to time by promptly delivering to Investor all upgrades, enhancements, and new versions of the software source codes.

ARTICLE 3

WARRANTIES AND REPRESENTATIONS

3.1 Warranties and Representations of the Licensors.

The Licensors, jointly and severally, warrant and represent the following to Investor and Phillips, as of the date of this Agreement, as of the date of any Event of Default, and as of the date or dates (if any) that Investor or its designee acquires ownership of some or all of the Technology;

(a) Grahame Shannon (i) is the sole shareholder of Avia, (ii) is the sole developer of the Process, (iii) was not acting within the scope of employment by any person other than Avia when he conceived, created, and performed all activities with respect to the Process, and (iv) developed the Process entirely through his own efforts and for the exclusive account of Avia;

(b) Grahame Shannon irrevocably and properly assigned all of his rights, title, and interests in and to the Process to Avia, and Avia irrevocably and properly assigned all of its rights, title, and interests in and to the Process to SailTech Design, Inc., a Florida corporation;

(c) SailTech Design, Inc., a Florida corporation, is the sole and exclusive owner of the entire right title, and interest in and to the Process, the other Technology, all Proprietary Property associated with the Technology, and all reissues, extensions, divisions, and continuations of the Technology;

(d) None of the Licensors has granted any other right, license, privilege, or shop right for any of the Technology, and the Technology is free and clear of all Liens, claims, rights, encumbrances, or security interests of any person (other than pursuant to the joint venture between SailTech Design, Inc. (a Florida corporation) and China Shanghai (Group) Corporation for Foreign Economic and Technological Corporation;

(g) The Licensors have the full right and power to grant to Investor an exclusive license to use, copy, make, access, modify, view, adapt, load, store, install, execute, display, provide to others, sell, market, distribute, produce, and have produced the Technology under this Agreement and to execute, deliver, and perform this Agreement;

(h) The Licensors' execution, delivery, and performance of this Agreement will not violate any law and will not constitute a breach or violation of, a default under, or require any consent under, any term, condition, or provision of any agreement, contract, indenture, instrument, mortgage, lease, promissory note, or any order, decree, judgment, or other commitment or edict to which any of the Licensors is a party, and this Agreement is a valid, binding, effective, and enforceable obligation of each of the Licensors, enforceable by Investor and Phillips against each of the Licensors in accordance with its terms, except to the extent limited by general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors' rights;

(i) Neither the Process nor any of the other Technology infringes any patent copyright, trade secret, or other intellectual property rights of any person;

(j) Neither the Process nor any of the other Technology has been forfeited to the public domain;

(k) The source code, object code, and system specifications for all software included in the Technology have been maintained in confidence, and all aspects of the Technology have been be maintained in confidence;

(l) The Process has not been published or made available outside of the Licensors without the appropriate intellectual property rights notices and has not been used by any of the Licensors for more than 44 months; and

(m) All the software included in the Technology is fully functional and does not contain any viruses, expiration, time-sensitive devices, or other harmful codes that would inhibit its use or cause harm to any software, hardware, or data files.

3.2 Representations and Warranties of Investor.

Investor warrants and represents to the Licensors as of the execution date of this Agreement and as of each date on which Investor (or its designee) acquires ownership of some or all of the Technology:

(a) Organization and Authorization. Investor is a limited partnership organized under the laws of the State of South Dakota and has all requisite power and authority to execute, deliver, and perform this Agreement. Investor's execution, delivery, and performance of this Agreement: (i) have been duly authorized by all requisite action of the Investor; (ii) will not conflict with Investor's partnership agreement; (iii) will not constitute a breach or violation of, a default under, or require any consent under, any agreement, contract, indenture, instrument, mortgage, lease, promissory note, or other commitment, or any decree, judgment, material order, or other edict, to which Investor is a party or any of its property is subject; and (iv) will not violate any law.

(b) Validity. This Agreement is a valid, binding, and effective obligation of Investor, enforceable by the Licensors against Investor in accordance with its terms, except to the extent limited by general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors' rights.

ARTICLE 4

CONFIDENTIALITY AND INDEMNIFICATION

4.1 Confidentiality.

The Licensors acknowledge that, during the term of this Agreement, the Licensors and their respective agents, employees, and representatives will have access to Confidential Information. Each of the Licensors shall treat as confidential and not divulge, disclose, or communicate any Confidential Information for any reason or in any manner to any person, except those agents, employees, and representatives of the Licensors who have a need to know the information, have been advised by the Licensors of the confidential nature of the information, and who are obligated in writing to maintain its confidential nature. The Licensors shall instruct all their respective agents, ernployees, and representatives to maintain the coil confidentiality of all Confidential Information.

The Licensors shall not disclose or divulge the source code of any software included in the Technology, in whole or in part, or the information contained in the source code without the advance written consent of Investor. The Licensors shall maintain records of their respective employees who have access to those source codes.

4.2 Indemnification.

(a) Indemnity Obligation. The Licensors jointly and severally shall defend, indemnify and hold harmless Investor, Phillips, and their respective heirs, agents, partners, employees, representatives, assignees, and successors in interest by operation of law or otherwise (each, a "Beneficiary") from any and all costs, losses, expenses, or liabilities (including interest, penalties, premiums for bonds, fees of experts and investigators, and all legal fees and costs incurred before a lawsuit is filed and in trial, appellate, bankruptcy, administrative, and judgement execution proceedings) that are paid, incurred, or suffered by a Beneficiary as a result of any of the following (an "Indemnified Loss");

(i) an actual or alleged intellectual property right infringement arising out of Investor's use, copying, making, accessing, modification, viewillg, adaptation, loading, storage, installation, execution, display, providing to others, sale, production, marketing, or distribution of the Technology (or any part of it) during the License Period or after Investor or any of its designees purchases any of the Technology or Proprietary Property;

(ii) an injury to person, damage to property, or loss, theft, or misappropriation of property arising out of an act or omission by any of the Licensors or their respective agents, officers, directors, employees, shareholders, or representatives, including any negligent acts or omissions;

(iii) a breach of any warranty or representation made by any of the Licensors in this Agreement;

(iv) a failure of any of the Licensors to pay or perform any of their respective obligations under this Agreement;

(v) an omission of a material fact in any representation and warranty made by any of the Licensors in this Agreement, which material fact is necessary to make the statements made in the representation and warranty not misleading, in light of the circumstance under which they were made;

(vi) any product liability or warranty claim attributable to any product sold or manufactured by any of the Licensors; and

(vii) a Proceeding that constitutes or might result in an Indemnified Loss that is indemnified pursuant to this section 4.2 or is incident to any of the foregoing (an "Indemnified Proceeding").

(b) Expense Advancement. The Licensors shall advance or promptly reimburse Beneficiary for any and all costs and expenses incurred by the Beneficiary in connection with investigating, preparing to defend, settling, or defending any Indemnified Proceeding, whether or not a Beneficiary is a party or potential party to it.

(c) Contribution. If the indemnification or advancement and reimbursement of expenses provided in this Agreement is either unavailable to any Beneficiary for any reason or insufficient to hold a Beneficiary harmless to the extent contemplated by this Agreement, then each Licensor otherwise obligated to provide the indemnification or advancement and reimbursement of expenses shall contribute to the Beneficiary the amount paid or payable by the Beneficiary for which indemnification or advancement and reimbursement of expenses is unavailable or insufficient in that proportion, as appropriate, to reflect the relative economic benefit received by each Licensor from the transactions described in this Agreement. If the foregoing contribution is not permitted by applicable law, the Licensors shall contribute to the amount paid or payable by the Beneficiary for which indemnification or advancement and reimbursement of expenses is unavailable or insufficient an amount that is appropriate to reflect, not only the relative economic benefits received or to be received by them from the transactions described in this Agreement, but also their relative fault in the event, matter, proposal, or transaction for which indemnification or the advancement and reimbursement of expenses is unavailable or insufficient.

(d) Payment of Indemnification Claims. The Licensors shall pay every indemnification claim without any setoff, defense, deduction, or counterclaim, within ten days after their receipt of the indemnification claim from a Beneficiary, unless the validity or amount of the indemnification claim is disputed by the Licensor or the indemnification claim pertains to a Proceeding that is subject to a defense, in which case the Licensor shall pay the indemnification claim within 30 days after the amount or validity of the indemnification claim is finally determined. However, the preceding sentence does not affect the Licensors' obligation to advance or promptly reimburse a Beneficiary for costs and expenses incurred by the Beneficiary in connection with the defense of any Indemnified Proceeding. If a Beneficiary is entitled to indemnification under this Agreement for only a portion of a loss, the Licensors shall indemnify the Beneficiary for that portion of the Indemnified Loss. If a Beneficiary pays an Indemnified Loss with the approval of a Licensor, or if a Beneficiary becomes legally obligated to pay an Indemnified Loss, the Licensors shall reimburse the Beneficiary for the Indemnified Loss, or pay it on behalf of the Beneficiary, in accordance with this Agreement within ten days after the date when the Beneficiary notifies the Licensors of its request for payment or reimbursement of the Indemnified Loss. The obligations of the Licensors under this Agreement are absolute, irrevocable, and unconditional, are not subject to any setoff, defense, deduction, or counterclaim based on a claim that any Licensor might have against any Beneficiary and are not limited or affected in any way by any other agreement, any right of audit or investigation granted to Investor or Phillips by any of the Licensors, or any information obtained by Investor or Phillips or available to them as a result of exercising any right of audit or investigation, whether before or after the execution date of this Agreement. The Licensors jointly and severally shall pay to a Beneficiary, on demand, interest on the amount of any Indemnified Loss that is not paid when due, from the date when due until paid, at the annual rate then provided by Florida law for the payment of interest on judgments.

(e) Defense of Third-party Claims. A Licensor at its own cost and expense is entitled to employ its own separate counsel and participate at its own cost and expense in the defense of any Indemnified Proceeding for which a Beneficiary has requested or is entitled to indemnification or expense advancement or reimbursement pursuant to this Agreement, or, at the request of that Beneficiary, shall assume the defense of the Indemnified Proceeding with legal counsel selected by the Licensor, but reasonably satisfactory to that Beneficiary. A Beneficiary, however, will be entitled to assume control of the defense of a Proceeding that involves any of the following: (i) a Proceeding by a governmental authority; (ii) a claim for injunctive of other equitable relief, or (iii) a non-monetary claim that reasonably could be expected to impair the prospects of its business, so long as it notifies the Licensors of its election to do so in its notice of the Indemnified Loss.

If a Licensor assumes the defense of any Indemnified Proceeding, the Licensors jointly and severally shall reimburse the Beneficiaries for all costs and expenses incurred by them in connection with the Indemnified Proceeding before the Licensors assumed control of the defense of it, and the Beneficiaries may elect to participate in the defense of the Indemnified Proceeding at their own cost and expense with legal counsel selected by them in their sole discretion. However, any party who elects to participate at its own cost and expense in the defense of any Indemnified Proceeding for which a Beneficiary has requested, or intends to request, indemnification or advancement and reimbursement of expenses under this Agreement shall cooperate, and shall cause its legal counsel to cooperate, with the party who is responsible for controlling the defense of the Indemnified Proceeding and its legal counsel in defending the Indemnified Proceeding.

Even if the Licensors assume the defense of an Indemnified Proceeding, a Beneficiary will be entitled to jointly control the defense, compromise, and settlement of the Indemnified Proceeding at the expense of the Licensors, if any of the following conditions or circumstances exist: (A) the Licensors have agreed to pay the fees and expenses of the Beneficiary's separate counsel; (B) a court having jurisdiction rules that the Licensors have failed or are failing to defend the claim, in which case the Beneficiary will be entitled to assume control of the defense of the Indemnified Proceeding and the Licensors shall pay the reasonable fees and expenses of the separate counsel employed by the Beneficiary for that purpose; or (C) the Beneficiary reasonably determines based on the advice of outside counsel that having common counsel with the Licensors would present an actual conflict of interest under applicable principles of legal ethics, in which case the Beneficiary may employ separate counsel to represent or defend it in the claim, and the Licensors shall pay the reasonable fees and expenses of not more than one separate counsel in addition to local counsel for all the Beneficiaries in connection with any single claim or separate but related or similar claims arising out of the same general allegations or circumstances.

If a Beneficiary employs separate counsel and participates in a claim for which the Licensor has assumed the defense, the Beneficiary shall cooperate and shall cause its legal counsel to cooperate, with the Licensor and its legal counsel in the defense of the claim assumed by the Licensor. If the Licensor does not assume the defense of an Indemnified Proceeding for which a Beneficiary has requested indemnification, or if the Licensor is otherwise obligated to pay the fees and expenses of any separate counsel employed by a Beneficiary to defend or represent it in that Indemnified Proceeding, each Beneficiary who is entitled to employ separate counsel to defend or represent it in the Indemnified Proceeding at the expense of the Licensor shall obtain the Licensor's advance written approval of the legal counsel to be engaged by the Beneficiary to defend or represent it in the Indemnified Proceeding (which the Licensor shall not unreasonably delay or withhold).

(f) Settlement of Claims. The Licensors shall not, and they shall not permit any of their respective agents, officers, directors, shareholders, or employees to, settle, compromise, or admit civil liability in any pending or threatened Proceeding, unless either (i) the Licensors obtain the advance written consent of every Beneficiary who requested indemnification or advancement and reimbursement of expenses pursuant to this Agreement (which consent they shall not Unreasonably delay or withhold) or (ii) the settlement, compromise, or admission of civil liability includes the unconditional release of all the Beneficiaries from all liability arising out of, the Proceeding.

ARTICLE 5

MISCELLANEOUS

5.1 Assignment; Binding Effect.

The Licensors (whether by operation of law or otherwise) may not assign their respective rights or delegate their respective duties and obligations under this Agreement without the advance written consent of Investor (which Investor may withhold in its sole discretion), and any assignment or delegation without the advance written consent of Investor will be invalid and ineffective against Investor. Investor may assign this Agreement to anyone who succeeds to all or any part of its business pursuant to a merger or a sale, lease, or exchange of any of its assets or partnership interests. This Agreement is binding on, and inures to the benefit of, any successor or approved assignee of Investor or any of the Licensors.

Investor will not have any responsibility to perform services for or to assume contractual obligations that are the responsibilities or obligations of any of the Licensors. Nothing in this Agreement shall constitute any of the Licensors as an agent, partner, joint venturer, or representative of Investor, create any fiduciary relationship between the parties other than as expressly provided in this Agreement, or create any other legal association that would impose liability on Investor for the act or failure to act of any of the Licensors. Notwithstanding anything in this Agreement to the contrary, the Licensors do not have the right or power to make any contracts, commitments, or admissions of liability (express or implied) for or on behalf of Investor or Phillips.

5.2 Exclusive Understanding.

This Agreement records the final, complete, and exclusive understanding among the parties and supersedes any prior or contemporaneous agreement, representation, or understanding, oral or written, by any of them regarding the transactions set forth in it. Except as expressly provided in this Agreement, the parties' respective obligations under this Agreement are independent of any other obligations the parties have to one another under any other agreement, arrangement, or otherwise.

5.3 Waiver; Discharge; Amendment; Modification.

A waiver or discharge will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver or discharge is sought to be enforced. No course of dealing or delay by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy by that party, except to the extent expressly manifested in writing by that party. The failure at any time of any party to require performance by another party of a provision of this Agreement will not affect the party's right to subsequently enforce that provision or this Agreement. In addition, the waiver by a party of a breach of a provision of this Agreement will not constitute a waiver of a succeeding breach of the provision or a waiver of the provision itself. An amendment or modification of this Agreement will be valid and effective only if it is in writing and signed by Investor and each of the Licensors.

5.4 Governing Law.

The validity, enforcement, construction, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions.

5.5 Dispute Resolution.

The parties to this Agreement shall resolve in the manner provided in this section any claim, dispute, or controversy among or between any of them that arises out of, or relates to this Agreement (a "Dispute"), including in particular indemnification claims under section 4.2.

(a) Negotiation. The parties to this Agreement shall attempt in good faith to resolve any Dispute promptly by negotiations among a representative of Investor and one or more senior executives of the Company who have authority to settle the controversy on behalf of all of the Licensors involved in the Dispute (these persons are hereinafter referred to, individually, as all "Executive" and, collectively, as "Executives'). The party asserting a claim against another party shall give the other party written notice of the claim. Within ten days after receipt of that notice, the receiving party shall submit a written response to the party asserting the claim. The notice and response shall include (i) the name and title of each Executive who will represent the party, and (ii) a statement of the party's position and a summary of the evidence and arguments supporting its position. The Executives shall meet at a mutually acceptable time and place within 20 days after the date of the notice of the claim and thereafter as often as they reasonably consider necessary to exchange relevant information and to attempt to resolve the Dispute. If an Executive intends to be accompanied at a meeting by an attorney, the Executive shall give every other Executive at least five days' notice of that intention, and every other Executive also may be accompanied at the meeting by an attorney. All negotiations among the Executives and all written statements exchanged by the parties pursuant to this dispute resolution procedure will be confidential and constitute compromise and settlement negotiations between the parties for purposes of all state and federal rules of evidence.

(b) Compulsory Non-Binding Mediation. If the parties to a Dispute are unable to resolve it by mutual agreement, they shall promptly attempt in good faith to resolve the Dispute by non-binding mediation in Tampa, Florida, in accordance with the Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution, 366 Madison Avenue New York, New York 10017; Telephone: (212) 949-6490; Fax: (212) 949-8859; E-mail: info@cpradr.org, within 30 days after the appointment of a mediator who is mutually acceptable to the parties to the Dispute. Any party to the Dispute may elect to submit the Dispute to mediation by delivering written notice to every other party to the Dispute. The parties to the Dispute shall share equally the costs of mediation, including the fees of the mediator and any rental or other cost of obtaining a place for the mediation, but excluding their own expenses and attorney fees. If the parties to the Dispute reach a mutually acceptable settlement of the Dispute during the mediation, they shall record the settlement in a written settlement agreement that will be binding on all of them. None of the parties to the Dispute shall terminate the mediation unless each of them has participated (or been afforded an opportunity to participate) in the mediation and are unable to agree on a settlement. Mediation discussions between parties to the Dispute and opinions of the mediator are confidential and are not permitted to be relied on, referred to, or introduced as evidence in any subsequent litigation or other legal proceeding. All applicable statutes of limitation will be tolled during the pendency of mediation, and the parties to the mediation shall take any and all action that is necessary to accomplish that tolling.

(c) Litigation or Arbitration. If a Dispute is not resolved pursuant to mediation with in 60 days after the initiation of the mediation, any party to the Dispute may elect to settle the Dispute by initiating litigation on ten days' advance written notice to every other party to the Dispute or by submitting the Dispute to binding arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution.

(d) Binding Arbitration. A party to the Dispute may commence binding arbitration by giving every other party to the Dispute a notice of arbitration in accordance with the CPR Rules for Non-Administered Arbitration and any related commentary. The arbitration will be conducted in the English language by a sole arbitrator and governed by the Florida Arbitration Act and the substantive laws of the State of Florida.

(e) Selection of Arbitrator. The arbitration will be conducted by a Florida corporate lawyer who is rated "AV" by Martindale-Hubbell Law Directory, who is selected by agreement of the parties to the Dispute, and who is independent (not a lawyer or relative of any officer, director, or shareholder of the corporation) without any economic or financial interest of any kind in the outcome of the arbitration. If the parties to the Dispute cannot agree on an arbitrator within 15 days after the effective date of the notice of arbitration, the party who submitted the Dispute to arbitration shall circulate to the other party or parties to the Dispute a list of ten Florida corporate lawyers who are licensed to practice law in the State of Florida, are rated "AV" by Martindale-Hubbell Law Directory, and are acceptable to it to serve as arbitrator of the Dispute. The other party or parties to the Dispute shall select the arbitrator from this list of proposed arbitrators and notify the other party of their selection within 15 days after receiving the list of proposed arbitrators. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator, and the other party or parties will be entitled to chose the arbitrator for the arbitration from the list of lawyers provided by the party who submitted the Dispute to arbitration. If for any reason none of the parties to the Dispute selects an arbitrator within the 15-day period, or if there are multiple parties to the Dispute and they do not agree on the selection of an arbitrator from the list provided by the party who submitted the Dispute to arbitration, the arbitrator will be selected by the CPR Institute for Dispute Resolution based on the criteria stated above. The parties to the Dispute shall pay on a pro rata basis all fees and expenses charged by the CPR Institute for Dispute Resolution for its services in selecting an arbitrator.

(f) Arbitration Award. The award of the arbitrator will be final and binding as to all the parties to the Dispute and will not be subject to appeal, review, or re-examination by a court or the arbitrator, except for fraud, perjury, manifest clerical error, or evident partiality or misconduct by the arbitrator that prejudices the rights of a party to the arbitration. The award of the arbitrator may include an award of any damages other than treble, special, punitive, exemplary, or consequential damages, and, pursuant to the pleading of any party to the dispute, any court having jurisdiction may enter a judgment of any award rendered in the arbitration.

(g) Equitable Remedies, Enforcement Litigation. Whether or not a Dispute is submitted to binding arbitration, the parties to the Dispute retain all rights to obtain injunctive relief and other equitable remedies to enforce their respective rights. Without limiting the generality of the foregoing, any party to a Dispute may (i) petition a court of competent jurisdiction to enter a temporary restraining order or preliminary injunction to preserve the status quo pending resolution of any arbitration proceeding, and (ii) commence a proceeding in any court of competent jurisdiction to enforce any arbitration award or a settlement resulting from mediation or negotiation of the parties.

(h) Exclusive Venue for Litigation. The proper, exclusive, and convenient venue for anylitigation that is initiated to settle a Dispute is the Circuit Court for Hinsborough County State of Florida, United States of America, for state trial court proceedings, and the United StatesDistrict Court for the Middle District of Florida Tampa Division, for federal district court proceedings. Each party to this Agreement wavies any defense, whether asserted by motion or pleading, that the Circuit Court for Hinsborough County, Florida, or the United States DistrictCourt for the Middle District of Florida Tampa Division, is an improper or inconvenient venue.

(i) Prevailing Party Reimbursement. In any arbitration or litigation (including appellate proceedings) of a Dispute, the losing party shall reimburse the prevailing party, on demand for all costs and expenses (including legal fees and expenses) that are incurred by the prevailing party as a result of the arbitration or litigation, as determined by the court or arbitrator.

(j) Excluded Laws. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

5.6 Notice.

Any notice, demand, waiver, consent, approval, or other communication that is required or permitted to be given to any party under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly provides for it to be in writing) and given to that party by telecopy, hand delivery, commercial courier, or first-class, postage prepaid, United States mail (whether or not certified or registered, and whether or not a return receipt is requested or received by the sender) at the addresses or fax numbers set forth in this Agreement or to any other address or fax number as a party designates by notice given in the manner provided in this section. A validly given notice, request, demand, waiver, consent, approval, or other communication under this Agreement will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the fifth day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid, United States mail. Each party promptly shall notify the other parties of any change in its mailing address or telecopy number for notices.

5.7 Term.

This Agreement is for a perpetual term unless earlier terminated in accordance with this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, this Agreement may be terminated: (a) by Investor at any time by notifying the Company of the termination date; or (b) by all the parties to this Agreement by executing an agreement of termination. Additionally, the provisions of sections 2.5, 2.6, 2.8, 3.1, 3.2, 4.1, 4.2, and 5.5 will survive the expiration or termination of this Agreement.

5.8 Severability.

Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law on the date of its execution. However, if a provision of this Agreement, or the application of it, is held by a court to be invalid or unenforceable, that provision will be deemed severable from the other provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances in which it is valid and enforceable.

5.9 Third Party Rights.

Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person except Investor, the Licensors, and their respective successors and permitted assigns, any claim, right, or remedy under or because of this Agreement, and except that each Beneficiary is a third-party beneficiary of the indemnification and related provisions in section 4.2.

5.10 Counterparts.

The parties to this Agreement may execute this Agreement in counterparts and by facsimile or electronic signature. Each executed counterpart of this Agreement will constitute all original document, and all executed counterparts, collectively, will constitute the same agreement.

5.11 Direct or Indirect Action.

When any provision of this Agreement requires or prohibits a person from taking any particular action, the provision applies regardless of whether the action is taken directly or indirectly by the person.

5.12 Time of the Essence.

Time is of the essence with respect to the performance and satisfaction by each party to this Agreement of every obligation to be performed and every condition to be satisfied by the party under this Agreement.

"COMPANY"
SAILTECH INTERNATIONAL, INC. 2964 63rd Avenue East Bradenton, Flordia 34203 Telecopy: (941) 752-3275	SAILTECH DESIGN, INC., a Florida corporation 2964 63rd Avenue East Bradenton, Florida 34203 Telecopy: (941) 752-3275
Executed: August 31, 2001 "SUBSIDIARIES"	Executed: August 2001
SAILTECH DESIGN, INC., a British Columbia corporation 2964 63rd Avenue East Bradenton, Florida 34203 Telecopy: (941) 752-3275	"INVESTOR" Phillips FAMILY LIMITED PARTNERSHIP c/o Darrell A. Jesse 600 Stevens Port Drive, Suite 105 Dakota Dunes, SD 57049 Telecopy: (605) 232-8931

Carey M. Phillips	WITNESSES:

Name:	Name /s/ Sheri Norris
Title: Secretary	Title: General Partner
Executed: August 31, 2001	Executed: September 12, 2001

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is executed by SailTech International, Inc. (the "Company"), a Nevada corporation; Phillips Family Limited Partnership ("Investor"), a South Dakota limited partnership; and Carey M. Phillips ("Phillips"), an Iowa resident and the general partner of Investor, to record their agreement regarding the Company's grant to Investor and its registered assigns (individually, a "Registered Owner") of certain rights to register shares of the Company's common stock, $.001 par value per share (the "Common Stock"), that are issuable on and after the date of this Agreement. The Company, Investor, and Phillips agree as follows:

1.Scope and Purpose.

This Agreement applies to all the following shares of Common Stock that are owned by, or issuable to, a Registered Owner, individually or jointly with another person, on and after the effective date of this Agreement (collectively, the "Shares") :

(a) all shares of Common Stock that are issued to Investor by the Company pursuant to the Stock Purchase Agreement datedAugust 31, 2001, among the Company, Investor, Phillips, and certain shareholders of the Company;

(b) all shares of Common Stock that are issuable by the Company to a Registered Owner pursuant to the exercise of the Common Stock Purchase Warrant issued by the Company to Investor on the effective date of this Agreement (the "Warrant");

(c) all shares of Common Stock that are issuable by the Company to Phillips pursuant to the exercise of any options granted to Investor by the Company;

(d) all shares of Common Stock that are owned by Investor or Phillips individually or jointly with another person at any time and were acquired by any other means;

(e) all additional shares of Common Stock issued or distributed to a Registered Owner individually or jointly with another person in respect of the shares of Common Stock described in clauses (a) through (d) above pursuant to a stock split, stock dividend, capital adjustment, recapitalization, reorganization, reclassification, or other similar transaction;

(f) all shares of Common Stock issued or distributed to a Registered Owner individually or jointly with another person in respect of any shares of Common Stock acquired pursuant to any of the transactions described in clauses (a) through (e) above; and

(g) any securities (whether or not Common Stock) issued or distributed to a Registered Owner individually or jointly with another person in exchange, conversion, or substitution for any of the foregoing shares of Common Stock, whether pursuant to a merger, split-up, spin-off, share exchange, consolidation, reorganization, recapitalization, reclassification, or otherwise.

If any event or transaction described in this section occurs, the number of shares specified in section 5(a) will be proportionately adjusted to reflect any increase or decrease in the total number of the Shares.

2.Term.

This Agreement is for a term beginning on its execution date and ending on the earliest of the following: (a) the date when all the Shares have been registered for sale with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and sold pursuant to an effective registration statement; (b) the date when all the Shares are legally permitted to be publicly sold in a single block transaction in compliance with the volume limitations of SEC Rule 144 under the Securities Act; or (c) the date when all the Shares are legally permitted to be publicly sold in a single block transaction in compliance with paragraph (k) of SEC Rule 144 under the Securities Act.

3.Demand Registration Rights.

At any time during the term of this Agreement, but after the 365th day after the effective date of this Agreement, on receipt of a written request from a Registered Owner specifying the number of Shares that the Registered Owner desires to register for public sale or for issuance, the Company promptly shall prepare and file with the SEC under the Securities Act a registration statement covering the issuance or public offering of those Shares and shall use its best efforts to cause the registration statement to become effective as soon as is practicable. Each of Investor and Phillips is entitled to exercise this demand registration right up to ten times, without regard to whether it or he participates in a demand registration requested by another Registered Owner. Every other Registered Owner may participate in up to ten demand registrations. Upon receipt of a demand registration request from any Registered Owner, the Company promptly shall notify every other Registered Owner in writing of the proposed registration, and each Registered Owner will have the right to include Shares in the registration and may exercise that right by delivering to the Company within 30 days after the effective date of the Company's notice of the proposed registration a written request for registration that specifies the number of Shares that the Registered Owner desires to include in the registration. If a Registered Owner other than Investor or Phillips does not elect to include any Shares in the registration, one of the Registered Owner's rights to a demand registration will expire. In addition, if a Registered Owner is a transferee of Shares from Investor or Phillips, the number of demand registrations in which the Registered Owner may participate will be reduced by each demand registration right exercised by Investor or Phillips before the Shares were transferred to the Registered Owner. A Registered Owner shall state in a request for registration whether the Registered Owner intends to distribute the registered Shares by means of an underwriting. If the Registered Owner intends to distribute the Shares that are the subject of the registration request by means of an underwriting, the Registered Owner shall sell the registered Shares through one or more underwriters (or a syndicate managed by one or more underwriters) that are selected by the Registered Owner with the approval of the Company (which it shall not unreasonably withhold), and the Company shall join the Registered Owner in entering into an underwriting agreement in customary form with the selected underwriter or underwriters, which will provide (among other things) for the Company, the Registered Owner, and each underwriter (and each person who controls each underwriter within the meaning of Section 15 of the Securities Act) to grant to each other (and to each person who controls each of them within the meaning of Section 15 of the Securities Act) reciprocal indemnification and contribution rights against liabilities under the Securities Act, subject to such limitations as are appropriate to reflect the parties' respective interests in the underwriting. The Company may use any form of SEC registration statement (including a Form S-3 or any successor form) that it considers appropriate to register Shares pursuant to a demand registration request, so long as the Company is eligible to use the form and the Registered Owner may publicly offer and sell pursuant to a registration on that form any of the Shares that are the subject of the registration request.

Notwithstanding anything in this Agreement to the contrary, the Company has the right to postpone filing with the SEC for a reasonable period of time (not to exceed 120 days) a registration statement for a demand registration requested by a Registered Owner, but only if it delivers to each Registered Owner requesting the registration a written notice signed by the Chief Executive Officer of the Company stating that:

(a) the Company's Board of Directors has reasonably determined in good faith that (i) based on the written advice of the Company's legal counsel, the postponement is necessary to avoid premature public disclosure of a pending material event that would likely jeopardize the outcome or success of the pending event, or (ii) based on the written advice of the investment banking firm representing the Company in connection with a pending or impending public offering of its securities, the postponement is necessary to avoid jeopardizing the success of that public offering;

(b) the Company notifies the Registered Owner of the postponement and the duration of it within five days after the determination by its Board of Directors; and

(c) the Company delivers to the Registered Owner with the notice of postponement copies of (i) the written resolutions of its Board of Directors that evidence the determination warranting the postponement and (ii) the written advice that the Company's Board of Directors received from its legal counsel or investment banker. However, the Company shall not exercise this right more than once during any 12-month period.

On receipt of a request from a Registered Owner for a demand registration, the Company promptly shall notify the Registered Owner of any fact, event, or circumstance that reasonably could be expected to require or lead to a postponement of the filing of a registration statement for the demand registration requested by the Registered Owner. If the Company postpones the filing with the SEC of a registration statement for a demand registration requested by a Registered Owner (as permitted by the preceding paragraph), the Registered Owner may elect to withdraw its request for the demand registration at any time during the duration of the postponement specified in the Company's notice to the Registered Owner of the postponement, and the withdrawn demand registration will not count as an exercise of the Registered Owner's demand registration rights.

4.Piggy-Back Registration Rights.

If the Company authorizes at any time or from time to time during the term of this Agreement, but after the 365th day following the effective date of this Agreement, a registration of any offering of securities under the Securities Act on Form S-1, S-2, S-3, SB-1, or SB-2 (or any registration form promulgated by the SEC in substitution for one of those forms), it shall include in that registration any number of Shares that a Registered Owner elects to register for public sale, to the extent permitted by the applicable registration form, and subject to any volume limitations prescribed by this Agreement.

The Company promptly shall notify every Registered Owner of each proposed registration, and, to exercise its registration right, a Registered Owner must deliver to the Company within 30 days after the effective date of the Company's notice to the Registered Owner a written request for registration that specifies the number of Shares that the Registered Owner desires to include in the registration. If it receives a written registration request from a Registered Owner, the Company shall include in its registration the lesser of (a) the number of Shares specified in the Registered Owner's registration request, or (b) that number of Shares required pursuant to subsection 7(a). If more than one Registered Owner requests to include Shares in a registration, the minimum number of Shares that the Company must include in the registration will be allocated pro rata among the Registered Owners requesting participation in the registration, in proportion to the number of Shares specified in each Registered Owner's registration request.

The Company is not required to include any of the Shares in a registration that covers any of the following: (i) securities proposed to be issued in exchange for assets or securities of another corporation; (ii) debt securities that are not convertible into, or exchangeable for, shares of the Common Stock; (iii) securities to be issued pursuant to a transaction registered on Form S-4 (or any registration form promulgated by the SEC in substitution of that form); or (iv) securities to be registered on Form S-8 (or any registration form promulgated by the SEC in substitution of that form) and offered or issued pursuant to an employee benefit plan (as defined in SEC Rule 405 under the Securities Act).

5.Conditions to Registration.

The Company's obligations under this Agreement to register any Shares owned by a Registered Owner are subject to the following conditions precedent:

(a) Subject to any limitation imposed by section 7(a), the minimum number of Shares that the Registered Owners, in the aggregate, must include in a registration request pursuant to section 3 is that number of Shares equal to the average weekly trading volume of the Common Stock for the four weeks preceding the effective date of the registration request, as reported on all national securities exchanges or (if the Common Stock is not traded on a national securities exchange) as reported through an automated quotation system (such as the Nasdaq Stock Market), or, if fewer, all the Shares then owned by the Registered Owners;

(b) The Registered Owner must have performed in all material respects all agreements and obligations under this Agreement that are required to be performed by it in connection with the registration of the Shares;

(c) If the registration is a piggy-back registration, the inclusion of the Shares in the registration must not violate any provisions of the Securities Act, any rule, regulation, pronouncement of the SEC under the Securities Act, or requirement or condition of eligibility to use the registration form selected by the Company, or any contractual obligation of the Company;

(d) If the registration is a piggy-back registration that will involve an underwritten offering of Common Stock by the Company for cash consideration, and if the Company so requests, the Registered Owner must agree to sell the registered Shares through the underwriter or syndicate of underwriters selected by the Company, on the same underwriting terms and conditions that the Company will offer and sell shares of Common Stock in the underwriting, and pursuant to an underwriting agreement that complies with all the requirements of subsections 6(d) (i) -(v); and

(e) Before the filing of a registration statement pertaining to the registration, the Registered Owner must deliver to the Company one or more agreements in form and content reasonably satisfactory to the Company's legal counsel that:

(i) Reaffirm all or any part of the agreements and obligations of the Registered Owner that are set forth in this Agreement;

(ii) Represent and warrant that the Registered Owner has, and will have at the time of sale of the Shares included in the registration, good and valid title to those Shares and full right, power, and authority to sell, assign, transfer, and deliver those Shares; and

(iii) Designate a law firm to act as the Registered Owner's legal counsel in connection with the registration of the Shares.

6.Additional Covenants of Registered Owner.

If the Company is required to register any Shares for a Registered Owner pursuant to the exercise of a registration right provided in this Agreement, the Registered Owner shall:

(a) Pay all sales commissions and underwriting discounts applicable to the public sale of the Shares included in the registration;

(b) Provide to the Company all information, and take all action, as the Company reasonably requests with reasonable advance notice to enable it to comply with any applicable law, rule, regulation, SEC pronouncement, or requirement or condition of eligibility to use the registration form selected by the Company in connection with the registration;

(c) Take all action that is necessary or appropriate to assure that the statements contained in any prospectus pertaining to the registration, or any amendment or supplement of a prospectus (including any document incorporated by reference in it), in reliance upon and in conformity with information furnished to the Company by or on behalf of the Registered Owner for use therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time the prospectus is delivered to a purchaser, not misleading;

(d) If the registration is a piggy-back registration that will involve an underwritten offering of Common Stock by the Company for cash consideration, and if the Company or the Registered Owner requests that the Shares that are the subject of the registration request be sold through the underwriter or syndicate of underwriters selected by the Company, on the same terms and conditions that the Company will offer and sell shares of Common Stock in the underwriting, the Registered Owner shall:

(i) Enter into an underwriting agreement in customary form with the underwriter or syndicate of underwriters selected by the Company, which will provide (among other things) for the Company, the Registered Owner, and each underwriter (and each person who controls each underwriter within the meaning of Section 15 of the Securities Act) to grant to each other (and to each person who controls each of them within the meaning of Section 15 of the Securities Act) reciprocal indemnification and contribution rights against liabilities under the Securities Act, subject to limitations as are appropriate to reflect the parties' respective interests in the underwriting;

(ii) Execute and deliver to the Company a custody agreement in form and content reasonably satisfactory to the Company's legal counsel that provides for the certificates representing the Shares to be included in the registration to be deposited with an agent who is designated by the Company and reasonably satisfactory to the Registered Owner for the purpose of delivery pursuant to the underwriting agreement pertaining to the registered offering and contains other usual and customary provisions;

(iii) Deliver in negotiable form to the agent designated in the foregoing custody agreement the certificates representing the Shares to be included in the registration;

(iv) Execute and deliver to the Company an agreement to the effect that the Registered Owner will not take any action that might reasonably be expected to cause or result in any manipulation of the price of any security of the Company to facilitate the sale of any Shares pursuant to the registration statement; and

(v) Execute and deliver to the Company or the underwriters all questionnaires, indemnity agreements, selling shareholder agreements, and other agreements and documents as they reasonably request and that are usual and customary in connection with a registered public offering of securities;

(e) If the Shares that are the subject of the registration request will not be sold on the same terms and conditions (including the method of distribution) that the Company will offer and sell shares of Common Stock in the registration, the Registered Owner shall:

(i) Offer and sell all the Shares included in the registration in a manner contemplated by the SEC's General Instructions for use of the applicable registration statement form;

(ii) Promptly notify the Company in writing when all the Shares included in the registration have been sold, and, if any of them are not sold before the 91st day after the effective date of the registration statement, the Registered Owner promptly shall notify the Company of the number of Shares sold during the three-month period following the effective date of the registration and during each ensuing six-month period, until all the Shares included in the registration have been sold;

(iii) Promptly cease making any offers, sales, or other dispositions of the Shares included in the registration until the Registered Owner receives from the Company copies of an amendment or supplement to the prospectus, if the Company notifies the Registered Owner during the effectiveness of the registration of the occurrence of any event that, in the opinion of the Company's legal counsel, necessitates an amendment or supplement to any prospectus in order to cause the prospectus to comply with the Securities Act or to make the prospectus not misleading in light of the circumstances existing at the time;

(iv) Promptly notify the Company, during the period when a prospectus is required to be delivered under the Securities Act with respect to the offering of the Shares, of the occurrence of any event that materially affects the Registered Owner's plan of distribution of the Shares and should be set forth in an amendment or supplement to any prospectus in order to make the prospectus not misleading in light of the circumstances existing at the time it is delivered to any purchaser of the Shares;

(v) Deliver copies of the final prospectus contained in the registration statement, and any amendments or supplements to it, to purchasers of the Shares as required by applicable laws, rules, regulations, and SEC pronouncements;

(vi) Offer and sell the Shares included in the registration only in those states where legal counsel for the Company has advised the Registered Owner in writing that the Shares have been qualified or registered for offer and sale under applicable "Blue Sky" or securities laws; and

(vii) Use all reasonable efforts to complete the distribution of the Shares included in the registration as promptly as possible and in any event within 90 days after the later of the date when the SEC declares the registration statement effective or the date when the Registered Owner is permitted by the managing underwriter of the Company's registered offering to begin selling any of the Shares that are included in the registration;

(f) To the extent requested by the Company and the managing underwriter of the offering for which the registration is undertaken, the Registered Owner shall not publicly offer, sell, contract to sell (including any short sale), or otherwise transfer for a reasonable period of time (to be determined by the managing underwriter, but not to exceed 14 days before the effective date of the registration statement or 120 days after the effective date of the registration statement) any shares of Common Stock that are not included in the registration, any other equity securities of the Company, or any securities of the Company that are convertible into, or exercisable or exchangeable for, any equity securities of the Company, except for any gift of Common Stock to a donee who agrees to be bound by this restriction.

7. Additional Covenants of Company.

The Company shall not grant to anyone any registration rights of any kind that would preclude or limit in any way the exercise of the registration rights granted to the Registered Owner in this Agreement. If a Registered Owner exercises a registration right provided in this Agreement, the Company shall:

(a) If the registration is a piggy-back registration, include in the registration on behalf of all Registered Owners who request to have Shares included in it that number of Shares that corresponds to 20% of the proposed maximum aggregate offering price of all other securities included in the registration or, if greater, that number of Shares that, in the opinion of the managing underwriter of the offering for which the registration is undertaken, will not adversely affect the public offering of the other securities to be sold in the registration, without excluding any of those other securities;

(b) If the registration is a piggy-back registration that will involve an underwritten distribution of Common Stock by the Company for cash consideration and a Registered Owner who is participating in the registration so requests and complies with all the requirements of subsections 6(d) (i) -(v), the Company shall include in its underwriting all the Shares that the Registered Owner is entitled to include in the registration and shall sell those Shares through the underwriter or syndicate of underwriters selected by the Company, on the same terms and conditions that the Company will offer and sell shares of Common Stock in the underwriting;

(c) If the registration is a demand registration for a Registered Owner, refrain from including in the registration any debt or equity securities of the Company or anyone else (other than another Registered Owner), if such inclusion is reasonably likely to have a material adverse effect on the ability of the Registered Owner to publicly sell all the Shares for which the Registered Owner has requested the demand registration;

(d) Take all action that is necessary or appropriate to obtain, maintain, and keep the registration statement current and effective (including the filing of all post-effective amendments to the registration statement or supplements of the prospectus and the use of its best efforts to prevent the SEC from issuing a stop order suspending the effectiveness of the registration statement or (if a stop order is issued) to obtain the withdrawal of it at the earliest possible moment) until the date when the Company receives notice from the Registered Owner that all the Shares included in the registration statement have been sold or are no longer being publicly offered for sale; and thereafter the Company is not obligated to supplement the prospectus, file a post-effective amendment, or take any other affirmative action to keep the registration current and effective with respect to any of the Shares, except for the filing of any reports and statements otherwise required pursuant to sections 13(a), 13(c), and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and except that the Company shall not terminate the registration of any unsold Shares of a Registered Owner that are included in the registration statement by taking any action to amend, withdraw, or terminate the registration statement, unless necessary to comply with federal securities laws governing the registration statement;

(e) To the extent requested by the Registered Owner, take all reasonable action necessary to qualify or register those Shares that are included in the registration for offer and sale under the "Blue Sky" or securities laws of those states of the United States of America that the Registered Owner designates in writing to the Company and maintain those qualifications or registrations in effect for so long as is required for the distribution of the Shares included in the registration, except that the Company is not required to qualify or register any Shares in any state where it would be required (as a condition to qualification or registration) to qualify to transact business as a foreign corporation in that jurisdiction and is not otherwise required to so qualify; and

(f) If the Registered Owner furnishes to the Company during the period when the Company is obligated by subsection 7(d) to keep the registration statement effective a written opinion of the Registered Owner's legal counsel to the effect that an event has occurred that necessitates an amendment or supplement to any prospectus in order to make the prospectus (including any document incorporated by reference in it) not misleading in light of the circumstances existing at the time it is delivered to the Registered Owner, the Company promptly (i) shall amend or supplement the prospectus to the extent required so the prospectus, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the prospectus is delivered to a purchaser, not misleading, and (ii) shall furnish to the Registered Owner a reasonable number of copies of both any amendment or supplement to the prospectus that it prepares, and any filing that it makes pursuant to Section 13(a), 13(c), or 14 under the Exchange Act, to effectuate the amendment or supplement of the prospectus;

(g) During the period when a prospectus is required to be delivered under the Securities Act, the Company promptly shall file all documents required to be filed by it with the SEC pursuant to Section 13(a), 13(c), or 14 of the Exchange Act;

(h) Furnish to the Registered Owner, without charge, the following: (i) a copy of the SEC confirmation of the EDGAR filing and an "EDGARized" version of the registration statement and each amendment to it, including all exhibits, documents, and financial statements filed with them or incorporated by reference in them; (ii) that number of conformed copies of the registration statement and each amendment to it, including all financial statements, but excluding all exhibits and other documents filed with them or incorporated by reference in them, as the Registered Owner may reasonably request; and (iii) promptly after the filing of the registration statement, and thereafter from time to time during the period when a prospectus is required to be delivered under the Securities Act, as many copies of each preliminary, definitive, and amended or supplemented prospectus as the Registered Owner may reasonably request;

(i) Refrain from filing any registration statement, amendment to a registration statement, or supplement to a prospectus, if a copy of it has not been furnished to the Registered Owner, or if the Registered Owner delivers to the Company a written opinion of legal counsel to the effect that the registration statement, amendment, or supplement does not comply with the Securities Act or any applicable rule or regulation promulgated by the SEC under the Securities Act;

(j) Promptly notify the Registered Owner in writing of the following: (i) the date when the registration statement or any post-effective amendment to it becomes effective, and the date when any amendment to the registration statement or supplement to a prospectus is filed with the SEC; (ii) any request or suggestion by the SEC staff for any amendment or supplement to the prospectus or for additional information, including the nature and substance of the SEC's request or suggestion; (iii) the issuance by the SEC of a stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) the suspension of qualification or registration of any Shares for sale in any jurisdiction or the initiation of any proceedings for that purpose; and (v) the Company's intention to file an amendment to the registration statement, or a supplement to any prospectus, that differs from the prospectus on file when the registration statement became effective and including documents deemed to be incorporated by reference into a prospectus; and

(k) Use its best efforts to comply with all applicable rules, regulations, and pronouncements of the SEC and, if so required by the Securities Act, generally make available to the Company's security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act), which need not be certified by independent public accountants unless required by the Securities Act or the rules and regulations under the Securities Act, covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the registration statement.

8.Payment of Expenses.

Except as otherwise provided in subsection 6(c), the Company shall pay all costs and expenses incident to every registration of any Shares under this Agreement, including the following: the registration fee of the SEC; the fee of the National Association of Securities Dealers, Inc.; all listing and application fees of stock exchanges and automated quotations systems; the premium for any indemnity insurance policy with respect to the offering subject to registration; the expenses of qualifying or registering any of the Shares for sale under the "Blue Sky" or securities laws of any state (including the filing fees, legal fees, and other costs pertaining to the qualification or registration and the preparation of any Blue Sky and Legal Investment Survey or

Memorandum); the fees and expenses of the Company's legal counsel and independent public accountants in connection with the registration; the cost of preparing, printing, filing on EDGAR, and delivering the registration statement, all related prospectuses, and all amendments and supplements to the registration statement or any prospectus; and all other costs and expenses of obtaining and maintaining the effectiveness of the registration statement.

9.Indemnification.

In connection with each registration of any Shares under the Securities Act pursuant to this Agreement, the Company and each Registered Owner who participates in the registration shall indemnify each other as set forth in this section. The Registered Owner (to the extent of the aggregate offering price of the Shares registered for the Registered Owner in the registration) shall indemnify and hold harmless the Company (and every person who controls the Company within the meaning of Section 15 of the Securities Act) from and against all cost, loss, claims, damage, expense, and liability to which any of them becomes subject under the Securities Act or any state securities laws (including fines, interest, penalties, amounts paid in settlement, and costs reasonably incurred in investigating, defending, and settling any claim), to the extent that they arise out of, or are based on, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment to it), or any prospectus (or any amendment or supplement to it), that relates to the sale of any Shares, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only if the untrue statement or alleged untrue statement, or the omission or alleged omission, was made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Registered Owner expressly for use in the registration statement (or any amendment to it) or any related prospectus (or any amendment or supplement to it).

The Company shall indemnify and hold harmless the Registered Owner (and every person who controls the Registered Owner within the meaning of Section 15 of the Securities Act) against any and all costs, loss, claims, damage, expense, and liability to which any of them becomes subject under the Securities Act or any state securities laws (including fines, interest, penalties, amounts paid in settlement, and costs reasonably incurred in investigating, defending, and settling any claim) to the extent that they arise out of, or are based on, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment to it), or any prospectus (or any amendment or supplement to it), which prospectus or registration statement relates to the sale of any Shares, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for an untrue statement or omission, or an alleged untrue statement or omission, that was included in the registration statement (or any amendment to it) or in any prospectus (or any amendment or supplement to it) in reliance on, and in conformity with, information furnished to the Company by or on behalf of the Registered Owner expressly for use in the registration statement (or any amendment to it) or any related prospectus (or any amendment or supplement to it).

Each indemnified party promptly shall notify each indemnifying party of any claim asserted or action commenced against it that is subject to the indemnification provisions of this section, but failure to so notify an indemnifying party will not relieve the indemnifying party from any liability pursuant to these indemnity provisions or otherwise, unless the failure materially prejudices the rights or obligations of the indemnifying party. Without limiting what might be materially prejudicial to an indemnifying party, the failure of an indemnified party to notify an indemnifying party of a lawsuit within ten days after the date when the indemnified party is served with a copy of the complaint, petition, or other pleading asserting the indemnifiable claim will be considered materially prejudicial to the rights and obligations of any indemnifying party who was not also served with a copy of the complaint, petition, or other pleading asserting the indemnifiable claim.

An indemnifying party may participate at its own expense in the defense of any indemnifiable action against an indemnified party or, if it so elects within a reasonable time, assume the defense of the action against the indemnified party with legal counsel selected by it but reasonably satisfactory to each indemnified party who is a defendant in the action. If the indemnifying party elects to assume the defense of any indemnified action, each indemnified party who is a defendant in the action will be entitled to employ separate counsel and participate in the defense of the action at its own expense. However, each indemnified party who so elects to participate in the defense of the action shall cooperate, and shall cause its legal counsel to cooperate, with the indemnifying party and its legal counsel in the defense of the action. If the indemnifying party does not elect to assume the defense of an indemnifiable action in a timely manner, or assumes the defense and fails to employ defense counsel reasonably satisfactory to each indemnified party, or any indemnified party reasonably determines in its judgment that having common defense counsel with the indemnifying party would present actual conflicts of interest, an indemnified party may employ legal counsel selected by it but reasonably satisfactory to the indemnifying party to defend the action at the indemnifying party's expense. In no event, however, will an indemnifying party be liable for the fees and expenses of more than one separate legal counsel for all indemnified parties in any jurisdiction or in connection with any claim or action, or any series of separate but similar or related claims or actions, arising out of the same general allegations and circumstances.

An indemnified party shall not settle an indemnified claim or action without the prior written consent of the indemnifying party. The indemnifying party shall notify the indemnified party whether or not it will consent to a proposed settlement within ten days after it receives from the indemnified party notice of the proposed settlement, summarizing all the terms and conditions of settlement. The indemnifying party's failure to notify the indemnified party within that ten-day period whether or not it consents to the proposed settlement will constitute its consent to the proposed settlement.

This indemnity does not apply to any untrue statement or omission, or any alleged untrue statement or omission that was made in a preliminary prospectus but remedied or eliminated in the final prospectus (including any amendment or supplement to it), if a copy of the definitive prospectus (including any amendment or supplement to it) was delivered to the person asserting the claim at or before the time required by the Securities Act and the delivery of the definitive prospectus (including any amendment or supplement to it) constitutes a defense to the claim asserted by the person.

If the indemnification provided in this Agreement is either unavailable to any indemnified party for any reason or insufficient to hold an indemnified party harmless to the extent contemplated by this Agreement, then each party otherwise obligated to provide the indemnification shall contribute to the amount paid or payable by the indemnified party for which indemnification is unavailable or insufficient, except to the extent that contribution is not permitted under Section 11(d) of the Securities Act. The parties' relative proportions of contribution will be determined based on the relative economic benefits received or to be received by the parties from the registered public offering (measured by their respective shares of the aggregate net proceeds of the offering) for which indemnification is unavailable or insufficient and their relative fault in the matter, taking into account their relative knowledge and access to information regarding the matter that is the subject of the claim or action, their relative opportunity to correct or prevent any act, condition, statement, or omission that is the subject of the claim or action, and other appropriate equitable considerations.

10.Governing Law; Remedies.

The validity, construction, interpretation, and enforcement of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The Company and each Registered Owner (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida; (b) stipulate that the proper, exclusive, and convenient venues for all legal proceedings arising out of this Agreement are the Circuit Court for Hillsborough County, Florida, for state court proceedings, and the United States District Court for the Middle District of Florida - Tampa Division, for federal district court proceedings; and (c) waive any defense, whether asserted by motion or pleading, that the Circuit Court for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida - Tampa Division, is an improper or inconvenient venue.

The Company acknowledges that its breach of this Agreement would result in irreparable and continuing injury to a Registered Owner for which an adequate remedy at law would not exist. Accordingly, if the Company breaches any obligation owed to a Registered Owner under this Agreement, the Registered Owner, without excluding or limiting any other available remedy, will be entitled to entry of an order granting an injunction or specific performance compelling the Company to comply with this Agreement, without proof of monetary damages or an inadequate remedy at law; provided, however, that no Registered Owner has any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

The covenants and agreements of the Company in this Agreement are independent of any obligation of a Registered Owner to the Company and are not subject to any set-off, defense, mitigation, or counterclaim based on any claim that the Company might have against a Registered Owner, other than pursuant to this Agreement. In any mediation, arbitration, litigation, or other legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs (including reasonable attorney fees) incurred by the prevailing party in connection with the proceeding.

11.Notices.

Any notice, consent, demand, approval, or other communication that is required or permitted to be given to any party under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly provides for it to be in writing) and delivered to that person by telecopy, hand delivery, commercial courier, or first class, postage prepaid United States mail (whether or not certified or registered and whether or not a return receipt is requested or received by the sender), and addressed by the sender to the party who is the intended recipient at its address most recently designated to the other party by notice given in accordance with this section. A validly given notice, consent, demand, approval, or other communication will be effective on the earlier of its receipt, if delivered by telecopy, hand delivery, or commercial courier, or the third calendar day after it is postmarked by the United States Postal Service, if it is delivered by United States mail. The current mailing addresses and telecopy numbers of the parties to this Agreement are as follows:

Investor:	Phillips Family Limited Partnership c/o Darrel A. Jesse 600 Stevens Port Drive, Suite 105 Dakota Dunes, SD 57049 Telecopy: [__________]
Phillips:	Carey M. Phillips 32421 West Loop Road Sioux City, Iowa 51108-8537 Telecopy: (712) 255-8019
Company:	SailTech International, Inc. 2964 63rd Avenue East Bradenton, Florida 34203 Telecopy: (941) 752-3275

Each party promptly shall notify the other parties of any change in its principal mailing address set forth in this Agreement.

12.Form and Interpretation.

The headings preceding the text of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. Unless otherwise expressly indicated, all references in this Agreement to a section or subsection are to a section or subsection of this Agreement. As used in this Agreement, (a) the word "including" is always without limitation, (b) the word "days" refers to calendar days, including Saturdays, Sundays, and holidays, (c) words in the singular number include words of the plural number and vice versa, (d) the word "person" includes a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, governmental authority, as well as a natural person, (e) the word "law" means a local, state or national code, rule, treaty, statute, ordinance, or regulation and the common law arising from final non-appealable decisions of governmental authorities and state or federal courts in the United States, and (f) the word "costs" includes all internal expenses, the fees, costs, and expenses of experts, attorneys, mediators, witnesses, consultants, arbitrators, investigators, collection agents, and supersedeas bonds that are incurred in connection with settling, defending, prosecuting, administering, investigating, preparing to defend or prosecute, or participating in (as a party, witness, or otherwise) any proceeding, including trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings. Each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law. If a provision of this Agreement (or the application of it) is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to a person or circumstance to which it is valid and enforceable.

13.Assignment; Third Party Rights.

This Agreement is binding on, and inures to the benefit of, every assignee and successor of a party to this Agreement (by operation of law or otherwise). Any Registered Owner may assign its registration rights and obligations under this Agreement to any person to whom it transfers any of the Shares or the Warrant, except for a purchaser of Shares in either a transaction that complies with SEC Rule 144 or a public offering that is registered with the SEC under the Securities Act. If Investor,

Phillips, or any other Registered Owner transfers to a person fewer than all the Shares, both the transferor and the transferee will have all the registration rights and obligations of a Registered Owner under this Agreement. A Registered Owner promptly shall notify the Company of any transfer of its registration rights under this Agreement. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except the parties to this Agreement and their respective successors and authorized assignees, any right, remedy, or claim under or because of either this Agreement or any provision of it. All references in this Agreement to "Registered Owner" include Investor and its successors and permitted assignees.

14.Integration; Modification; Performance.

This Agreement records the entire understanding between the parties regarding the subject matter of this Agreement and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, between them. A waiver, amendment, discharge, extension, termination, or modification of this Agreement will be valid and effective only if it is in writing and signed by both the parties to this Agreement. A written waiver of a right, remedy, or obligation under any provision of this Agreement will not constitute a waiver of the provision itself, a waiver of any succeeding right, remedy, or obligation under the provision, or a waiver of any other right, remedy, or obligation under this Agreement. Time is of the essence with respect to the performance or satisfaction of every covenant, agreement, and obligation of the parties under this Agreement. When any provision of this Agreement requires or prohibits action to be taken by a person, the provision applies regardless of whether the action is taken directly or indirectly by the person.

15.Execution; Effective Date.

The parties may execute this Agreement in counterparts, and, if they do, each executed counterpart will constitute an original document, and all of them, together, will constitute the same agreement. This Agreement will become effective on the execution date stated below, when each party has executed and delivered a counterpart to the other party.

EXECUTED: ___________________, 2001.

SAILTECH INTERNATIONAL, INC.

By:_______________________________
Name:__________________________
Title:___________________________

ATTEST:
__________________________
Name:_____________________
Title: _____________________

PHILLIPS FAMILY LIMITED PARTNERSHIP

By:_______________________________
Carey M. Phillips, General Partner

WITNESSES:

__________________________
Name:________________________

__________________________
Name:________________________

______________________________
CAREY M. PHILLIPS

WITNESSES:

__________________________
Name: ____________________

__________________________
Name: ____________________

SECURITY AGREEMENT

This Security Agreement is executed by Phillips Family Limited Partnership ("Investor") , a South Dakota limited partnership; Carey M. Phillips ("Phillips") , an Iowa resident and the general partner of Investor; and SailTech International, Inc., a Nevada corporation, SailTech Design, Inc., a Florida corporation, and SailTech Design, Inc., a British Columbia corporation (collectively, "Debtors"); pursuant to a Stock Purchase Agreement dated August 31, 2001, among Debtors, Investor, Phillips, and certain shareholders of SailTech International, Inc., to record the grant of a security interest by Debtors to Investor and Phillips as an inducement for Investor to purchase common stock of SailTech International, Inc. and for Investor and Phillips to enter into certain other arrangements with the Debtors. The parties agree as follows:

1.Definitions.

As used in this Agreement, the following capitalized terms have the respective definitions attributed to them:

"Agreement" means this Security Agreement, as originally executed and as subsequently amended, modified, or supplemented in accordance with its terms.

"Collateral" means all the Equipment, Inventory, and General Intangibles, and all Proceeds and products of the foregoing property.

"Company" means SailTech International, Inc., a Nevada corporation, and a party to this Agreement, and includes its successors in interest (by operation of law or otherwise).

"Debtors" means, collectively, each of SailTech International, Inc., a Nevada corporation, SailTech Design, Inc., a Florida corporation, and SailTech Design, Inc., a British Columbia corporation, each a party to this Agreement and includes their respective successors in interest (by operation of law or otherwise).

"Default" means the occurrence of any of the following events, but only if the event is not primarily the result of any act or omission by Investor or Phillips:

(a) The dissolution or liquidation of the Company or any of the Subsidiaries;

(b) The filing by creditors of the Company or any of the Subsidiaries of a petition seeking the involuntary bankruptcy or insolvency of the Company or the Subsidiary;

(c) The insolvency of the Company or any of the Subsidiaries or the filing by the Company or any of the Subsidiaries of a petition seeking relief under any bankruptcy, insolvency, or debtor relief law;

(d) The sequestration or assumption of custody by a court having jurisdiction of all or a substantial part of the assets or property of the Company or any of the Subsidiaries, unless the custody or sequestration is terminated within 30 days after it is effective;

(e) An attachment after judgment occurs on all or a substantial part of the assets or property of the Company or any of the Subsidiaries unless the resulting Lien is discharged, or execution on the Lien is stayed, within 15 days after it is issued or perfected;

(f) The entry of a final judgment against the Company or any of the Subsidiaries for the payment of money or damages in an amount exceeding $50,000 that is not paid, stayed, or discharged within the time allowed by law for filing a notice of appeal of the judgment;

(g) A breach by the Company or any of the Subsidiaries of any duty or obligation under the License Agreement, the Security Agreement, the Warrant Certificate, the Consulting Agreement, the Employment Agreement, the Shareholder Agreement, or the Registration Rights Agreement;

(h) The issuance of a writ of levy, distraint, execution, attachment, garnishment, or similar legal process against the Company, any of the Subsidiaries, or any of their respective assets or property, unless the writ is stayed by a court pending an appeal;

(i) The violation of any law, or any act or omission, by the Company or a Subsidiary that results in the imposition of a Lien by operation of law on any of its property that is not discharged within 30 days after it attaches, unless the Lien relates to a claim for payment of money or damages in an amount less than $50,000 or the act, omission, or violation of law by the Company that give rise to the Lien is being contested in good faith by the Company by appropriate proceedings;

(j) An order (including a consent decree) is entered against the Company or any of the Subsidiaries in a Proceeding by any person regarding an alleged or possible violation of any securities law, or an alleged or possible fraud in connection with the offer, sale, or purchase of any security, by the Company, any of the Subsidiaries, or any predecessor of the Company or any of the Subsidiaries;

(k) A sale or transfer of all or a majority of either the assets (measured by fair value) or the outstanding voting stock of the Company or any of the Subsidiaries pursuant to a sale, lease, merger, spin-off, foreclosure, dissolution, bankruptcy, liquidation, consolidation, tender offer, share exchange, reorganization, recapitalization, or other transaction, other than a sale or transfer to another affiliate or subsidiary of the Company;

(l) The Company or any of the Subsidiaries (i) makes a general assignment for the benefit of its creditors, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) seeks, consents, or acquiesces to the appointment of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, or (iv) suffers the appointment, without its consent or acquiescence, of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, unless the appointment is vacated within 30 days after it becomes effective; or

(m) The revocation, suspension, termination, interruption, unenforceability, or invalidation (total or partial) of a material corporate right, permit, license, existence, or franchise of the Company or any of the Subsidiaries that jeopardizes its ability to conduct its business operations, unless the right, permit, license, existence, or franchise can be reinstated without prejudice within the time allowed by applicable law to cure the event or circumstance that resulted in the revocation, suspension, termination, invalidation, interruption, unenforceability, or invalidation.

"Equipment" means all tangible personal property owned by a Debtor and held for use in its business (including each water jet cutting table owned by a Debtor), together with all parts, fittings, accessories, repair equipment, and special tools now or later affixed to, or used in connection with, that property, all additions, accessions, replacements, and substitutions to that property, and all transferable rights of the Debtor to the licenses and warranties (express and implied) received from the sellers and manufacturers of the foregoing property and all related claims, credits, setoffs, and other rights of recovery.

"Finance Documents" means each of the following documents: (i) the Stock Purchase Agreement dated September [___], 2001, among Debtors, Secured Party, and certain shareholders of the Company; (ii) the License Agreement dated September [___], 2001, among Investor and the Debtors; (iii) the Employment Agreement dated September [___], 2001, between Phillips and the Company; (iv) the Warrant Certificate dated September [___], 2001, between Phillips and the Company; (v) the Shareholder Agreement dated September [___], 2001, among Phillips, the Company, Secured Party, and the Company's key shareholders; (vi) the Indemnification Agreement dated September [___], 2001, between Phillips and the Company; and (vii) the Registration Rights Agreement dated September [___], 2001, between Investor and the Company.

"General Intangibles" means all intangible personal property owned by each of the Debtors, and includes money, contract rights, purchase orders, security interests, statutory liens, things in action, tax refund claims, business data and records, rights of contribution and indemnification, rights to payment or performance under bonds, guarantees, surety agreements, and insurance policies, items, checks, drafts, and orders in transit to or from any of the Debtors, credits or deposits of any of the Debtors (whether general or special) that are held by any person, rights to retrieve from third parties electronically processed and recorded data pertaining to any Collateral, and all intellectual property and other proprietary rights, including trade secrets, customer lists, designs and drawings, royalties and other rights under license agreements, computer programs, software, source codes, and application interface codes, and all other patents, copyrights, inventions, trademarks, trade names, service marks, and applications for patent, trademark, or copyright registrations, and the goodwill associated with patents, copyrights, trademarks, trade names, and service marks, and all processes, procedures, and technology used by any of the Debtors to design and manufacture aluminum watercraft hulls, including the mathematical process developed by Avia Design Group, Inc. and Grahame Shannon (and assigned to SailTech Design, Inc.) to manipulate the Autoship software program to produce a one-dimensional image from the three-dimensional image produced by that software program that enables the user to accurately predict the appropriate aluminum cut for the desired hull design.

"Inventory" means all goods and other personal property held by each Debtor for sale or lease, goods and other personal property furnished or to be furnished under a contract for service, and raw materials, work-in-process, and materials used or consumed in the Debtor's business.

"Investor" means Phillips Family Limited Partnership, a South Dakota limited partnership, and a party to this Agreement, and includes its assignees and successors in interest (by operation of law or otherwise).

"Liabilities" means all liabilities, obligations, and indebtedness (including interest) of each Debtor to Secured Party pursuant to any of the Finance Documents, however and whenever incurred or evidenced, whether due or to become due, whether sole, joint, or several, and whether now existing or later owed, created, acquired, advanced, or contracted, and whether direct, accrued, unaccrued, primary, secondary, absolute, contingent, asserted, unasserted, liquidated, or unliquidated, and includes all renewals and extensions of any of the foregoing and all costs incurred by Secured Party in connection with the collection, enforcement, administration, and interpretation of the Liabilities and the Finance Documents.

"Lien" means any restriction on the use or transferability of property or any claim or charge on any interest in property securing an obligation owed to, or claimed by, a person other than the owner of the property, whether the claim or charge exists by reason of statute, contract, or common law, and includes a lien or security interest arising from a pledge, mortgage, indenture, encumbrance, hypothecation, trust receipt, tax assessment, conditional sale, security agreement, or collateral assignment and a lease, bailment, or consignment for security purposes.

"Phillips" means Carey M. Phillips, an Iowa resident and the general partner of Investor, and a party to this Agreement, and includes his assignees and successors in interest (by operation of law or otherwise).

"Proceeds" means whatever is received upon the sale, holding, exchange, collection, liquidation, or other disposition of any Collateral and includes payments under guaranties, surety bonds, and insurance policies, and payments of interest, dividends, and other distributions of money, securities, or other property in respect of any Collateral or Proceeds.

"Secured Party" means, together, Phillips and Investor.

In addition, as used in this Agreement, (A)  the word "including" always is without limitation, (B)  words in the singular number include words in the plural number and vice versa, (C) the word "days" refers to calendar days, including Saturdays, Sundays, and holidays, (D) the word "law" includes a local, state, or national code, rule, treaty, statute, ordinance, or regulation and the common law arising from final, nonappealable decisions of governmental authorities and state or federal courts in the United States of America, in each case as amended or modified through the date of application to this Agreement, (E)  the word "property" includes both tangible and intangible property, unless the context otherwise requires, (F) the word "person" includes a trust, corporation, partnership, joint venture, association, unincorporated organization, public body or authority, and a government or any governmental body, agency, authority, department, or subdivision, as well as a natural person, and (G)  the word "costs" includes all fees, costs, and expenses of experts, witnesses, collection agents, and supersedeas bonds, and all attorneys' fees, costs, and expenses, whether incurred before, during, or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, or judgment-execution proceedings. All accounting terms used but not otherwise defined in this Agreement are to be construed and interpreted in accordance with generally accepted accounting principles, as described in Accounting Standards Board SAS No. 69 and established by various pronouncements of the Accounting Principles Board, the Financial Accounting Standards Board, and the American Institute of Certified Public Accountants ("GAAP") . All references to any agreement or instrument, including references to any of the Finance Documents, include every modification, amendment, extension, and renewal of it. All other uncapitalized terms that are contained in this Agreement and defined in the Uniform Commercial Code of the State of Florida will have the meanings provided for in that Code, unless the context otherwise indicates.

2.Grant and Perfection of Security Interest.

To secure the full and punctual payment and performance of the Liabilities, each of the Debtors grants to Secured Party a continuing and unconditional security interest in the Collateral on the terms and conditions described in this Agreement. From time to time at the request of Secured Party, each Debtor shall execute, deliver, file, and record all assignments, notices of lien, financing statements, continuation statements, statements of change, certificates of title, and other documents, pay the cost of preparing, processing and filing or recording them in every place specified by Secured Party, and do all such other acts and things, as Secured Party in each case may reasonably request from time to time to create, perfect, and preserve a valid security interest in the Collateral, free from all other Liens to secure the full and punctual payment and performance of the Liabilities or to enable Secured Party to exercise and enforce Secured Party's rights and powers under this Agreement with respect to the Collateral (including filings with the United States Copyright Office and the United States Patent and Trademark Office to create, perfect, and preserve a valid security interest in certain General Intangibles). With respect to any item of Collateral that must be titled, documented, or registered as a motor vehicle according to the laws of any jurisdiction, each Debtor shall take all action necessary to title, document, or register that Collateral as a motor vehicle, cause Secured Party's lien to be noted on the registration, certificate of title, or document of title, and immediately notify Secured Party of the action taken. Each Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a UCC financing or continuation statement signed only by Secured Party and describing the Collateral in the same manner as it is described in this Agreement.

At the request of Secured Party, each Debtor also shall file any financing statement or other document requested by Secured Party, listing any lessee of any Collateral of the Debtor as "lessee," the Debtor as "lessor," and Secured Party as "assignee," and the Debtor must pay the cost of preparing, processing, and filing that document.

3.Affirmative Covenants.

Each Debtor shall do the following:

(a) Promptly pay all indebtedness and perform all obligations under the Finance Documents in accordance with their respective terms and promptly pay all other indebtedness and perform all other obligations in accordance with normal terms;

(b) Keep true books, records, and accounts that fairly, accurately, and completely reflect all dealings and transactions relating to the Collateral and to the Debtor's business and activities; record all financial transactions in a manner that is sufficient to prepare its financial statements pursuant to the accrual method of accounting in accordance with GAAP; permit Secured Party or its agents or representatives, at any time during normal business hours on 24 hours' advance written notice, to copy, examine, and make extracts from all of the Debtor's records; and compile, prepare, and furnish to Secured Party, on request and in form and content acceptable to Secured Party, all data, reports, schedules, information, and certificates concerning the Collateral (including a schedule itemizing changes in the composition of Inventory), the financial condition and operating results of the Debtor, and other matters as Secured Party may reasonably request from time to time;

(c) Keep all the Collateral located at the Debtor's addresses listed on Schedule "A" to this Agreement (except for Inventory held by customers on a trial, rental, consignment, or demonstration basis and except for Inventory in transit to customers in the ordinary course of business); use the Collateral only in the usual and ordinary course of the Debtor's business; and permit Secured Party and its agents and representatives to examine and inspect the Collateral wherever it is located, at any time during normal business hours on 24 hours' advance written notice;

(d) Keep all Equipment in good repair, condition, and working order (ordinary wear and use excepted); prevent any waste or destruction of the Collateral or any part of it; and defend the Collateral against the claims and demands of all persons at any time claiming the Collateral or any interest in it, except for any Lien expressly allowed in writing by Secured Party;

(e) Maintain at all times, with reputable and financially sound insurance companies: (i) adequate casualty insurance on the Collateral; (ii) comprehensive general liability insurance that provides adequate coverage for bodily injury, property damage, and advertising and contractual liabilities; and (iii) insurance coverage against other business risks, in each case in at least such amounts and against such risks (and with such risk retention) as are usually and prudently insured against by companies of established repute engaged in the same or a similar business;

(f) Conduct and maintain its affairs and business according to their usual and ordinary course; sustain and preserve in all material respects the Collateral and the Debtor's employees and advantageous business relationships; maintain and preserve in full force and effect at all times its business rights, permits, licenses, franchises, and trade names; maintain itself at all times as a corporation incorporated and existing in good standing under the laws of the state of its incorporation; and comply with all laws applicable to the Collateral and to the Debtor's business and properties;

(g) Promptly pay all filing, recording, and certification fees and charges and other direct costs incurred by Secured Party (including attorneys' fees) to perfect the security interests created by this Agreement, whether incurred before or after the date of this Agreement; promptly pay when due all taxes and assessments on the Collateral for its use or operation, or on the proceeds from its sale, lease, or rental, or on any of the Finance Documents; and promptly pay or reimburse Secured Party on demand for all costs reasonably incurred by Secured Party after the date of this Agreement in connection with (i)  obtaining, perfecting, and enforcing the Finance Documents and the security interests created by this Agreement; (ii)  collecting the Liabilities; (iii)  preserving the Collateral; (iv)  paying taxes, assessments, insurance premiums, and indebtedness secured by a Lien on the Collateral; and (v) repossessing, taking, removing, storing, repairing, altering, renovating, registering, and selling any of the Collateral and any property to which the Collateral is affixed or attached;

(h) If Secured Party so requests, present to any or every issuer of any "certificated securities," as defined in the Uniform Commercial Code in effect for the State of Florida comprising the Collateral an instruction to register the transfer to Secured Party of the security interest in those securities pursuant to this Agreement; and

(i) Notify Secured Party of any event that would constitute a breach of or default under the Finance Documents.

4.Negative Covenants.

Without the advance consent of Secured Party, which it may withhold in its sole discretion, and except as expressly permitted by the Finance Documents, each Debtor shall not:

(a) Use the Collateral, or permit it to be used, in violation of any law, agreement, or policy of insurance;

(b) Allow any of the Collateral to become an accession to other goods or affixed to real property, unless the Collateral is Equipment on the execution date of this Agreement;

(c) Sell, lease, transfer, or otherwise dispose of any of the Collateral or any interest in it (or offer to do so), except for the sale or lease of Inventory at its fair market value in the usual and ordinary course of business;

(d) Borrow on the security of the Collateral from anyone except Secured Party, pledge or grant a Lien on the Collateral to anyone except Secured Party, permit any levy on the Collateral pursuant to legal process, or permit any Lien to attach to any of the Collateral, except for security interests in favor of Secured Party or expressly allowed in writing by Secured Party;

(f) Incur, assume, create, or otherwise become liable for any contingent obligation;

(g) Enter into any contract, arrangement, or commitment (oral or written) that is reasonably likely to have an adverse effect on the Debtor's duties or the rights of Secured Party under the Finance Documents, or that limits, abrogates, or is inconsistent with any of the Finance Documents; and

(h) Create, acquire, or establish by any means a subsidiary, unless it will be a wholly owned subsidiary of the Debtor and (promptly after it is created, acquired, or established) the subsidiary becomes a co-obligor or guarantor of the Finance Documents in a manner that is satisfactory to Secured Party as to form and content.

5.Secured Party's Rights.

Secured Party may elect (but is not obligated) to do any of the following, at any time and from time to time: (a)  receive or release other security for payment of any of the Liabilities; (b)  release any party primarily or secondarily liable for payment of any of the Liabilities; (c)  apply any other security held by it to the satisfaction of the Liabilities; (d)  discharge any Lien on the Collateral that has not been expressly allowed in writing by it and pay the costs of insuring, maintaining, and preserving the Collateral; or (e)  apply any proceeds of insurance that it receives in respect of any Collateral toward payment of the Liabilities, whether or not due, in such order of application as Secured Party determines in its sole discretion; in each case without prejudice to any of its rights under this Agreement.

6.Default Remedies.

At any time after a Default, Secured Party may elect (but is not obligated) to do any of the following without advance notice to any of the Debtors:

(a) Accelerate the maturity dates of all or any of the Liabilities (notwithstanding any provisions of them) and declare them to be immediately due and payable;

(b) Exercise from time to time all rights and remedies of a secured creditor under applicable law, including the Uniform Commercial Code in effect for the State of Florida;

(c) Setoff against any Liability any amount owed by Secured Party to any Debtor; and

(d) Apply, setoff, off-set, or appropriate any General Intangibles against the Liabilities.

Secured Party shall notify a Debtor (either concurrently or promptly thereafter) of any of the preceding actions taken by it, but its failure to do so will not affect the validity of any action taken by it or any of its rights or interests under this Agreement.

Secured Party may exercise any of its rights or remedies serially, wholly, partially, or collectively, and the exercise of any one right does not preclude the exercise of any other right. After a Default, Debtors, at their sole expense and at Secured Party's request, shall assemble the Collateral and make it available to Secured Party at a convenient place acceptable to Secured Party. Any notice of sale, disposition, or other intended action by Secured Party that is given to Debtors at the address for Debtors listed in this Agreement at least ten days before the action is taken will constitute reasonable notice of disposition to Debtors. Secured Party may apply any Proceeds from a disposition of any of the Collateral toward payment of any of the Liabilities, in such order of application as Secured Party elects in its sole discretion, and each Debtor is jointly and severally liable to Secured Party for any deficiency between the Proceeds realized on any disposition of the Collateral and the amount of Liabilities remaining unpaid. Secured Party may exercise its right to collect the Liabilities, and to enforce any other security for them, before or after taking any action under this Agreement.

7.Power of Attorney.

Each Debtor appoints Secured Party as the Debtor's agent and attorney-in-fact with full power and authority, before a Default, to sign on behalf of the Debtor any registration, notice of lien, financing statement, document of title, certificate of title, or other document covering the Collateral as Secured Party reasonably considers necessary in its sole discretion to create, perfect, and preserve a valid security interest in the Collateral in favor of Secured Party, at Secured Party's sole expense, and, after a Default, to do any of the following as fully as the Debtor lawfully might do:

(a) Enter a Debtor's premises and take possession, remove, and sell the Collateral;

(b) Demand, collect, receive, and apply to any of the Liabilities, in any order of application that Secured Party elects in its sole discretion, all Proceeds and payments or monies due or to become due the Debtor in respect of the Collateral;

(c) Indorse and collect all items, checks, drafts, orders, and instruments for the payment of money that are payable to a Debtor on account of the Collateral and come into the possession of Secured Party, to give full discharge for same, and to apply all amounts collected to the Liabilities in any order of application that Secured Party elects in its sole discretion;

(d) Defend, settle, prosecute, or compromise any claim, action, or proceeding with respect to the Collateral;

(e) Sell, assign, pledge, indorse, transfer, grant a security interest in, and make any agreement with respect to, any of the Collateral;

(f) Exchange, surrender, or substitute any Collateral; and

(h) Transfer the record title or ownership of any Collateral into the name of Secured Party or Secured Party's nominee.

8.Termination.

This Agreement and the security interests of Secured Party under it will terminate when all the Liabilities are paid and performed in full, but only if none of the Debtors file (and none of the creditors of any Debtor files against it) within 367 days after the first date when all the Liabilities are paid and performed in full a petition seeking relief under any bankruptcy, insolvency, reorganization, or debtor relief law and a claim for recovery or repayment of any amount paid on the Liabilities or for avoidance of any security interest in the Collateral. When all the Liabilities have been fully paid and performed, Secured Party promptly shall assign, indorse, deliver, and transfer to the Debtor, against receipt, without recourse to or warranty by Secured Party, the Collateral (if any) that is then held by Secured Party under this Security Agreement and has not been sold or otherwise applied pursuant to the terms of this Agreement. On termination of this Agreement and at the request of a Debtor, Secured Party shall terminate at the Debtor's sole expense all effective financing statements in Secured Party's favor that are then on file or recorded with respect to the Collateral.

9.Indemnification.

Each Debtor releases and shall reimburse, indemnify, and hold harmless Secured Party to the fullest extent permitted by law (including advancement of litigation defense costs), from and against all costs, loss, claims, damages, demands, judgments, and liabilities of every nature whatsoever (including fines, penalties, and amounts paid in settlement) that arise out of, or result from, the Collateral, this Agreement, Secured Party's security interests under this Agreement, or the performance, enforcement, interpretation, or administration any of the Finance Documents. In no event is Secured Party liable to a Debtor for any matter or thing in connection with this Agreement, other than to account for the Collateral and monies actually received by it in accordance with the terms of this Agreement and to release the remaining Collateral to a Debtor upon termination of Secured Party's security interests under this Agreement.

10.Legal Proceedings.

The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions relating to resolution of conflict with laws of other jurisdictions. Each Debtor consents to the personal jurisdiction of the state and federal courts in Hillsborough County, Florida, stipulates that the proper, exclusive, and convenient venue for any legal proceeding between it and Secured Party that pertains to either this Agreement or any of the Collateral is the Circuit Court for Hillsborough County, Florida, for a state trial court proceeding, and the United States District Court for the Middle District of Florida - Tampa Division, for a federal district court proceeding, and waives any defenses, whether asserted by motion or pleading, that the Circuit Court for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida - Tampa Division, is an improper or inconvenient venue. In any legal proceeding between any Debtor and Secured Party that arises out of this Agreement and pertains to the validity or enforcement of this Agreement or Secured Party's security interests in the Collateral granted under it, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party as a result of the legal proceeding. If Secured Party becomes a party to any legal proceeding arising out of this Agreement that is initiated by any person other than a Debtor and that pertains to the validity or enforcement of this Agreement or Secured Party's security interests in the Collateral granted under it, each Debtor (jointly and severally) shall reimburse Secured Party for all costs incurred by it in connection with the legal proceeding.

11.Notices.

Except as otherwise expressly stated, every notice, consent, or approval required or permitted under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly states that it must be in writing) and delivered personally or by telecopy, commercial courier, or first-class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received by the sender), and addressed by the sender to the party who is the intended recipient at its address listed on the signature page of this Agreement or to such other address as the party may have previously designated by written notice to the other party that was given in accordance with this section. A validly given notice, consent, or approval will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by United States mail.

12.Waiver and Amendment.

A waiver, amendment, modification, or termination of this Agreement will be valid and effective only if it is in writing and signed by each Debtor and Secured Party. In addition, a written waiver by Secured Party of a Default under this Agreement will not operate as a waiver of any other Default or of a succeeding Default under the same provision or as a waiver of the provision itself. A delay, omission, or course of dealing on the part of Secured Party in exercising any right, power, or remedy will not operate as a waiver of it, except when this Agreement expressly requires the right, power, or remedy to be exercised within a specified time, and a single or partial exercise by Secured Party of any right, power, or remedy does not preclude any further exercise of it or the exercise of any other right, power, or remedy. Secured Party's exercise or failure to exercise any right, power, or remedy does not constitute a waiver of any Default by any Debtor under this Agreement.

13.Miscellaneous.

Time is of the essence with respect to the performance of each Debtor's obligations under this Agreement. This Agreement will become effective as of its stated date of execution, when it has been signed on behalf of both the Debtors and Secured Party. When any provision of this Agreement requires or prohibits action to be taken by a person, the provision applies regardless of whether the action is taken directly or indirectly by the person. This Agreement inures to the benefit of each Secured Party and its respective heirs, assignees, and successors in interest and is binding on each Debtor and its respective assignees and successors in interest.

EXECUTED: August ____, 2001.	"DEBTORS"
SAILTECH INTERNATIONAL, INC. 2964 63rd Avenue East Bradenton, Florida 34203 Telephone: (941) 739-7904 Telecopy: (941) 752-3275

ATTEST: ________________________ Secretary	By:__________________________(SEAL) Name:________________________ Title:_________________________ Executed: August ____, 2001
SAILTECH DESIGN, INC., a Florida corporation 2964 63rd Avenue East Bradenton, Florida 34203 Telephone: (941) 739-7904 Telecopy: (941) 752-3275

ATTEST: ________________________ Secretary	By:__________________________(SEAL) Name:_______________________ Title:________________________ Executed: August ____, 2001
SAILTECH DESIGN, INC., a Florida corporation 2964 63rd Avenue East Bradenton, Florida 34203 Telephone: (941) 739-7904 Telecopy: (941) 752-3275

ATTEST: ________________________ Secretary	By:__________________________(SEAL) Name:_______________________ Title:________________________ Executed: August ____, 2001
"SECURED PARTY"
PHILLIPS FAMILY LIMITED PARTNERSHIP c/o Darrell A. Jesse 600 Stevens Port Drive, Suite 105 Dakota Dunes, SD 57049 Telecopy: (605) 232-8931
WITNESSES:
________________________ Name ________________________ Name	By:__________________________(SEAL) Carey M. Phillips General Partner Executed: August ____, 2001
WITNESSES:	_________________________
CAREY M. PHILLIPS 32421 West Loop Road Sioux City, Iowa 51108-8537 Telephone: (712) 255-0781 Telecopy: (712) 255-8019

________________________ Name ________________________ Name	Executed: August ____, 2001

SAILTECH INTERNATIONAL, INC.
<ALIGN="CENTER"2001 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of the 13th day of September, 2001 ("Date of Grant") between SAILTECH INTERNATIONAL, INC., a Nevada corporation (the "Company"), and Carey Phillips (the "Optionee").

WHEREAS, the Board of Directors of the Company (the "Board") has approved the 2001 Stock Option Plan (the "Plan"), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common stock of the Company (the "Common Stock");

WHEREAS, the Plan provides for the granting of stock options that either (i) are intended qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) do not qualify under Section 422 of the Code ("Non-Qualified Stock Options"); and

WHEREAS, the Plan Administrator (the "Plan Administrator") appointed by the Board has authorized the grant to the Optionee of options to purchase a total of 200,000 shares of Common Stock (the "Options"), which options are intended to be (select one) :

Incentive Stock Options

x	Non-Qualified Stock Options

NOW, THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein, 200,000 shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

Exercise Price. The exercise price of the Options shall be US $0.75 per share.

Limitation on the Number of Shares. If the Options granted hereby are Incentive Stock Options, the number of shares which may be acquired upon exercise thereof is subject to the limitations set forth in Section 5(a) of the Plan.

Vesting Schedule. The Options are exercisable in full and are fully vested. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(f) and 5(m) of the Plan.

Options not Transferable. This Option and the rights and privileges conferred by this Agreement may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will and by applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Agreement contrary to the provisions hereof, or Agreement, such Option shall thereupon terminate and become null and void.

Investment Intent. By accepting the Option, the Optionee represents and agrees that none of the shares purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

Termination of Employment and Options. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

  Expiration: June 30, 2011; except, that the expiration date of any Incentive Stock Option granted to a greater than 10 percent (> 10%) shareholder of the Company shall not be later than five (5) years from the Date of Grant.

  Termination Due to Death or Disability: The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined by Section 5(g) of the Plan). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

  Termination for Cause: The date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator).

  Termination for Any Other Reason: The expiration of thirty (30) days from the date of an Optionee's termination of employment or contractual relationship with the Company for any reason whatsoever other than cause, death or Disability (as defined in Section 5(g) of the Plan).

Notwithstanding the occurrence of one of the above events, the exercise period of a Non-Qualified Stock Option may be extended by resolution of the Plan Administrator until a date not later than the expiration date of the Option. Each unvested Option granted pursuant hereto shall terminate immediately upon termination of the Optionee's employment or contractual relationship with the Company for any reason whatsoever, including death or Disability unless vesting is accelerated in accordance with Section 5(f) of the Plan.

Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Common Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

Exercise of Option. Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, any Option for less than fifty (50) shares (as adjusted pursuant to Sections 5(m) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued to pursuant to an Option, and to the extent that an Option covers less than one (1) shares, it is unexercisable.

Options or portions thereof may be exercised by giving written notice to the Company (which may be in the form attached hereto as Exhibit A) which notice shall specify the number of shares to be purchased and be accompanied by either:

the aggregate exercise price in cash or certified or cashier's check. In addition, upon approval of the Plan Administrator, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Optionee or, with the prior consent of the Plan Administrator, by having shares withheld form the amount of Common Stock to be received by the Optionee. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased on the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise; or

upon prior consent of the Plan Administrator, delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased with one year of the date of such exercise.

The Company shall not be obligated to issue, transfer, or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of the Optionee, Options are exercisable only by the Optionee.

If is a condition precedent to the issuance of shares of Common Stock that the Optionee execute and deliver to the Company a Stock Transfer Agreement, in a form acceptable to the Company, to the extent required pursuant to the terms thereof.

  Holding Period for Incentive Stock Options. In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the shares of Common Stock received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is later of two (2) years from the date this Agreement is entered into or one (1) year from the date upon which the Options are exercised. The Optionee agrees to report sales of such shares prior to the above-determined date to the Company, within one (1) business day after such sale is concluded. The Optionee also agrees to pay to the Company, within five (5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in Section 5(l) (2) of the Plan. Nothing in this Section 9 is intended as a representation that the Common Stock may be sold without registration under federal and state securities laws or an exemption therefrom, or that such registration or exemption will be available at any specified time.

  Subject to the 2001 Stock Option Plan. The terms of the Options are subject to the provisions of the Plan, as the same may be amended from time to time, and any inconsistencies between this Agreement and the Plan, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

  Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for Common Stock. Without limiting others matters to be considered, the Optionee should consider whether upon the exercise of Options, the Optionee will file an election under the Internal Revenue Service pursuant to Section 83(b) of the Code.

  No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the Optionee becomes a record holder of such shares, irrespective of whether the Optionee has given notice of exercise. Subject to the provisions of Section 5(m) of the Plan, no rights shall accrue to the Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether the Optionee has given notice of exercise.

  No Rights to Employment. Nothing contained in this Agreement shall be construed as giving any person any right to employment with the Company. The grant of Options hereby shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation (as defined in the Plan), express or implied, that the Company or any Related Corporation will employ or contract with an Optionee for any length of time.

  Entire Agreement. This Agreement is the only agreement between the Optionee and the Company with respect to Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

  Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed received and effective upon the earlier of: (i) hand delivery to the recipient; (ii) one day after posting by traceable air courier; (iii) two (2) days after posting by certified or registered mail, postage prepaid, return receipt requested; or (iv) when initially transmitted by facsimile transmission (if confirmed by notice complying with (i), (ii) or (iii) above) :

      if to the Company:

      Sailtech International, Inc.

      2964 63rd Avenue East

      Bradenton, Florida 34203

      if to the Optionee:

Carey Phillips

32421 West Loop Road

Sioux City, Iowa 51108-8537

or to such other person or address as either of the parties will furnish in writing to the other party from to time.

  Law and Jurisdiction. This Agreement is governed by the internal laws of the State of Nevada, without giving effect to any laws or principles that would apply the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Nevada, and each of the parties irrevocably consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

  Headings and Gender. The headings of the Sections of this Agreement have been included for the convenience of reference purposes only and will in no way be interpreted to restrict or modify the terms of this Agreement. The use of pronouns of any gender in this Agreement will include pronouns of all other genders, as applicable.

  Counterparts: Delivery by Facsimile. This Agreement may be signed in counterparts, either one of which will be deemed to be an original and both of which, when taken together, will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

  Severability. Any term, condition or other provision of this Agreement that is prohibited or unenforceable in any jurisdiction will be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such term, condition or provision in any other jurisdiction and without invalidating the remaining terms, conditions and other provisions of this Agreement.

  Attorney's Fees. In the event of the litigation arising out of or in connection with this Agreement, the prevailing party will be entitled to recover from the other party all of its attorneys' fees and other expenses incurred in connection with such litigation.

  Parties in Interest. This Agreement may not be assigned or delegated by either party without the consent of the other, except that this Agreement (without the necessity of such consent) will be binding on and inure to the benefit of any successors, and assigns of the Company or any Related Corporation, whether by merger, consolidation, sale of assets or otherwise, and reference herein to the Company will be deemed to include any such successor or successors.

  Equal Treatment. The Company agrees that no other optionee shall receive any more favorable treatment than Optionee, either with respect to the number of options granted under the Plan or any other option plan of the Company, whether or not currently in existence, or with respect to the treatment of any option granted under the Plan or any other option plan of the Company, whether or not currently in existence (e.g., number of options, vesting periods, registration rights).

SAILTECH INTERNATIONAL, INC., a Nevada Corporation

Per:
	W. Barry Girling, Secretary	Carey Phillips - Optionee

THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABE.

THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

THE WARRANT EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT CANNOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR ENCUMBERED AT ANY TIME, AS A WHOLE OR IN PART, ABSENT REGISTRATION OF THE TRANSACTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EVERY APPLICABLE STATE SECURITIES LAW OR THE ISSUER'S RECEIPT OF AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION OF THE TRANSACTION IS NOT REQUIRED UNDER THOSE LAWS.

WARRANT CERTIFICATE

No. 001 2,000,000 Shares

SAILTECH INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after 5:00 P.M. on August 31, 2006.

SAILTECH INTERNATIONAL, INC. (the "Company"), a Nevada corporation, certifies that PHILLIPS FAMILY LIMITED PARTNERSHIP, a South Dakota limited partnership, or registered assigns (the "Registered Owner") is entitled to purchase from the Company pursuant to the provisions of this Warrant Certificate 2,000,000 shares of the Common Stock of the Company at $.75US per share (the "Warrant Price"). The warrant evidenced by this Warrant Certificate (this "Warrant") expires at 5:01 P.M., New York time, on August 31, 2006 (the "Expiration Date"), and is subject to the terms and conditions set forth in this Warrant Certificate. The Warrant Price and the amount and character of securities issuable pursuant to the exercise of this Warrant are subject to adjustment as provided in sections 6 and 7 of this Warrant Certificate.

1.Exercise of Warrant.

This Warrant is exercisable by the Registered Owner, as a whole, in part, or in increments at any time or from time to time before the Expiration Date. To validly exercise this Warrant, the Registered Owner must deliver to the Company at its principal office in Bradenton, Florida, this Warrant Certificate and a Subscription Notice in substantially the form appended to this Warrant Certificate, duly executed by the Registered Owner or its duly authorized attorney-in-fact, and must tender to the Company full payment for the aggregate Warrant Price for the number of shares of Common Stock subscribed for purchase. The Registered Owner may pay the aggregate Warrant Price for shares of Common Stock subscribed for purchase pursuant to the exercise of this Warrant by any combination of the following methods: (a) by delivering to the Company a bank draft or bank check payable to the order of the Company; or (b) by delivering to the Company the Registered Owner's written election to withhold a portion of the shares of Common Stock otherwise issuable pursuant to the exercise of this Warrant. Shares of Common Stock that are withheld by the Company in payment of all or any portion of the aggregate Warrant Price will be valued for purposes of payment at their Market Value on the exercise date of this Warrant, as determined in accordance with section 3 of this Warrant. The date when the Registered Owner has satisfied all the preceding requirements will constitute the exercise date. If this Warrant is exercised partially and has not expired, the Company promptly shall reissue and deliver to the Registered Owner at the Company's sole expense a new Warrant Certificate of like tenor in the name of the Registered Owner (or as the Registered Owner otherwise directs) that specifies on its face the number of shares of Common Stock that remain issuable pursuant to this Warrant.

2.Reservation and Listing of Stock.

The Company shall reserve and keep available until the Expiration Date, solely for issuance and delivery pursuant to the exercise of this Warrant, the total number of shares of Common Stock issuable from time to time pursuant to this Warrant, taking into account the anti-dilution and other adjustment rights of the Registered Owner. In addition, the Company shall take all necessary or appropriate action to assure that it validly and legally may issue fully paid, nonassessable shares of Common Stock pursuant to the exercise of this Warrant. If the Common Stock becomes listed for trading on a national securities exchange the Company, at its sole expense, shall list on that national securities exchange, on official notice of issuance pursuant to the exercise of this Warrant, all shares of Common Stock issued or issuable pursuant to the exercise of this Warrant, and the Company shall maintain that listing until this Warrant expires.

3.Delivery of Stock Certificates.

Within five calendar days after the exercise date of this Warrant, the Company shall issue and deliver to the Registered Owner one or more certificates in the name of the Registered Owner for that number of fully paid and nonassessable shares of Common Stock that the Registered Owner purchased pursuant to the exercise of this Warrant, plus, instead of any fractional share of Common Stock to which the Registered Owner otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the "Market Value" of one full share of Common Stock as of the exercise date of this Warrant. The Company shall pay all costs and taxes associated with the issuance of every stock certificate.

For purposes of this Warrant, the "Market Value" of one full share of Common Stock will be (i) the last reported sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded on the exercise date of this Warrant, or (ii) if the Common Stock is not traded on a national securities exchange but is quoted in the Nasdaq National Market System, the last sale price of a share of Common Stock quoted in the Nasdaq National Market System on the exercise date of this Warrant, or (iii) if the Common Stock is not traded on a national securities exchange and is not quoted in the Nasdaq National Market System, the mean arithmetic average of the high bid and the low asked quotations for a share of Common Stock in the Nasdaq Stock Market or the "over-the-counter" market on the exercise date of this Warrant. If a sale price or bid and asked quotations for the Common Stock are unavailable on the exercise date of this Warrant, the "Market Value" will be based on the closing sale price or the bid and asked quotations (as the case may be) of a share of Common Stock for the next preceding day for which a closing sale price or bid and asked quotations for the Common Stock are available. If the Common Stock is not publicly traded, the "Market Value" of one full share of Common Stock will be its fair market value, as determined in good faith by an independent appraisal or by agreement between the Company and the Registered Owner.

4.Exchange or Transfer.

This Warrant is transferable at any time as a whole or in part, but only on the books of the Company and only by the Registered Owner or its duly authorized attorney-in-fact. The Company may treat the Registered Owner as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. If the Registered Owner properly indorses and surrenders this Warrant Certificate to the Company for exchange, the Company shall issue and deliver to, or on the order of, the Registered Owner one or more new Warrant Certificates of like tenor in the name of the Registered Owner (or as the Registered Owner otherwise directs) that specify on their face the aggregate number of shares of Common Stock then issuable pursuant to this Warrant. The Company shall pay all costs and taxes associated with the exchange or transfer of this Warrant.

5.Transfer Restrictions.

This Warrant was not, and the shares of Common Stock issuable pursuant to the its exercise currently are not, registered under the Securities Act of 1933, as amended, or the securities laws of any state. Consequently, this Warrant and any unregistered shares of Common Stock issued pursuant to its exercise cannot be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred at any time, unless the transaction is registered under the Securities Act of 1933, as amended, and any applicable state securities law or qualifies for an available exemption from registration under those laws. Each Warrant Certificate issued in exchange or substitution for this Warrant Certificate will bear a legend substantially identical to the one appearing on the face of this Warrant Certificate. In addition, any shares of Common Stock issued pursuant to the exercise of this Warrant will bear the following legend (unless those shares are registered under the Securities Act of 1933, as amended, when issued) :

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. These shares cannot be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred in any way at any time absent either registration of the transaction under the Securities Act of 1933, as amended, and every applicable state securities law or the issuer's receipt of an opinion of legal counsel to the effect that registration of the transaction is not required under those laws.

The Company may require, as a condition to allowillg any exercise, exchange, or transfer of either this Warrant or any shares of Common Stock previously issued pursuant to the exercise of this Warrant (and not registered under the Securities Act of 1933, as amended, when issued) that the transferee or the Registered Owner (as the case might be) deliver to the Company either (a) evidence that the exercise, exchange, or transfer has been registered under the Securities Act of 1933, as amended, and every applicable state securities law or (b) an opinion of legal counsel to the effect that registration of the transaction is not required under those laws. The first Registered Owner of this Warrant represents to the Company that it is acquiring this Warrant for its own account, as principal, with the intent of holding this Warrant for investment, and is not acquiring this Warrant as an agent, nominee, or representative for the account and benefit of another person or with the intent of participating directly or indirectly in any distribution or underwriting of this Warrant or the underlying Common Stock in contravention of the registration requirements of state and federal securities laws.

6.Anti-Dilution.

If the Company does any of the following (a "Dilutive Event"), with or without consideration, at any time before the exercise or expiration of this Warrant: (a) becomes a subsidiary of any other entity pursuant to a tender offer or exchange offer; (b) merges into, consolidates with, effects a share exchange with, or transfers all or substantially all its assets to, any other entity; (c) makes any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation or return of capital; (d) changes, divides, contracts, increases, or otherwise reclassifies its Common Stock into the same or a different number of shares, with or without par value, or into shares of any class or classes; or (e) declares or distributes to the holders of Common Stock, without their payment therefor, (i) a noncash dividend payable in any property or securities of the Company, or (ii) cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, on the exercise of this Warrant after the record date or occurrence of each Dilutive Event, the Registered Owner will be entitled to receive in exchange for the Warrant Price, in addition to, or in substitution for, each share of Common Stock otherwise issuable pursuant to the exercise of this Warrant, the additional or different amount of shares of Common Stock and other securities and property (including cash) that the Registered Owner would have been entitled to receive if the Registered Owner had (A) exercised this Warrant immediately before the record date or occurrence of the first Dilutive Event and had been the record owner of one share of Common Stock during the period beginning on that date and ending on the actual exercise date of this Warrant, and (B) had participated in every ensuing Dilutive Event and retained all shares of Common Stock and all other or additional securities and property (including cash) receivable during that period as a result of those Dilutive Events. Whenever there is an adjustment in the number or kind of securities and other property (including cash) issuable pursuant to the exercise of this Warrant, the Company promptly shall deliver to the Registered Owner a notice describing in reasonable detail the facts requiring the adjustment and the number and kind of securities and other property (including cash) issuable pursuant to the exercise of this Warrant after the adjustment.

7.Price Adjustment.

If the Company does any of the following (a "Price Adjustment Event") at any time after the date when this Warrant was originally issued, as stated at the end of this Warrant Certificate (the "Original Issue Date") : (a) issues to anyone shares of its Common Stock without consideration or for a purchase price per share lower than the Warrant Price then in effect; (b) issues to anyone any securities that are convertible into shares of Common Stock ("Convertible Securities") without consideration or at an exchange or conversion price per share (determined as provided below) lower than the Warrant Price then in effect; or (c) grants to anyone any right, option, warrant, or other agreement to purchase, subscribe for, or otherwise acquire any shares of Common Stock ("Derivative Securities") without consideration or at an exercise price per share (determined as provided below) lower than the Warrant Price then in effect; then in each case, and regardless of whether the Registered Owner has or exercises any statutory or contractual preemptive rights, the Warrant Price then in effect will be reduced simultaneously with the Price Adjustment Event to a per share price equal to the purchase price per share (if any) received by the Company pursuant to the Price Adjustment Event (determined as provided below), except that the Warrant Price will never be reduced below the par value of the Common Stock.

A sale or issuance of Convertible Securities with an exchange or conversion price per share (determined as provided below) that is lower than the Warrant Price then in effect will constitute for purposes of this Warrant a cash sale or issuance of the maximum number of shares of Common Stock issuable on the exchange or conversion of the Convertible Securities, effective as of the date when the Convertible Securities are sold or issued. Similarly, a grant or issuance of Derivative Securities with an exercise price per share (determined as provided below) that is lower than the Warrant Price then in effect will constitute for purposes of this Warrant a cash sale or issuance of the maximum number of shares of Common Stock issuable pursuant to the exercise of the Derivative Securities, effective as of the date when the Derivative Securities were granted or issued. No further adjustment of the Warrant Price will be required on the subsequent issuance of additional shares of Common Stock pursuant to the exercise of any Derivative Securities or the exchange or conversion of any Convertible Securities.

For purposes of adjusting the Warrant Price to account for a Price Adjustment Event, (i) the exercise price per share of any Derivative Security will be the sum of (A) the price per share at which shares of Common Stock are issuable pursuant to the exercise of the Derivative Security, plus (B) the consideration per share (if any) received by the Company for the grant or issuance of the Derivative Security, and (ii) the exchange or conversion price per share of any Convertible Security will be the quotient determined by dividing (A) the sum of (1) the consideration (if any) received or receivable by the Company for the sale or issuance of the Convertible Security, plus (2) the aggregate amount of additional consideration (if any) then payable to the Company on the exchange or conversion of the Convertible Security, by (B) the number of shares of Common Stock then issuable on the exchange or conversion of the Convertible Security. For purposes of the foregoing, the value of any non-cash consideration received or receivable by the Company for the sale, grant, or issuance of any shares of Common Stock, any Convertible Securities, or any Derivative Securities will be the fair market value of the consideration, as determined in good faith by an independent appraisal or by unanimous approval of the Board of Directors of the Company. All Warrant Price adjustment calculations under this section are to be made to the nearest whole cent.

8.Notice of Dilutive Events and Price Adjustments.

The Company shall give the Registered Owner at least 15 calendar days' advance notice of any proposed action that would require an adjustment to either the Warrant Price or the amount of Common Stock (or other securities or property) issuable pursuant to the exercise of this Warrant, stating in the notice the proposed issue, record, or effective date for the action, although any failure to notify the Registered Owner of a proposed action or any defect in the notice will not affect the validity of the action. Concurrently the occurrence of a Dilutive Event or Price Adjustment Event, the Company, at its sole expense, shall cause the requisite adjustment to the Warrant Price or the amount of Common Stock (or other securities or property) issuable pursuant to the exercise of this Warrant to be promptly computed in accordance with the terms of this Warrant and deliver to the Registered Owner a certificate that describes the Dilutive Event or Price Adjustment Event requiring the adjustment, sets forth the calculation of the adjustment, and states the new Warrant Price resulting from the Price Adjustment Event or the additional number of shares of Common Stock issuable to the Registered Owner pursuant to the exercise of this Warrant as a result of the Dilutive Event.

9.Replacement of Warrant Certificate.

On its receipt of reasonable evidence of the loss, theft, destruction, or mutilation of any Warrant Certificate and (in the case of any loss, theft, or destruction) a written indemnity agreement from the Registered Owner in favor of the Company, or (in the case of any mutilation) on surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver to the Registered Owner at the Company's sole expense a new Warrant Certificate of like tenor in exchange or substitution for the Warrant Certificate that has been lost, stolen, destroyed, or mutilated.

10.Shareholder Communications.

The Company promptly (and in any event within ten calendar days thereafter) shall notify the Registered Owner of any change in its principal office address and of every record date established by the Company for any Dilutive Event, for any Price Adjustment Event, or otherwise determining shareholders entitled to vote at any meeting or to receive payment of any dividend or other distribution, whether made in cash, property, or securities. In addition, the Company promptly (and in any event within ten calendar days thereafter) shall furnish to the Registered Owner (a) all forms, notices, reports, schedules, proxy statements, and registration statements filed by it with the United States Securities and Exchange Commission, and (b) all notices, reports, statements, and other communications furnished to shareholders of the Company. This Warrant does not confer on the Registered Owner, however, any rights as a shareholder of the Company.

11.Anti-Avoidance.

The Company shall not avoid or seek to avoid (by merger, dissolution, reorganization, consolidation, sale of assets, amendment of its Articles of Incorporation, or any other voluntary act, deed, or means) the performance or observance of any covenant, condition, or stipulation to be performed or observed by it under this Warrant Certificate, but shall act in good faith at all times to carry out all provisions of this Warrant Certificate and to take all other action that is necessary to protect the rights of the Registered Owner. In particular, and without limiting the generality of the foregoing, the Company shall not do any of the following: (a) increase the par value of the Common Stock to a per share amount that exceeds the Warrant Price; (b) authorize any shares of another class of common stock that has the right, in the absence of contingencies, to elect a majority of the directors of the Company (even if those voting rights have been suspended by the occurrence of a contingency) or to receive all or any portion of the current dividends and liquidating distributions of the Company after the payment of dividends and distributions in respect of any shares of capital stock entitled to preferences; or (c) sell, exchange, or transfer all or substantially all the assets of the Company to any other person or entity or effect a share exchange with any other entity, unless the acquiring party expressly assumes in writing and agrees to be bound by all of the terms of this Warrant Certificate or unless adequate provision is made (as determined in the sole discretion of the Registered Owner) in connection with the sale, exchange, or transfer to assure that the Registered Owner of this Warrant receives pursuant to the exercise of this Warrant the securities and property (including cash) to which the Registered Owner is entitled pursuant to this Warrant.

12.Specific Performance.

The Company stipulates that any default or threatened default by it in performing or complying with any term of this Warrant will cause irreparable harm and continuing injury to the Registered Owner for which damages and other remedies at law will be inadequate. Consequently, if the Company breaches or threatens to breach any term of this Warrant, the Registered Owner will be entitled, without limiting any other available legal or equitable remedy, to specific performance of this Warrant or injunctive relief without proof of actual monetary damage, and reimbursement from the Company for all costs and expenses incurred by the Registered Owner in enforcing the terms of this Warrant.

13.Notices.

Any notice, consent, demand, approval, or other communication that the Company is required or permitted to give to the Registered Owner under this Warrant will be valid only if it is in writing (whether or not this Warrant expressly provides for it to be in writing) and delivered by hand delivery, commercial courier, or first class, postage prepaid, certified or registered United States mail (whether or not a return receipt is requested or received by the Company), and addressed to the Registered Owner at the address listed at the end of this Warrant or at the address that the Registered Owner has most recently designated to the Company by notice given in accordance with this section. A validly given notice, consent, demand, approval, or other communication will be effective on its receipt.

14.Common Stock Definition.

As used in this Warrant Certificate, "Common Stock" means all the authorized capital stock of the Company (however classified or designated and whether authorized on or after the Original Issue Date) that confers on the holders of it, as a class, the following rights: (a) the right to all or a portion of the current dividends and liquidating distributions of the Company, without limitation as to amount, but after the payment of dividends and distributions on any shares of capital stock entitled to preference; and (b) in the absence of contingencies, the right to vote for the election of a majority of the directors of the Company (even if those voting rights have been suspended by the occurrence of a contingency). On the Original Issue Date, the Common Stock consisted of the Company's $.001 par value common stock.

15.Miscellaneous.

The validity, construction, interpretation, and enforcement of this Warrant are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. A waiver, amendment, modification, or termination of this Warrant will be valid and effective only if it is in writing and signed by the Company and the Registered Owner of this Warrant. The headings of the sections of this Warrant Certificate are solely for convenient reference and do not constitute part of the terms and conditions of this Warrant. This Warrant is binding on the successors and permitted assigns of the Company (by operation of law or otherwise). Wherever used in this Agreement, (a) the word "including" is always without limitation, (b) neuter words should be construed to included correlative feminine and masculine words, (c) words in the singular number include words in the plural number and vice versa, (d) the word "person" includes a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, governmental authority, as well as a natural person, and (e) the word "costs" includes all internal expenses, the fees, costs, and expenses of experts, attorneys, mediators, witnesses, consultants, arbitrators, investigators, collection agents, and supersedeas bonds that are incurred in connection with settling, defending, prosecuting, administering, investigating, preparing to defend or prosecute, or participating in (as a party, witness, or otherwise) any proceeding, including trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings.

ORIGINAL ISSUE DATE: September __, 2001.

ATTEST:	SAILTECH INTERNATIONAL, INC.
__________________________________ Secretary	By:_______________________________
Name:____________________________
Title:_____________________________

Name and address of Registered Owner:

PHILLIPS FAMILY LIMITED PARTNERSHIP
c/o Darrell A. Jesse
600 Stevens Port Drive, Suite 105
Dakota Dunes, SD 57049

CLOSING CERTIFICATE

SAILTECH INTERNATIONAL, INC.

SAILTECH INTERNATIONAL, INC. (the "Company"), a Nevada corporation, is furnishing this Closing Certificate (this "Certificate") to the PHILLIPS FAMILY LIMITED PARTNERSHIP, a South Dakota limited partnership ("Investor") and CAREY M. PHILLIPS, an Iowa resident ("Phillips") , pursuant to the Stock Purchase Agreement dated August 31, 2001 (the "Purchase Agreement"), among Investor, Phillips, the Company, SailTech Design, Inc., a Florida corporation ("SDIF") , SailTech Design, Inc., a British Columbia corporation ("SDIBC") , and Gunter Richtler and W. Barry Girling. Unless otherwise defined in this Certificate, all capitalized terms used in this Certificate have the definitions attributed to them in the Purchase Agreement, and the definitions of those terms contained in the Purchase Agreement are incorporated by reference in this Certificate. Company certifies to Investor and Phillips that:

1.Attached as Exhibits "A", "B", and "C" to this Certificate are accurate and complete copies of the Articles of Incorporation or Certificate of Incorporation, as applicable, and the Articles or Bylaws, as applicable, of the Company, SDIF and SDIBC, respectively, each as amended and in effect through the date of this Certificate.

2.Attached as Exhibits "D", "E", and "F" to this Certificate are accurate and complete copies of the resolutions adopted by the Board of Directors of the Company, SDIF and SDIBC, respectively, to authorize the execution, delivery, and performance of the Purchase Agreement, and none of these resolutions has been amended, revoked, annulled, or rescinded since the date of their adoption, and each of those resolutions is in full force and effect on the date of this Certificate.

3.Each representation and warranty of the Company, SDIF and SDIBC in Article 4 of the Purchase Agreement is accurate as of the date of this Certificate.

4.The Company, SDIF and SDIBC have performed in all material respects every obligation required by the Purchase Agreement to be performed by it on or before the Closing.

5.The representations and warranties of the Company, SDIF and SDIBC in Article 4 of the Purchase Agreement are merged and incorporated by reference into this Certificate and will survive the Closing as provided, and subject to the limitations set forth in section 9.14 of the Purchase Agreement.

6.To the knowledge of the Company, SDIF and SDIBC no Proceeding is pending or threatened before, and no law or order has been issued, adopted, enacted, entered, enforced, or held applicable to the Transactions by, any governmental authority or any state or federal court of the United States that does or seeks to do any of the following: (i) declare the acquisition of the Shares by Investor to be illegal; or (ii) permanently enjoin, restrain, or otherwise prohibit the acquisition or ownership of the Shares by Investor.

EXECUTED: August 31, 2001.

WITNESSES:	SAILTECH INTERNATIONAL, INC.
_____________________	By: _________________________
_____________________	Name: _______________________
Name	Title: ________________________

__________________________

Name:________________________

CLOSING CERTIFICATE

PHILLIPS FAMILY LIMITED PARTNERSHIP

PHILLIPS FAMILY LIMITED PARTNERSHIP ("Investor"), a South Dakota limited partnership, is furnishing this Closing Certificate of Investor (this "Certificate") to SAILTECH INTERNATIONAL, INC. ("Company"), a Nevada corporation, pursuant to the Stock Purchase Agreement dated August 31, 2001 (the "Purchase Agreement"), among Phillips, Investor, the Company, SailTech Design, Inc., a Florida corporation, SailTech Design, Inc., a British Columbia corporation, and Gunter Richtler and W. Barry Girling. Unless otherwise defined in this Certificate, all capitalized terms used in this Certificate have the definitions attributed to them in the Purchase Agreement, and the definitions of those terms contained in the Purchase Agreement are incorporated by reference in this Certificate. Investor certifies to the Company that:

1.Attached as Exhibit "A" to this Certificate is an accurate and complete copy of the resolutions adopted by the Investor to authorize the execution, delivery, and performance of the Purchase Agreement, and none of these resolutions has been amended, revoked, annulled, or rescinded since the date of their adoption, and each of those resolutions is in full force and effect on the date of this Certificate.

2.Each representation and warranty of Investor in Article 3 of the Purchase Agreement is accurate as of the date of this Certificate.

3.Investor has performed in all material respects every obligation required by the Purchase Agreement to be performed by it on or before the Closing.

4.The representations and warranties of Investor in Article 3 of the Purchase Agreement are merged and incorporated by reference in this Certificate and will survive the Closing as provided, and subject to the limitations set forth, in section 9.14 of the Purchase Agreement.

5.To the knowledge of Investor, no Proceeding is pending or threatened before, and no law or order has been issued, adopted, enacted, entered, enforced, or held applicable to the Transactions by, any governmental authority or any state or federal court of the United States that does or seeks to do any of the following: (i) declare the acquisition of the Shares by Investor to be illegal; or (ii) permanently enjoin, restrain, or otherwise prohibit the acquisition or ownership of the Shares by Investor.

EXECUTED: September ___, 2001.

PHILLIPS FAMILY LIMITED PARTNERSHIP
WITNESSES:	By:
_____________________	____________________________
_____________________	Carey M. Phillips
Name	General Partner

_____________________________
Name:________________________

_____________________________
Name:________________________

CLOSING CERTIFICATE

CAREY M. PHILLIPS

CAREY M. PHILLIPS ("Phillips"), an Iowa resident, is furnishing this Closing Certificate of Phillips (this "Certificate") to SAILTECH INTERNATIONAL, INC. ("Company"), a Nevada corporation, pursuant to the Stock Purchase Agreement dated August 31, 2001 (the "Purchase Agreement"), among Phillips, the Phillips Family Limited Partnership, a South Dakota limited partnership ("Investor"), the Company, SailTech Design, Inc., a Florida corporation, SailTech Design, Inc., a British Columbia corporation, and Gunter Richtler and W. Barry Girling. Unless otherwise defined in this Certificate, all capitalized terms used in this Certificate have the definitions attributed to them in the Purchase Agreement, and the definitions of those terms contained in the Purchase Agreement are incorporated by reference in this Certificate. Phillips certifies to the Company that:

1.Each representation and warranty of Phillips in Article 3 of the Purchase Agreement is accurate as of the date of this Certificate.

2.Phillips has performed in all material respects every obligation required by the Purchase Agreement to be performed by him on or before the Closing.

3.The representations and warranties of Phillips in Article 3 of the Purchase Agreement are merged and incorporated by reference in this Certificate and will survive the Closing as provided, and subject to the limitations set forth, in section 9.14 of the Purchase Agreement.

4.To the knowledge of Phillips, no Proceeding is pending or threatened before, and no law or order has been issued, adopted, enacted, entered, enforced, or held applicable to the Transactions by, any governmental authority or any state or federal court of the United States that does or seeks to do any of the following: (i) declare the acquisition of the Shares by Investor to be illegal; or (ii) permanently enjoin, restrain, or otherwise prohibit the acquisition or ownership of the Shares by Investor.

EXECUTED: September ___, 2001.

WITNESSES:
___________________________	________________________
Name:______________________	CAREY M. PHILLIPS

_____________________________
Name:________________________